EXHIBIT 10.2

EXECUTION VERSION

EIGHTH AMENDMENT TO LOAN AGREEMENT AND

FORBEARANCE AGREEMENT

This EIGHTH AMENDMENT TO LOAN AGREEMENT AND FORBEARANCE AGREEMENT (this “Agreement”) is entered into on December 2, 2019, with an effective date as of November 22, 2019, by and among SCHOOL SPECIALTY, INC., a Delaware corporation (“Company”), CLASSROOMDIRECT.COM, LLC, a Delaware limited liability company (“Classroom”), SPORTIME, LLC, a Delaware limited liability company (“Sportime”), DELTA EDUCATION, LLC, a Delaware limited liability company (“Delta”), PREMIER AGENDAS, LLC, a Delaware limited liability company (as successor in interest to Premier Agendas, Inc., a Washington corporation, “Premier”), CHILDCRAFT EDUCATION, LLC, a Delaware limited liability company (as successor in interest to Childcraft Education Corp., a New York corporation, “Childcraft”), BIRD-IN-HAND WOODWORKS, LLC, a Delaware limited liability company (as successor in interest to Bird-In-Hand Woodworks, Inc., a New Jersey Corporation, “Bird”), CALIFONE INTERNATIONAL, LLC, a Delaware limited liability company (as successor in interest to Califone International, Inc., a Delaware corporation, “Califone”), SSI GUARDIAN, LLC, a Delaware limited liability company (“SSI”, and together with Classroom, Sportime, Delta, Premier, Childcraft, Bird and Califone collectively, “Subsidiary Borrowers” and each, individually, a “Subsidiary Borrower”), the Lenders party hereto, and BANK OF AMERICA, N.A., as agent for the Lenders (in such capacity, “Agent”).

R E C I T A L S:

WHEREAS, Company, Subsidiary Borrowers from time to time party thereto, Agent, and the Lenders from time to time party thereto are parties to that certain Loan Agreement, dated as of June 11, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, as of the date hereof, Events of Default under the Loan Agreement and the other Loan Documents have occurred and are continuing;

WHEREAS, Obligors have requested that, subject to the terms and conditions of this Agreement, Agent and Lenders agree to amend the Loan Agreement in certain respects and forbear from exercising their rights as a result of such Events of Default, which are continuing; and

WHEREAS, Agent and Lenders are willing to agree to amend the Loan Agreement in certain respects and forbear from exercising certain of their rights and remedies, solely for the period and on the terms and conditions specified herein.

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree as follows:

Section 1.DEFINITIONS

1.1.Interpretation.  All capitalized terms used herein (including the recitals hereto) will have the respective meanings ascribed thereto in the Loan Agreement (as amended hereby) unless otherwise defined herein.  The foregoing recitals, together with all exhibits attached hereto, are incorporated by this reference and made a part of this Agreement.  Unless otherwise provided herein, all section and exhibit references herein are to the corresponding sections and exhibits of this Agreement.

1.2.Additional Definitions.  As used herein, the following terms will have the respective meanings given to them below:

(a)“Anticipated Defaults” means, collectively, the Events of Default identified as Anticipated Defaults on Exhibit A hereto.

(b)“Existing Defaults” means, collectively, the Events of Default identified as Existing Defaults on Exhibit A hereto.

(c)“Forbearance Period” means the period commencing on the date hereof and ending on the date which is the earliest of (i) the Outside Date; (ii) at the election of Agent and upon written notice, the occurrence or existence of any Event of Default, other than the Specified Defaults; (iii) the expiration or termination of the “Forbearance Period” under and as defined in the Revolving Loan Forbearance Agreement (defined below) or (iv) the occurrence of any Termination Event.

(d)“Specified Defaults” means, collectively, the Existing Defaults and the Anticipated Defaults.

(e)“Termination Event” means (i) the initiation of any action by Borrower, any Guarantor, any Obligor or any Releasing Party (as defined herein) to invalidate or limit the enforceability of any of the acknowledgments set forth in Section 2, the release set forth in Section 7.6 or the covenant not to sue set forth in Section 7.7 or (ii) the occurrence of an Event of Default under Section 11.1(j) of the Loan Agreement.

Section 2.ACKNOWLEDGMENTS

2.1.Acknowledgment of Obligations.  Each Obligor hereby acknowledges, confirms and agrees that, as of the close of business on Friday, November 29, 2019, Borrower was indebted to Lenders in respect of the Loans in an aggregate principal amount of $35,000,000.00, and the Stated Amount of all Letters of Credit equaled $685,000.00. Each Obligor hereby acknowledges, confirms and agrees that all such Loans and any LC Obligations in respect of such Letters of Credit, together with interest accrued and accruing thereon, and all fees, costs, expenses, charges and other Obligations now or hereafter payable by any Obligor to the Secured Parties, are unconditionally owing by Obligors to the Secured Parties, without offset, defense or counterclaim of any kind, nature or description whatsoever.

2.2.Acknowledgment of Security Interests.  Each Obligor hereby acknowledges, confirms and agrees that Agent has, and will continue to have, valid, enforceable and perfected first-priority continuing liens upon and security interests in the Collateral heretofore granted to Agent, for the benefit of the Secured Parties, pursuant to the Loan Agreement and the Loan Documents or otherwise granted to or held by Agent, for the benefit of Secured Parties, subject only to the Intercreditor Agreement and Permitted Liens that are expressly allowed to have priority over Agent’s Liens.

2.3.Binding Effect of Documents.  Each Obligor hereby acknowledges, confirms and agrees that: (a) this Agreement constitutes a Loan Document, (b) each of the Loan Agreement and the other Loan Documents to which it is a party has been duly executed and delivered to Agent by such Obligor, and each is and will remain in full force and effect as of the date hereof except as modified pursuant hereto, (c) the agreements and obligations of such Obligor contained in such documents and in this Agreement constitute the legal, valid and binding Obligations of such Obligor, enforceable against it in accordance with their respective terms, and such Obligor has no valid defense to the enforcement of such Obligations, (d) Agent and Lenders are and will be entitled to the rights, remedies and benefits provided for under the Loan Agreement and the other Loan Documents and applicable law and (e) each Obligor shall comply with all limitations, restrictions or prohibitions that would otherwise be effective or applicable under the Loan Agreement or any of the other Loan Documents during the continuance of any Event of Default, and except to the extent expressly provided otherwise in this Agreement, any right or action of any Obligor set forth in the Loan Agreement or the other Loan Documents that is conditioned on the absence of any Event of Default may not be exercised or taken as a result of the Existing Defaults.

2.4.Acknowledgment of Interest and Fees.  Each Obligor hereby acknowledges, confirms and agrees that the Forbearance Fee (as defined below) and all other fees and other consideration payable to Agent and Lenders under this Agreement, the Loan Agreement, the Fee Letters and the other Loan Documents are fair and reasonable under the circumstances and have been agreed to by Borrower in exchange for reasonably equivalent value in the form of the amendments and forbearance agreed to by Agent and Lenders pursuant to the terms of this Agreement.

Section 3.FORBEARANCE IN RESPECT OF SPECIFIED DEFAULTs

3.1.Acknowledgment of Default.  Each Obligor hereby acknowledges and agrees that the Existing Defaults have occurred and are continuing, each of which constitutes an Event of Default and entitles Agent and Lenders to exercise their rights and remedies under the Loan Agreement and the other Loan Documents, applicable law or otherwise.  Each Obligor represents and warrants that as of the date hereof, no Events of Default exist other than the Existing Defaults.  Each Obligor hereby acknowledges and agrees that Agent and Lenders have the exercisable right (x) to terminate the Commitments, (y) to refuse to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to the Borrowers under the Loan Agreement and (z) to declare the Obligations to be immediately due and payable under the terms of the Loan Agreement and the other Loan Documents.  Each Obligor hereby acknowledges and agrees that the Specified Defaults shall be deemed to exist at all times during the period commencing on the date that such Specified Default first occurred (or occurs) to the date on which such Specified Default is expressly waived in writing pursuant to the Loan Agreement; and a Specified Default shall “continue” or be “continuing” until such Specified Default has been expressly waived in writing by the requisite Lenders under and in accordance with the terms of the Loan Agreement.

3.2.Forbearance.

(a)In reliance upon the representations, warranties and covenants of Obligors contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Agent and Lenders agree to forbear during the Forbearance Period from exercising their rights and remedies described in Section 11.2 of the Loan Agreement or Section 13 of the Guarantee and Collateral Agreement in respect of the Specified Defaults; provided, however, notwithstanding the foregoing, any limitations, restrictions or prohibitions on the rights of Agent or Lenders set forth in any other section of the Loan Agreement that are conditioned on the absence of an Event of Default will continue to not be applicable to Agent and the Lenders as a result of the Specified Defaults.

(b)Upon the expiration or termination of the Forbearance Period, the agreement of Agent and Lenders to forbear will automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit Agent and Lenders to exercise immediately all rights and remedies under the Loan Agreement and the other Loan Documents and applicable law, including, but not limited to, (x) terminating the Commitments, (y) refusing to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to the Borrowers under the Loan Agreement and (z) accelerating all of the Obligations under the Loan Agreement and the other Loan Documents, in all events, without any further notice to any Obligor, passage of time or forbearance of any kind.

3.3.No Waivers; Reservation of Rights.

(a)Agent and Lenders have not waived, are not by this Agreement waiving, and have no intention of waiving, any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Specified Defaults or otherwise), and Agent and Lenders have not agreed to forbear with respect to any of their rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Specified Defaults to the extent expressly set forth herein) occurring at any time.

(b)Subject to Section 3.2 above (solely with respect to the Specified Defaults), Agent and Lenders reserve the right, in their discretion, to exercise any or all of their rights and remedies under the Loan Agreement and the other Loan Documents as a result of any other Events of Default occurring at any time.  Agent and Lenders have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on their part in exercising any such rights or remedies, may or will be construed as a waiver of any such rights or remedies.

3.4.Additional Events of Default.  The parties hereto acknowledge, confirm and agree that any misrepresentation by any Obligor, or any failure of any Obligor to comply with the covenants, conditions and agreements contained in this Agreement, the Loan Agreement or any other Loan Document or in any other agreement, document or instrument at any time executed or delivered by any Obligor with, to or in favor of Agent or any Lenders will constitute an immediate Event of Default under this Agreement, the Loan Agreement and the other Loan Documents.  In the event that any Person, other than Agent or Lenders, will at any time exercises for any reason (including, without limitation, by reason of any Specified Default, any other present or future Event of Default, or otherwise) any of its rights or remedies against any Obligor or any obligor providing credit support for any Obligor’s obligations to such other Person, or against any Obligor’s or such obligor’s properties or assets, such event will constitute an immediate Event of Default hereunder and an Event of Default under the Loan Agreement and the other Loan Documents (without any notice or grace or cure period).

Section 4.AMENDMENTS TO LOAN AGREEMENT

In reliance upon the representations and warranties of Obligors set forth in Section 5 below and subject to the conditions to effectiveness set forth in Section 6 below, the Loan Agreement is hereby amended as follows:

4.1.The Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: <~~stricken text~~>) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as reflected in the modifications identified in the document attached hereto as Exhibit B.

4.2.Exhibit C to the Loan Agreement is hereby amended and restated in its entirety with Exhibit C attached hereto.

4.3.The Exhibits to the Loan Agreement are hereby amended to insert Exhibit G, Exhibit H and Exhibit I attached hereto as Exhibit D after Exhibit F to the Loan Agreement.

Section 5.REPRESENTATIONS AND WARRANTIES

Each Obligor hereby represents, warrants and covenants as follows:

5.1.Representations in the Loan Agreement and the Other Loan Documents.  Each of the representations and warranties made by or on behalf of each Obligor to Agent or any Lender in the Loan Agreement or any of the other Loan Documents was true and correct when made, and is, except for the Specified Defaults, true and correct on and as of the date of this Agreement with the same full force and effect as if each of such representations and warranties had been made by each Obligor on the date hereof and in this Agreement.

5.2.Binding Effect of Documents.  This Agreement has been duly authorized, executed and delivered to Agent and Lenders by each Obligor, is enforceable in accordance with its terms and is in full force and effect.

5.3.No Conflict.  The execution, delivery and performance of this Agreement by each Obligor will not violate any requirement of law or contractual obligation of any Obligor and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues.

Section 6.CONDITIONS TO EFFECTIVENESS OF CERTAIN PROVISIONS OF THIS AGREEMENT

The terms and provisions of this Agreement will become effective as of November 22, 2019 (the “Eighth Amendment Effective Date”) upon the satisfaction of each of the following conditions precedent:

(a)Agent shall have received this Agreement, duly authorized, executed and delivered by each Obligor and each Lender;

(b)Agent shall have received a certificate in form and substance satisfactory to Agent, dated as of the Eighth Amendment Effective Date and executed by a duly authorized officer of Company, (i) attaching a true and correct copy of an amendment to the Term Loan Agreement and forbearance agreement conforming to this Agreement, in form and substance satisfactory to Agent (the “Term Loan Loan Forbearance Agreement”) and (ii) certifying that such Term Loan Forbearance Agreement is effective as of the Eighth Amendment Effective Date;

(c)Agent shall have received a forbearance fee (the “Forbearance Fee”) for the ratable benefit of the Lenders in an amount equal to 0.50% times the amount of the Commitments in effect on the Eighth Amendment Effective Date;

(d)Agent shall have received a fully executed copy, in form and substance satisfactory to Agent, of that certain Consent and Amendment No. 2 to Intercreditor Agreement by and between Agent and the Term Loan Agent;

(e)Agent shall have received, in form and substance satisfactory to Agent, copies of resolutions of the board of directors (or other equivalent governing body or member) of Borrower and each Obligor authorizing the execution, delivery and performance of this Agreement and the Eighth Amendment Fee Letter;

(f)Agent shall have received a fully executed copy, in form and substance satisfactory to Agent, of an amendment to the Guarantee and Collateral Agreement;

(g)Agent shall have received a fully executed copy, in form and substance satisfactory to Agent, of a Copyright Security Agreement;

(h)Agent shall have received an initial Budget for the upcoming thirteen week period, in form and substance satisfactory to Agent;

(i)Agent shall have received payment of all fees payable to Agent and Lenders pursuant to the terms of this Agreement, including the Forbearance Fee, and all other fees, charges and disbursements of Agent and its counsel required to be paid pursuant to the Loan Agreement in connection with the preparation, execution and delivery of this Agreement and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith;

(j)All proceedings taken in connection with the transactions contemplated by this Agreement and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel; and

(k)Except the Existing Defaults, no Default or Event of Default shall have occurred and be continuing.

Section 7.MISCELLANEOUS

7.1.Continuing Effect of Loan Agreement.  Except as modified pursuant hereto, no other changes or modifications to the Loan Agreement or any other Loan Document are intended or implied by this Agreement and in all other respects the Loan Agreement and the other Loan Documents hereby are ratified and reaffirmed by all parties hereto as of the date hereof.  To the extent of any conflict between the terms of this Agreement, the Loan Agreement and the other Loan Documents, the terms of this Agreement will govern and control.  The Loan Agreement and this Agreement will be read and construed as one agreement.

7.2.Costs and Expenses.  In addition to, and without in any way limiting, the obligations of Borrower set forth in Section 3.4 of the Loan Agreement, each Obligor absolutely and unconditionally agrees to pay to Agent, promptly (and in any event within 2 Business Days) upon request by Agent at any time, whether or not all or any of the transactions contemplated by this Agreement are consummated:  all fees, costs and expenses incurred by Agent and any of its directors, officers, employees or agents (including, without limitation, fees, costs and expenses incurred of any counsel, advisor or consultant to Agent), regardless of whether Agent or any such other Person is a prevailing party, in connection with (a) the preparation, negotiation, execution, delivery or enforcement of this Agreement, the Loan Agreement, the other Loan Documents and any agreements, documents or instruments contemplated hereby and thereby, and (b) any investigation, litigation or proceeding related to this Agreement, the Loan Agreement or any other Loan Document or any act, omission, event or circumstance in any matter related to any of the foregoing.

7.3.Further Assurances.  At Borrower’s expense, the parties hereto will execute and deliver such additional documents and take such further action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

7.4.Successors and Assigns; No Third-Party Beneficiaries.  This Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.  No Person other than the parties hereto and, in the case of Sections 7.6 and 7.7 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Sections 7.6 and 7.7 hereof) are hereby expressly disclaimed.

7.5.Survival of Representations, Warranties and Covenants.  All representations, warranties, covenants and releases of each Obligor made in this Agreement or any other document furnished in connection with this Agreement will survive the execution and delivery of this Agreement and the Forbearance Period, and no investigation by Agent or any Lender, or any closing, will affect the representations and warranties or the right of Agent and Lenders to rely upon them.

7.6.Release.

(a)In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and each Obligor, on behalf of itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (Borrower, each Obligor  and all such other Persons being hereinafter referred to collectively as the “Releasing Parties” and individually as a “Releasing Party”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent, each Lender, and each of their respective successors and assigns, and their respective present and former shareholders, members, managers, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (Agent, Lenders and all such other

Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from any and all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Releasing Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Agreement, the Loan Agreement, any of the other Loan Documents or any of the transactions hereunder or thereunder.  Releasing Parties hereby represent to the Releasees that they have not assigned or transferred any interest in any Claims against any Releasee prior to the date hereof.

(b)Borrower and each Obligor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)Borrower and each Obligor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

7.7.Covenant Not to Sue.  Each Releasing Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Releasing Party pursuant to Section 7.6 above.  If any Releasing Party violates the foregoing covenant, each Borrower, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

7.8.Severability.  Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable will not impair or invalidate the remainder of this Agreement.

7.9.Reviewed by Attorneys.  Each Obligor represents and warrants to Agent and Lenders that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to discuss this Agreement with, and have this Agreement reviewed by, such attorneys and other persons as such Obligor may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person.  The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto will be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

7.10.Disgorgement.  If Agent or any Lender is, for any reason, compelled by a court or other tribunal of competent jurisdiction to surrender or disgorge any payment, interest or other consideration described hereunder to any person because the same is determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or for any other reason, such indebtedness or part thereof intended to be satisfied by virtue of such payment, interest or other consideration will be revived and continue as if such payment, interest or other consideration had not been received by Agent or such Lender, and Obligors will be liable to, and will indemnify, defend and hold Agent or such Lender harmless for, the amount of such payment or interest surrendered or disgorged.  The provisions of this Section will survive repayment of the Obligations or any termination of the Loan Agreement or any other Loan Document.

7.11.Tolling of Statute of Limitations.  Each and every statute of limitations or other applicable law, rule or regulation governing the time by which Agent must commence legal proceedings or otherwise take any action against Borrower or any Obligor with respect to any breach or default that exists on or prior to the expiration or termination of the Forbearance Period and arises under or in respect of the Loan Agreement or any other Loan Document shall be tolled during the Forbearance Period.  Borrower and each Obligor agrees, to the fullest extent permitted by law, not to include such period of time as a defense (whether equitable or legal) to any legal proceeding or other action by Agent in the exercise of its rights or remedies referred to in the immediately preceding sentence.

7.12.Relationship.  Each Obligor agrees that the relationship between Agent and such Obligor and between each Lender and Obligor is that of creditor and debtor and not that of partners or joint venturers.  This Agreement does not constitute a partnership agreement, or any other association between Agent and any Obligor or between any Lender and any Obligor.  Each Obligor acknowledges that Agent and each Lender has acted at all times only as a creditor to such Obligor within the normal and usual scope of the activities normally undertaken by a creditor and in no event has Agent or any Lender attempted to exercise any control over such Obligor or its business or affairs.  Each Obligor further acknowledges that Agent and each Lender has not taken or failed to take any action under or in connection with its respective rights under the Loan Agreement or any of the other Loan Documents that in any way or to any extent has interfered with or adversely affected such Obligor’s ownership of Collateral.

7.13.Governing Law: Consent to Jurisdiction and Venue. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE LOAN AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS, THIS AGREEMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  EACH OBLIGOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE STATE, COUNTY AND CITY OF NEW YORK WILL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OBLIGOR AND AGENT OR

ANY LENDER PERTAINING TO THIS AGREEMENT OR THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE LOAN AGREEMENT OR ANY OF THE LOAN DOCUMENTS; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT WILL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT.  EACH OBLIGOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OBLIGOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH OBLIGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH PROCESS MAY BE MADE IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1 OF THE LOAN AGREEMENT.

7.14.Waivers.

(a)Mutual Waiver of Jury Trial.  THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN AGENT OR ANY LENDER AND ANY OBLIGOR ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

(b)Waivers by Obligors.  Obligors hereby waive any rights any Obligor may have upon payment in full of the Obligations to require Agent to terminate its security interest in the Collateral, other collateral or in any other property of any Obligor until termination of the Loan Agreement in accordance with its terms and the execution by each Obligor of an agreement releasing and indemnifying, in the same manner as described in Section 7.6 of this Agreement, the Releasees from all claims arising on or before the date of such termination.  Obligors each acknowledge that the foregoing waiver is a material inducement to Agent in entering this Agreement and that Agent is relying upon the foregoing waiver in its future dealings with Obligors.

7.15.Counterparts.  This Agreement may be executed and delivered via facsimile or email (in .pdf format) transmission with the same force and effect as if an original were executed and may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.

[signatures on following page]

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

BORROWER: SCHOOL SPECIALTY, INC. By: /s/ Kevin L. Baehler Name: Kevin L. Baehler Title: Chief Financial Officer

GUARANTORS: CLASSROOMDIRECT.COM, LLC, a Delaware limited liability company By: /s/ Kevin L. Baehler Name: Kevin L. Baehler Title: Assistant Secretary

SPORTIME, LLC, a Delaware limited liability company By: /s/ Kevin L. Baehler Name: Kevin L. Baehler Title: Assistant Secretary

DELTA EDUCATION, LLC, a Delaware limited liability company By: /s/ Kevin L. Baehler Name: Kevin L. Baehler Title: Assistant Secretary

Signature Page to Eighth Amendment to Loan Agreement and Forbearance Agreement

PREMIER AGENDAS, LLC, a Delaware limited liability company By: /s/ Kevin L. Baehler Name: Kevin L. Baehler Title: Assistant Secretary

CHILDCRAFT EDUCATION, LLC, a Delaware limited liability company By: /s/ Kevin L. Baehler Name: Kevin L. Baehler Title: Assistant Secretary

BIRD-IN-HAND WOODWORKS, LLC, a Delaware limited liability company By: /s/ Kevin L. Baehler Name: Kevin L. Baehler Title: Assistant Secretary

CALIFONE INTERNATIONAL, LLC, a Delaware limited liability company By: /s/ Kevin L. Baehler Name: Kevin L. Baehler Title: Assistant Secretary

SSI GUARDIAN, LLC, a Delaware limited liability company By: /s/ Kevin L. Baehler Name: Kevin L. Baehler Title: Assistant Secretary

Signature Page to Eighth Amendment to Loan Agreement and Forbearance Agreement

Signature Page to Eighth Amendment to Loan Agreement and Forbearance Agreement

AGENT: BANK OF AMERICA, N.A., as Agent and as a Lender By: /s/ Brad Breidenbach Name: Brad Breidenbach Title: Senior Vice President

LENDERS: BANK OF MONTREAL, as a Lender By: /s/ Steve Friedlander Name: Steve Friedlander Title: Managing Director

EXHIBIT A

to

EIGHTH AMENDMENT TO LOAN AGREEMENT AND
FORBEARANCE AGREEMENT

Existing Defaults

An Event of Default under Section 11.1(f)(iii) of the Loan Agreement caused by:

1.An Event of Default under Section 11.1(c) of the Term Loan Agreement as a result of Obligors’ failure to maintain a Net Senior Leverage Ratio (as defined in the Term Loan Agreement) not greater than the ratio set forth in Section 10.3.2 of the Term Loan Agreement for the four (4) consecutive Fiscal Quarter period ending September 28, 2019; and

2.An Event of Default under Section 11.1(c) of the Term Loan Agreement as a result of Obligors' failure to maintain EBITDA (as defined in the Term Loan Agreement) in an amount not less than the applicable amount set forth in Section 10.3.3 of the Term Loan Agreement for the four (4) consecutive Fiscal Quarter period ending September 28, 2019.

Anticipated Defaults

An Event of Default under Section 11.1(f)(iii) of the Loan Agreement caused by:

1.An Event of Default under Section 11.1(c) of the Term Loan Agreement as a result of Obligors’ failure to maintain a Fixed Charge Coverage Ratio (as defined in the Term Loan Agreement) not less than the ratio set forth in Section 10.3.1 of the Term Loan Agreement for the four (4) consecutive Fiscal Quarter period ending December 28, 2019; and

2.An Event of Default under Section 11.1(c) of the Loan Agreement as a result of Obligors’ failure to maintain a Net Senior Leverage Ratio (as defined in the Term Loan Agreement) not greater than the ratio set forth in Section 10.3.2 of the Term Loan Agreement for the four (4) consecutive Fiscal Quarter period ending December 28, 2019.

EXHIBIT B

to

EIGHTH AMENDMENT TO LOAN AGREEMENT AND

FORBEARANCE AGREEMENT

Amendments to Loan Agreement

[See attached.]

Exhibit B

______________________________________________________________________________

LOAN AGREEMENT

Dated as of June 11, 2013,
as amended by Amendment No. 1, dated as of October 31, 2014, as further amended by Amendment No. 2, dated as of September 16, 2015,

as further amended by Amendment No. 3, dated as of April 7, 2017,

as further amended by Amendment No. 4, dated as of August 9, 2018,

as further amended by Amendment No. 5, dated as of November 7, 2018,

as further amended by Amendment No. 6, dated as of March 13, 2019, ~~and~~

as further amended by Amendment No. 7, dated as of October 28, 2019, and as further amended by Amendment No. 8, dated as of December 2, 2019

______________________________________________________________________________

______________________________________________________________________________

SCHOOL SPECIALTY, INC. and
certain of its Subsidiaries,

as Borrowers and Guarantors

______________________________________________________________________________

______________________________________________________________________________

BANK OF AMERICA, N.A.,

as Agent

_____________________________________________________________________________________

____________________________________________________________________________________

BANK OF MONTREAL,
as Syndication Agent,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Lead Arranger and Bookrunner

______________________________________________________________________________

TABLE OF CONTENTS

Page

Section 1.DEFINITIONS; RULES OF CONSTRUCTION1

1.1Definitions.1

1.2Accounting Terms.~~38~~  39

1.3Uniform Commercial Code.~~38~~  39

1.4Certain Matters of Construction.~~38~~  39

~~1.5LIBOR Amendment39~~

Section 2.CREDIT FACILITIES40

2.1Commitment40

2.2Letter of Credit Facility~~41~~  42

Section 3.INTEREST, FEES AND CHARGES~~44~~  45

3.1Interest.~~44~~  45

3.2Fees46

3.3Computation of Interest, Fees, Yield Protection.46

3.4Reimbursement Obligations.~~46~~  47

3.5Illegality.47

3.6Inability to Determine Rates.47

3.7Increased Costs; Capital Adequacy.~~47~~  49

3.8Mitigation.~~48~~50

3.9Funding Losses.~~49~~50

3.10Maximum Interest.~~49~~51

Section 4.LOAN ADMINISTRATION~~49~~51

4.1Manner of Borrowing and Funding Loans.~~49~~51

4.2Defaulting Lender.~~50~~52

4.3Number and Amount of LIBOR Loans; Determination of Rate.~~51~~53

4.4Borrower Agent.~~51~~53

4.5One Obligation.~~52~~53

4.6Effect of Termination.~~52~~53

Section 5.PAYMENTS~~52~~54

5.1General Payment Provisions.~~52~~54

5.2Repayment of Loans.~~52~~54

5.3Payment of Other Obligations.~~52~~54

5.4Marshaling; Payments Set Aside.~~52~~54

5.5Application and Allocation of Payments.~~53~~54

5.6Dominion Account.~~54~~55

5.7Account Stated.~~54~~55

5.8Taxes.~~54~~56

5.9Lender and Agent Tax Information.~~56~~57

5.10Nature and Extent of Each Borrower’s Liability.~~57~~59

Section 6.CONDITIONS PRECEDENT~~60~~61

6.1Conditions Precedent to Initial Loans.~~60~~61

6.2Conditions Precedent to All Credit Extensions.~~62~~64

Section 7.COLLATERAL~~63~~64

7.1Cash Collateral.~~63~~64

7.2[Reserved].~~63~~65

7.3Other Collateral.~~63~~65

7.4Limitations.~~63~~65

7.5Further Assurances.~~63~~65

ii

Section 8.COLLATERAL ADMINISTRATION~~64~~65

8.1Borrowing Base Certificates.~~64~~65

8.2Administration of Accounts.~~64~~66

8.3Administration of Inventory.~~65~~67

8.4Administration of Equipment.~~65~~67

8.5Administration of Deposit Accounts and Securities Accounts.~~66~~67

8.6General Provisions.~~66~~68

Section 9.REPRESENTATIONS AND WARRANTIES~~68~~70

9.1General Representations and Warranties.~~68~~70

9.2Accuracy of Information, Etc.~~73~~75

Section 10.COVENANTS AND CONTINUING AGREEMENTS~~73~~75

10.1Affirmative Covenants.~~73~~75

10.2Negative Covenants~~78~~84

10.3Financial Covenant.~~85~~90

Section 11.EVENTS OF DEFAULT; REMEDIES ON DEFAULT~~85~~91

11.1Events of Default.~~85~~91

11.2Remedies upon Default.~~86~~93

11.3License.~~87~~93

11.4Setoff.~~87~~94

11.5Remedies Cumulative; No Waiver.~~87~~94

Section 12.AGENT~~88~~94

12.1Appointment, Authority and Duties of Agent.~~88~~94

12.2Agreements Regarding Collateral and Borrower Materials.~~89~~95

12.3Reliance By Agent.~~89~~96

12.4Action Upon Default.~~90~~96

12.5Ratable Sharing.~~90~~96

12.6Indemnification.~~90~~97

12.7Limitation on Responsibilities of Agent.~~90~~97

12.8Successor Agent and Co-Agents.~~91~~97

12.9Due Diligence and Non-Reliance.~~91~~98

12.10Remittance of Payments and Collections.~~91~~98

12.11Individual Capacities~~92~~99

12.12Titles.~~92~~99

12.13Bank Product Providers.~~92~~99

12.14No Third Party Beneficiaries.~~92~~99

12.15Intercreditor Agreement ~~93~~

and Subordination Agreements99

Section 13.BENEFIT OF AGREEMENT; ASSIGNMENTS~~93~~99

13.1Successors and Assigns.~~93~~99

13.2Participations.~~93~~100

13.3Assignments.~~94~~100

13.4Replacement of Certain Lenders.~~95~~101

13.5Restriction on Assignments and Participations101

Section 14.MISCELLANEOUS~~95~~102

14.1Consents, Amendments and Waivers.~~95~~102

iii

14.2Indemnity.~~96~~103

14.3Notices and Communications.~~96~~103

14.4Performance of Borrowers’ Obligations.~~97~~104

14.5Credit Inquiries.~~97~~104

14.6Severability.~~97~~104

14.7Cumulative Effect; Conflict of Terms.~~98~~104

14.8Counterparts; Execution.~~98~~104

14.9Entire Agreement.~~98~~105

14.10Relationship with Lenders.~~98~~105

14.11No Advisory or Fiduciary Responsibility.~~98~~105

14.12Confidentiality.~~98~~105

14.13GOVERNING LAW~~99~~106

14.14Consent to Forum; Bail-In of EEA Financial Institutions~~99~~106

14.15Acknowledgement Regarding Any Supported QFCs.107

~~14.15~~

14.16Waivers by Borrowers~~100~~107

~~14.16~~

14.17Patriot Act Notice~~100~~108

~~14.17~~

14.18NO ORAL AGREEMENT~~100~~108

~~14.18~~

14.19Intercreditor Agreement Governs~~100~~108

LIST OF EXHIBITS AND SCHEDULES

Exhibit AAssignment and Acceptance

Exhibit BAssignment Notice

Exhibit CCompliance Certificate

Exhibit DAffiliate Subordination Agreement

Exhibit E-1Form of U.S. Tax Compliance Certificate

Exhibit E-2Form of U.S. Tax Compliance Certificate

Exhibit E-3Form of U.S. Tax Compliance Certificate

Exhibit E-4Form of U.S. Tax Compliance Certificate

Exhibit FConfirmation Order

Exhibit GInitial Budget

Exhibit HBudget and Variance Certificate

Exhibit ICertain EBITDA Adjustments

Schedule 1.1(a)Commitments of Lenders

~~Schedule 1.1(b)Excluded Subsidiaries~~

~~Schedule 1.1(c)Specified Asset Dispositions~~

Schedule 1.1(d)Subsidiary Guarantors

Schedule 8.5Deposit Accounts and Securities Accounts

Schedule 8.6.1Business Locations

Schedule 9.1.4Names and Capital Structure

Schedule 9.1.11Patents, Trademarks, Copyrights and Licenses

Schedule 9.1.14Environmental Matters

Schedule 9.1.15Restrictive Agreements

Schedule 9.1.16Litigation

Schedule 9.1.18Pension Plans

Schedule 9.1.20Labor Contracts

Schedule 10.1.15Post-Closing Matters

Schedule 10.2.1Existing Indebtedness

Schedule 10.2.2Existing Liens

Schedule 10.2.5Existing Investments

Schedule 10.2.17Existing Affiliate Transactions

4

LOAN AGREEMENT

THIS LOAN AGREEMENT is dated as of June 11, 2013, among SCHOOL SPECIALTY, INC., a Delaware corporation (“Company”), certain Subsidiaries of Company party hereto (collectively, “Subsidiary Borrowers” and each, a “Subsidiary Borrower”), the other Guarantors party hereto, the financial institutions party to this Agreement from time to time as Lenders, BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”), BANK OF MONTREAL, as Syndication Agent (in such capacity, “Syndication Agent”) and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Lead Arranger (in such capacity, together with its successors and assigns in such capacity “Lead Arranger”) and as Bookrunner.

R E C I T A L S:

Borrowers and certain of their respective Subsidiaries (such term and each other capitalized term used but not otherwise defined in this introductory statement having the meaning specified in Section 1) are currently debtors in reorganization proceedings (the “Bankruptcy Proceedings”) under the Bankruptcy Code in the Bankruptcy Court in jointly administered cases No. 13-10125(KJC).

Borrowers have filed their Disclosure Statement for the Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code ~~[~~Docket No. 931~~]~~ (including all exhibits thereto and as amended, modified, and/or supplemented from time to time, the “Disclosure Statement”).  In addition, on May 21, 2013, Borrowers filed their Second Amended Joint Plan of Reorganization and on May 23, 2013 the Bankruptcy Court entered its Final Order Approving the Disclosure Statement and Findings Of Fact, Conclusions of Law, and Order Under Section 1129 of the Bankruptcy Code and Bankruptcy Rule 3020 Confirming the Debtors’ Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code.

In addition to the Loans and other extensions of credit to be provided hereunder, Company and certain of its Subsidiaries will enter into the Term Loan Agreement, which will be secured by a first priority security interest in the Term Priority Collateral and a second priority security interest in the ABL Priority Collateral. The Obligations hereunder will be secured by a first priority security interest in the ABL Priority Collateral and a second priority security interest in the Term Priority Collateral.

Borrowers have requested that Lenders provide a revolving credit facility to Borrowers to finance the mutual and collective business enterprise of Borrowers and Guarantors. Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree as follows:

SECTION 1.DEFINITIONS; RULES OF CONSTRUCTION

1.1Definitions.

As used herein, the following terms have the meanings set forth below:

ABL Priority Collateral: any “ABL Priority Collateral” as defined in the Intercreditor Agreement.

Acceptable Commitment Letter:  as defined in Section 10.1.19(b).

Acceptable Draft Sale Documentation:  as defined in Section 10.1.19(b).

Acceptable IOI: as defined in Section 10.1.19(b).

Acceptable Term Sheet: as defined in Section 10.1.19(b).

Acceptable Transaction: as defined in Section 10.1.19(a).

Account: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor: a Person obligated under an Account, Chattel Paper or General Intangible.

Accounts Formula Amount: 85% of the Value of Eligible Accounts; provided, however, that such percentage shall be reduced by 1.00% for each percentage point (or portion thereof) that the Dilution Percent exceeds 5.00%.

Acquisition: a transaction or series of transactions resulting in (a) acquisition of a business, division, or substantially all assets of a Person; (b) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (c) merger, consolidation or combination of a Borrower or a Subsidiary with another Person.

~~Adjusted Net Total Leverage Ratio: on any date, the Net Total Leverage Ratio as of the last day of the Fiscal Quarter most recently ended on or prior to such date; provided that for purposes of calculating the Net Total Leverage Ratio for this definition, Total Debt shall include an amount equal to the average daily amount of Indebtedness under this Agreement for the 365-day period immediately preceding such date.~~

Adjustment: as defined in Section 3.6.3.

Affiliate: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, for purposes of Section 10.2.17 and Section 13.3.3, the term “Affiliate” shall also include any Person that directly or indirectly owns 5% or more of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.

Affiliate Subordination Agreement:  an Affiliate Subordination Agreement in the form of Exhibit D pursuant to which intercompany obligations and advances owed by any Obligor to any Subsidiary that is not an Obligor are subordinated to the Obligations.

Agent: as defined in the Preamble hereto.

Agent Consultant: as defined in Section 10.1.1(c).

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Agreement Value: for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that a Borrower or Subsidiary would be required to pay if such Hedging Agreement was terminated on such date.

Allocable Amount: as defined in Section 5.10.3.

Amendment No. 1: the First Amendment, Consent and Limited Waiver to Loan Agreement and Guarantee and Collateral Agreement, dated as of October 31, 2014, among Obligors party thereto, Lenders and Agent.

Amendment No. 2: the Second Amendment to Loan Agreement, dated as of September 16, 2015, among Obligors party thereto, Lenders and Agent.

Amendment No. 3: the Third Amendment to Loan Agreement, dated as of April 7, 2017, among Obligors party thereto, Lenders, Issuing Bank and Agent.

Amendment No. 3 Effective Date: the “Effective Time” as defined in Amendment No. 3.

Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

~~Applicable Margin: the margin set forth below, as determined by the Fixed Charge Coverage Ratio for the last twelve-month period:~~

~~Level~~	~~Fixed Charge Coverage Ratio~~	~~Adjusted Net  Total Leverage Ratio~~	~~Base Rate Loans~~	~~LIBOR Loans~~
~~I~~	~~≥ 2.00 to 1.00~~	~~< 3.00 to 1.00~~	~~0.25%~~	~~1.25%~~
~~II~~	~~≥ 1.75 to 1.00~~	~~Not applicable~~	~~0.50%~~	~~1.50%~~
~~III~~	~~≥ 1.25 to 1.00 < 1.75 to 1.00~~	~~Not applicable~~	~~0.75%~~	~~1.75%~~
~~IV~~	~~< 1.25 to 1:00~~	~~Not applicable~~	~~1.00%~~	~~2.00%~~

Applicable Margin: 3.00% per annum for Base Rate Loans and 4.00% per annum for LIBOR Loans.

~~Margins shall be subject to increase or decrease by Agent on the first day of each calendar month based upon the Fixed Charge Coverage Ratio and the Adjusted Net Total Leverage Ratio reported on the Compliance Certificate required to be delivered during the prior month. If, by the first day of a month, any financial statement or Compliance Certificate due in the preceding month has not been received, then, at the option of Agent or Required Lenders, margins shall be determined as if Level IV were applicable until the first day of the calendar month following actual receipt.~~

Approved Fund: any Person (other than a natural Person) engaged in making, purchasing, holding or otherwise investing in commercial loans in its ordinary course of activities, that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease and any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division.

~~Asset Review and Approval Conditions: with respect to any Permitted Acquisition in respect of which the Accounts acquired therein or thereby are requested to be included in the Borrowing Base, Agent shall have completed its review of such assets, including to the extent required by the last paragraph of the definitions of “Eligible Account,” “Eligible Credit Card Account,” or “Eligible Inventory” or Section 10.1.14, field examinations and appraisals as Agent shall in its Reasonable Credit Judgment require; it being acknowledged and agreed that (a) such additional assets, if any, to be included in the Borrowing Base may be subject to different eligibility criteria or may require the imposition of additional reserves with respect thereto as Agent shall in its Reasonable Credit Judgment require and (b) prior to the inclusion of any additional assets in the Borrowing Base, all actions shall have been taken to ensure that Agent has a perfected and continuing first priority security interest in and Lien on such assets.~~

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A or otherwise satisfactory to Agent.

Auto-Extension Letter of Credit: as defined in Section 2.2.1(e).

Availability: the Borrowing Base minus Revolver Usage.

Availability Block: $15,000,000.

Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the Bank Product Reserve; (d) the Wisconsin Wage Protection Act Reserve; (e) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); ~~and~~ (f) the Availability Block; and (g) such additional reserves, in such amounts and with respect to such matters, as Agent in its Reasonable Credit Judgment may elect to impose from time to time.

Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

Bank Product: any of the following products, services or facilities extended to any Borrower or Affiliate of a Borrower by Agent, a Lender or any of their respective Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; and (c) commercial credit card and merchant card services.

Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its Reasonable Credit Judgment in respect of Secured Bank Product Obligations; provided that (x) any reserve in an amount not in excess of the total amount of Bank Product Obligations secured by the Collateral, shall be deemed to be a reserve established by Agent in its Reasonable Credit Judgment and (y) the aggregate amount of Bank Product Reserves in effect from time to time shall include the aggregate Bank Product Amount with respect to Hedging Agreements owing to any Secured Bank Product Provider, other than Bank of America or any of its Affiliates, at such time, as reported to Agent in a notice delivered pursuant to the definition of “Secured Bank Product Provider”.

Bankruptcy Code: Title 11 of the United States Code entitled “Bankruptcy” as now and hereafter in effect (or any similar or equivalent legislation as in effect in any applicable jurisdiction), or any successor statutes.

Bankruptcy Court: the United States Bankruptcy Court for the District of Delaware.

Bankruptcy Proceedings: has the meaning given to it in the recitals hereto.

Base Rate: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as of such day, plus 1.00%.

Base Rate Loan: any Loan that bears interest based on the Base Rate.

Base Rate Loan: a Loan that bears interest based on the Base Rate.

Beneficial Ownership Certification: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance satisfactory to Agent.

Beneficial Ownership Regulation: 31 C.F.R. § 1010.230.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Obligor, without duplication, its (a) Indebtedness that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Indebtedness of the foregoing types owing by another Person.

Borrower Agent: as defined in Section 4.4.

Borrower Materials: Borrowing Base Certificates, Compliance Certificates ~~and~~, the Budget, the Budget and Variance Certificates, Variance Reports and other information, reports, financial statements and other materials delivered by Borrowers hereunder, as well as other Reports and information provided by Agent to Lenders.

Borrowers: School Specialty, Inc., a Delaware corporation, and each Subsidiary Borrower.

Borrowing: a group of Loans that are made or converted together on the same day and have the same interest option and, if applicable, Interest Period.

Borrowing Base: on any date of determination, an amount equal to (a) the lesser of (i) the aggregate Commitments; or (ii) the sum of (w) the Accounts Formula Amount, plus (x) the Credit Card Formula Amount, plus (y) the Inventory Formula Amount, ~~plus (z) during the fiscal months of February, March, April, May, June and July, the Seasonal Formula Amount,~~ minus (b) the Availability Reserve.

Borrowing Base Certificate: a certificate, in form and substance satisfactory to Agent, by which Borrowers certify the Borrowing Base.

Budget: the initial budget (a copy of which is attached hereto as Exhibit G), in form and substance satisfactory to Agent, prepared by the Obligors’ management and certified by the chief financial officer of Borrower, projecting the operations of Obligors and their Subsidiaries for the following 13-week period, including (a) the projected cash receipts for each week, (b) the projected cash disbursements for each week (including separate line items for payroll & 401(k), rent, taxes, commissions, severance, inventory, freight and other disbursements), (c) the projected net cash flow for each week, (d) the projected bookings and billings for each week, (e) the projected professional fees, expenses and retainers to be incurred each week (including details for each professional and the type of work), (f) the projected outstanding Loans and Availability for each week and (g) such other information as Agent may request from time to time (and which shall include a break-down of such amounts (to the extent applicable) between cash and Cash Equivalents located within the United States and cash and Cash Equivalents located outside the United States), which shall be updated on a weekly basis delivered on or prior to Wednesday of each week, for the upcoming 13-week period commencing on Monday of such week by adding a new 13th week, delivered to Agent in accordance with Section 10.1.2(l) of this Agreement, and upon acceptance in writing by Agent in its sole discretion, the prior Budget, as modified by such updated 13-week cash flow forecast, shall then constitute the Budget.  Notwithstanding the foregoing, in addition to the requirements set forth in this definition, the initial Budget shall include the following for the 3-week period ended immediately prior to the Eighth Amendment Effective Date: (i) the actual cash receipts for each week, (ii) the actual cash disbursements for each week, (iii) the actual net cash flow for each week, (iv) the actual bookings and billings for each week, (v) the actual professional fees, expenses and retainers to be incurred each week and (vi) the actual Availability for each week.

Budget and Variance Certificate: a certificate substantially in the form of Exhibit H, delivered by the chief financial officer of Company.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, Chicago, IL or New York, NY, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

Capital Expenditures: for any period, (a) the additions to property, plant and equipment, capitalized investment and development costs, and other capital expenditures of Company and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of Company for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by Company and its consolidated Subsidiaries during such period, but excluding in each case any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation.

Capital Lease: any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Capital Lease Obligation: as to any Person shall mean the obligations of such Person to pay rent or other amounts under any Capital Lease.

Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account: a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be subject to a Lien in favor of Agent.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 103% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Secured Bank Product Obligations), Agent’s good faith estimate of the amount due or to become due, including fees, expenses and indemnification hereunder. “Cash Collateralization” has a correlative meaning.

Cash Dominion Trigger Period: the period ~~(a)~~ commencing on ~~any date in which a Specified Default or an Event of Default occurs or Specified Availability for three (3) consecutive Business Days is less than the greater of (i) $12,500,000 and (ii) 10% of the Commitments at such time and (b)~~the Eighth Amendment Closing Date and continuing until the ~~first date thereafter on which no Specified Default or Event of Default has existed for 30 consecutive days and Specified Availability has been at least the greater of (i) $12,500,000 and (ii) 10% of the Commitments at all times for 30 consecutive days.~~Full Payment of all Obligations.

Cash Equivalents: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of issuance thereof; (b) investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from Moody’s or from S&P; (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits at the date of acquisition thereof of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P; (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above; and (e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above.

Cash Management Services: services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law: the occurrence, after the Closing Date, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Change of Control: (a) Company ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in each Subsidiary Guarantor (unless 100% of the Equity Interests of such Subsidiary Guarantor is sold or otherwise disposed of in connection with an Asset Disposition otherwise permitted hereunder); (b) other than with respect to ~~any existing shareholder, as of the Sixth Amendment Effective Date, or any affiliate of such existing shareholder, to the extent such ownership represents more than 50% directly a result of the Junior Capital Raise Satisfaction Event (as defined in the Term Loan Agreement as of the Sixth Amendment Effective Date)~~Mill Road Capital II, L.P., any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date) shall own, directly or indirectly, beneficially or of record, shares representing more than ~~50~~35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Company; (c) ~~other than occurring as a direct result of the Junior Capital Raise Satisfaction Event,~~ a majority of the members of the board of directors of Company shall at any time not constitute Continuing Directors; (d) any change in control (or similar event, however denominated) with respect to Company or any Subsidiary shall occur under and as defined in the Term Loan Documents or in any indenture or agreement in respect of the ~~Specified Unsecured~~Extended Prepetition Debt.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) the Commitment Letter, the Fee Letters, the Approval Order (as defined in the Commitment Letter), the Confirmation Order, any Loans (including the syndication thereof and of the Commitments by the Lead Arranger), Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

Code: the Internal Revenue Code of 1986, as amended.

Collateral: all Property described in any Security Documents as security or collateral for any Obligations, and all other Property that now or hereafter, or under the terms hereof, or under the Security Documents, secures (or is intended to secure) any Obligations.

Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Commitment: for any Lender, its obligation to make Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1(a) as of the Amendment No. 3 Effective Date, as thereafter modified pursuant to an Assignment and Acceptance to which it is a party. “Commitments” means the aggregate amount of such commitments of all Lenders.

Commitment Letter: the commitment letter, dated as of May 13, 2013, among Agent, Lead Arranger, the other financial institutions party thereto, and Company.

Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Commitments in full pursuant to Section 2.1.4; or (c) the date on which the Commitments are terminated in full pursuant to Section 11.2.

Company: as defined in the Preamble hereto.

Compliance Certificate: a certificate, substantially in the form of Exhibit C (or, if Borrower Agent so requests, such other form as is in form and substance reasonably satisfactory to Agent), by which Borrowers certify as to a reasonably detailed calculation of the Fixed Charge Coverage Ratio (whether or not a ~~Covenant Trigger~~Forbearance Period exists and is continuing), ~~the Adjusted Net Total Leverage Ratio and, to the extent applicable,~~EBITDA, minimum unadjusted EBITDA, clean down and compliance with Section 10.3 ~~and the applicable Level for the Applicable Margin~~.

Confirmation Order: The order of the Bankruptcy Court dated May 23, 2013 and attached hereto as Exhibit F.

Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

Consolidated Net Income: with respect to Company and its Subsidiaries on a consolidated basis for any period, net income for such period but excluding net income (or loss) attributable to the equity method of accounting unless such net income has been distributed in cash to Company or any Subsidiary.

Consolidated Total Assets: as of any date of determination, the total assets in each case reflected on the consolidated balance sheet of Company and its Subsidiaries as at the end of the most recently ended Fiscal Quarter of Company for which financial statements have been or are required to have been delivered pursuant to Section 10.1.2, determined on a consolidated basis in accordance with GAAP.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Indebtedness, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Continuing Director: (a) any member of the board of directors of Company who was a director (or comparable manager) of Company on the Amendment No. 3 Effective Date, and (b) any individual who becomes a member of the board of directors after the Amendment No. 3 Effective Date if such individual was approved, appointed or nominated for election to the board of directors of Company by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Continuing Directors in an actual or publically threatened election contest relating to the election of the directors (or comparable managers) of Company and whose assumption of office resulted from such contest or the settlement thereof.

~~Covenant Trigger Period: the period (a) commencing on any date in which Specified Availability is less than the greater of (i) $12,500,000 and (ii) 10% of the Commitments at such time and (b) continuing until the first date thereafter on which Specified Availability has been at least the greater of (i) $12,500,000 and (ii) 10% of the Commitments at all times for 30 consecutive days.~~

Credit Card Account: an Account arising in the Ordinary Course of Business in respect of a credit card receivable that (a) has been earned by performance, (b) represents the bona fide amounts due to a Borrower from any major processor or issuer of MasterCard, Visa, American Express or Discover credit cards or any other nationally or internationally recognized credit card provider and (c) indicates only a Borrower as payee or remittance party.

Credit Card Formula Amount: 85% of the Value of Eligible Credit Card Accounts.

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2.00% plus the interest rate otherwise applicable thereto.

Defaulting Lender: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or a Bail-In Action; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.

Deposit Account Control Agreement: control agreement satisfactory to Agent executed by an institution maintaining a Deposit Account for an Obligor, to perfect Agent’s Lien on such account.

Delaware LLC: any limited liability company organized or formed under the laws of the State of Delaware.

Delaware Divided LLC: any Delaware LLC which has been formed upon consummation of a Delaware LLC Division.

Delaware LLC Division: the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

Designated Jurisdiction: any country or territory that is the subject of any Sanction.

Dilution Percent: the percent, determined by Agent from time to time in its Reasonable Credit Judgment, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts, divided by (b) gross sales.

DIP Facilities: (a) that certain Debtor-in-Possession Credit Agreement, dated as of January 31, 2013 (as amended from time to time, the “ABL DIP”), among Company and certain of its Subsidiaries party thereto, as borrowers, the lenders party thereto, as lenders, and Wells Fargo Capital Finance, LLC, as administrative agent; and (b) that certain Senior Secured Super-Priority Debtor-in-Possession Credit Agreement, dated as of February 27, 2013 (as amended from time to time, the “Ad-Hoc DIP”), among Company and certain of its Subsidiaries party thereto, as borrowers, the guarantors party thereto, as guarantors, the lenders party thereto, as lenders, and U.S. Bank National Association, as administrative agent.

DIP Order: the Final Order Authorizing (I) Replacement Postpetition Secured Financing Pursuant to 11 U.S.C. §§ 105(a), 362, 363(b), 364(c)(1), 364(c)(3), 364(d)(1), 365(e) and 507, (II) Grant of Certain Equal and Ratable Liens and Superpriority Claims to the Ad Hoc DIP Lenders,

and (III) Repayment of Existing Postpetition Financing and Prepetition Secured Financing Pursuant to 11 U.S.C. § 363, ~~[~~Docket No. 548~~]~~.

Disqualified Stock: any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Revolver Termination Date; or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Revolver Termination Date.

Distribution: (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Borrowers or any Subsidiary, (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the repurchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Borrowers or any Subsidiary, or (iii) any other payment (whether in cash, securities or other property) with respect to any Equity Interests in Borrowers or any Subsidiary, including but not limited to payments made on account of any stock appreciation rights or restricted stock units with respect to any such Equity Interests.

Dollars: lawful money of the United States.

Domestic Subsidiary: any Subsidiary organized under the laws of the United States of America, any state thereof or the District of Columbia.

Dominion Account: an account of an Obligor at Bank of America or another bank reasonably acceptable to Agent, which is subject at all times to a Deposit Account Control Agreement or a Securities Account Control Agreement.

EBITDA: with respect to Company and its Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of Company and its Subsidiaries for such period plus

(a)the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (viii) of this clause (a) reduced such Consolidated Net Income (and were not excluded therefrom or added thereto) for the respective period for which EBITDA is being determined):

(i)provision for taxes based on income, profits or capital of Company and its Subsidiaries for such period, including, without limitation, state, franchise and similar taxes;

(ii)interest expense (and to the extent not included in interest expense, (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or disqualified stock and (y) costs of surety bonds in connection with financing activities) of Company and its Subsidiaries for such period;

(iii)depreciation and amortization expenses of Company and its Subsidiaries for such period including the amortization of intangible assets, deferred financing fees and capitalized software expenditures and amortization of unrecognized prior service costs;

~~(iv)(A) non-recurring, unusual or extraordinary charges for such period, (B) business optimization expenses and other restructuring charges or reserves (which, for the avoidance of doubt, shall include the effect of inventory optimization programs, facility closure, facility consolidations, duplicative facility costs, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges), and (C) cash expenses relating to earn outs and similar obligations; provided that the aggregate amount to be added back pursuant to this clause (iv) shall not exceed (1) $6,000,000 for the 2019 Fiscal Year, (2) 12.5% of EBITDA for the 2020 Fiscal Year and (3) 10% of EBITDA for any Fiscal Year thereafter;~~

(iv)non-recurring, unusual or extraordinary charges and expenses to the extent, and during the periods set forth on Exhibit I;

(v)any other non-cash charges; provided, that for purposes of this subclause (v) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made (but excluding, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period);

(vi)any expenses or charges (other than depreciation or amortization expense as described in the preceding clause (iii)) related to any issuance of equity interests, investment, acquisition, disposition, recapitalization, attempted disposition, attempted recapitalization, proposed sale of the Borrower or any Subsidiary or the incurrence, modification or repayment of indebtedness permitted to be incurred under this Agreement (including any refinancing thereof as long as each Refinancing Condition is satisfied) (whether or not successful), in each case, solely to the extent outside the ordinary course of business, including (x) such fees, expenses or charges related to the Existing Term Loan Agreement, the Term Loan Facility, the Obligations and the Specified Unsecured Prepetition Debt and (y) any amendment or other modification of the Obligations or other Indebtedness; and

(vii)non-cash expenses in connection with expensing stock options or other equity compensation grants for such period; ~~and~~minus

~~(viii)to the extent deducted from Consolidated Net Income for such period, cash fees, costs, expenses, commissions and other cash charges paid on or before April 7, 2017 in connection with this Agreement and the other Loan Documents, the Existing Term Loan Agreement and the transactions contemplated by the foregoing; provided that the aggregate amount to be added back pursuant to this clause (viii) for all such periods shall not exceed $4,000,000 (provided, that to the extent such charges associated with this Agreement and the other Loan Documents or the Existing Term Loan Agreement are capitalized and recognized over the life of the Loans and the loans under the Existing Term Loan~~

~~Agreement, respectively, then such amount shall be reduced to the extent of such capitalization); minus~~

(b)the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) non-cash items increasing Consolidated Net Income of Company and its Subsidiaries for such period (but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period); minus

(c)non-recurring, unusual or extraordinary gains increasing Consolidated Net Income of ~~the~~ Company and its subsidiaries for such period to the extent non-recurring, unusual or extraordinary losses could be added back for such period; and minus

(d)any cash payments made in respect of non-cash charges added back in a prior period~~.~~;

provided, that, notwithstanding anything to the contrary contained herein, for each of the calendar months set forth below, EBITDA shall be deemed to be the amount set forth below opposite such month:

Calendar Month	EBITDA
November 2018	($4,367,149)
December 2018	($2,530,301)
January 2019	($4,720,076)
February 2019	($6,289,818)
March 2019	($1,018,834)
April 2019	$418,939
May 2019	$4,085,705
June 2019	$7,793,016
July 2019	$13,961,603
August 2019	$16,107,843
September 2019	$7,027,633
October 2019	($185,340)

EEA Financial Institution: (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.

EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

EEA Resolution Authority: any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Eighth Amendment: that certain Eighth Amendment to Loan Agreement and Forbearance Agreement, entered into on the Eighth Amendment Closing Date, effective as of the Eighth Amendment Effective Date, among the Borrowers party thereto, the Lenders party thereto and the Agent.

Eighth Amendment Closing Date: December 2, 2019.

Eighth Amendment Effective Date: November 22, 2019.

Eligible Account: an Account owing to a Borrower that arises in the Ordinary Course of Business from the sale of goods or rendition of services and is payable in Dollars, except any Account with respect to which any of the following exclusionary criteria set forth below applies.  No Account shall be an Eligible Account if:

(a)it is unpaid for more than 120 days after the original invoice date;

(b)50% or more of the dollar amount of all Accounts owing by the Account Debtor (or its Affiliates) are not Eligible Accounts under clause (a) of this definition;

(c)when aggregated with other Accounts owing by the Account Debtor (or its Affiliates), it exceeds 20% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time), to the extent of the obligations owing by such Account Debtor in excess of such percentage;

(d)it does not conform with a covenant or representation herein in any material respect;

(e)it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof);

(f)an Insolvency Proceeding has been commenced by or against the Account Debtor, unless such Account Debtor has been authorized (pursuant to a court order reasonably satisfactory to Administrative Agent) to and is in fact continuing to timely pay, in cash, Accounts arising after the commencement of such Insolvency Proceeding owed to the applicable Borrower, and Administrative Agent agrees in its discretion that such Accounts may be deemed Eligible Accounts; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent (except as provided in the first clause of this clause (f) with respect to Account Debtors in Insolvency Proceedings), or is subject to any Sanction or on any specially designated nationals list maintained by OFAC; or such Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process;

(g)the Account Debtor is organized or has its principal offices or assets outside the United States or Canada, unless the Account is supported by a letter of credit (delivered to and directly drawable by Agent) or credit insurance satisfactory in all respects to Agent;

(h)the Account Debtor is the United States or any department, agency or instrumentality thereof and such Account has not been assigned to Agent in compliance with the federal Assignment of Claims Act, provided that up to $2,000,000 of such Accounts  in the aggregate at any one time may be deemed eligible notwithstanding this clause (h);

(i)it (i) is not subject to a duly perfected, first priority Lien in favor of Agent, or (ii) is subject to any other Lien (other than (x) Permitted Liens that arise by operation of law and are junior to the Lien in favor of Agent, or (y) the Lien granted to the Term Loan Agent under the Term Loan Documents);

(j)the goods giving rise to it have not been delivered to the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale;

(k)it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;

(l)its payment has been extended or the Account Debtor has made a partial payment;

(m)it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, bill-and-hold, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes;

(n)it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued;

(o)it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof; or

(p)it is deemed by Agent, in its Reasonable Credit Judgment, not to be an Eligible Account; provided that Agent shall give Borrowers prior written notice setting forth the reasons for not treating such Account as an Eligible Account and Agent shall be available to discuss such rationale with Borrower Agent.

In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 120 days old will be excluded. ~~Prior to the inclusion of any Accounts acquired as part of a Permitted Acquisition in the Borrowing Base, (i) the conditions set forth in the definition of “Permitted Acquisition” shall be satisfied, (ii) Agent shall have been provided with such information as Agent shall reasonably request to complete its evaluation of any such Accounts and (iii) the Asset Review and Approval Conditions shall have been satisfied; provided that any such Eligible Accounts may, in the Reasonable Credit Judgment of Agent, be included in the Borrowing Base for a period not~~

~~to exceed 60 days and in an aggregate amount not to exceed 5% of the Accounts Formula Amount pending completion of any field examinations or appraisals required by Agent in its Reasonable Credit Judgment.~~

Eligible Assignee: a Person that is (a) a Lender, Affiliate of a Lender or Approved Fund; (b) a financial institution that extends revolving credit facilities of this type in its ordinary course of business and is approved by ~~Borrower Agent (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within five Business Days after notice of the proposed assignment),~~ Agent and Issuing Bank; and (c) during an Event of Default, any Person acceptable to Agent in its discretion.

Eligible Credit Card Account: any Credit Card Account owing to a Borrower except any Credit Card Account with respect to which any of the following exclusionary criteria set forth below applies.  No Account shall be an Eligible Credit Card Account if:

(a)it has been outstanding for more than five (5) Business Days from the date of sale;

(b)with respect to which a Borrower does not have good, valid and marketable title thereto;

(c)it is (i) not subject to a duly perfected, first priority Lien in favor of Agent, or (ii) subject to any other Lien (other than (x) Permitted Liens that arise by operation of law and are junior to the Lien in favor of Agent, and (y) the Lien granted to the Term Loan Agent under the Term Loan Documents);

(d)it is disputed by the processor or issuer of the applicable credit card, are with recourse against a Borrower, or with respect to which a claim, counterclaim, offset or chargeback has been asserted against a Borrower (to the extent of such dispute, claim, counterclaim, offset or chargeback);

(e)it is owing to a processor which has the right under certain circumstances to require such Borrower to repurchase Credit Card Accounts from such credit card processor;

(f)it is due from a processor or issuer which is the subject of any Insolvency Proceeding; or such process or issuer has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is subject to Sanctions or any specially designated nationals list maintained by OFAC; or such Borrower is not able to bring suit or enforce remedies against processor or issuer through judicial process;

(g)it is not a valid, legally enforceable obligation of the applicable issuer with respect thereto;

(h)it is evidenced by Chattel Paper or an Instrument;

(i)it does not conform with a covenant or representation herein in any material respect; or

(j)it is deemed by Agent, in its Reasonable Credit Judgment, not to be an Eligible Credit Card Account; provided that Agent shall give Borrowers prior written notice setting forth the reasons for not treating such Account as an Eligible Account and Agent shall be available to discuss such rationale with Borrower Agent.

~~Prior to the inclusion of any Credit Card Accounts acquired as part of a Permitted Acquisition in the Borrowing Base, (i) the conditions set forth in the definition of “Permitted Acquisition” shall be satisfied, (ii) Agent shall have been provided with such information as Agent shall reasonably request to complete its evaluation of any such Credit Card Accounts and (iii) the Asset Review and Approval Conditions shall have been satisfied; provided that any such Eligible Credit Card Accounts may, in the Reasonable Credit Judgment of Agent, be included in the Borrowing Base for a period not to exceed 60 days and in an aggregate amount not to exceed 5% of the Credit Card Accounts Formula Amount pending completion of any field examinations or appraisals required by Agent in its Reasonable Credit Judgment.~~

Eligible In-Transit Inventory: Inventory owned by a Borrower that would be Eligible Inventory if it were not subject to a Document and in transit from a foreign location to a location of such Borrower within the United States, and that is (a) is subject to a negotiable Document showing Agent (or, with the consent of Agent, the applicable Borrower) as consignee, which Document is in the possession of Agent or such other Person as Agent shall approve; (b) is fully insured in a manner reasonably satisfactory to Agent; (c) is not sold by a vendor that has a right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory, or with respect to whom any Borrower is in default of any obligations; (d) is subject to purchase orders and other sale documentation satisfactory to Agent, and title has passed to such Borrower; (e) is shipped by a common carrier that is not affiliated with the vendor and is not subject to any Sanction or on any specially designated nationals list maintained by OFAC; and (f) is being handled by a customs broker, freight-forwarder or other handler that has delivered a Lien Waiver. Notwithstanding the foregoing, no Inventory shall be Eligible In-Transit Inventory if it is deemed by Agent, in its Reasonable Credit Judgment, not to be Eligible In-Transit Inventory; provided that Agent shall give Borrowers prior written notice setting forth the reasons for not treating such Inventory as Eligible In-Transit Inventory and Agent shall be available to discuss such rationale with Borrower Agent.

Eligible Inventory: Inventory owned by a Borrower except any Inventory with respect to which any of the following exclusionary criteria set forth below applies.  No Inventory shall be an Eligible Inventory unless it:

(a)is finished goods or raw materials, and not work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; provided that raw materials may be included as Eligible Inventory notwithstanding this clause (a) to the extent not resulting in an increase of the Borrowing Base of more than $1,000,000 at any one time;

(b)is not held on consignment, nor subject to any deposit or down payment;

(c)is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale;

(d)is not slow-moving, perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods; provided Eligible Slow Moving Inventory may be included as Eligible Inventory notwithstanding this clause (d) to the extent not resulting in an increase of the Borrowing Base of more than $5,000,000 at any one time;

(e)meets all standards imposed by any Governmental Authority, has not been acquired from a Person subject to any Sanction or on any specially designated nationals list maintained by OFAC, and does not constitute hazardous materials under any Environmental Law;

(f)conforms with the covenants and representations herein in all material respects;

(g)it is (i) subject to a duly perfected, first priority Lien in favor of Agent, and (ii) not subject to any other Lien (other than (x) Permitted Liens that arise by operation of law and are junior to the Lien in favor of Agent, and (y) the Lien granted to the Term Loan Agent under the Term Loan Documents);

(h)is within the continental United States or Canada, is not in transit except between locations of Borrowers, and is not consigned to any Person; provided that Eligible In-Transit Inventory may be included as Eligible Inventory notwithstanding this clause (h) to the extent not resulting in an increase of the Borrowing Base of more than $2,500,000 at any one time;

(i)is not subject to any warehouse receipt or negotiable Document;

(j)is not subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver;

(k)is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established;

(l)is reflected in the details of a current perpetual inventory report; provided that furniture Inventory owned by a Borrower may be included as Eligible Inventory notwithstanding this clause (l); and

(m)it has not been deemed by Agent, in its Reasonable Credit Judgment, not to be Eligible Inventory; provided that Agent shall give Borrowers prior written notice setting forth the reasons for not treating such Inventory as Eligible Inventory and Agent shall be available to discuss such rationale with Borrower Agent.

~~Prior to the inclusion of any Inventory acquired as part of a Permitted Acquisition in the Borrowing Base, (i) the conditions set forth in the definition of “Permitted Acquisition” shall be satisfied, (ii) Agent shall have been provided with such information as Agent shall reasonably request to complete its evaluation of any such Inventory and (iii) the Asset Review and Approval Conditions shall have been satisfied; provided that any such Eligible Inventory may, in the Reasonable Credit Judgment of Agent, be included in the Borrowing Base for a period not to exceed 60 days and in an aggregate amount not to exceed 5% of the Inventory Formula Amount pending completion of any field examinations or appraisals required by Agent in its Reasonable Credit Judgment.~~

Eligible Slow Moving Inventory: Inventory owned by a Borrower that would be Eligible Inventory but is of the type or category that Borrowers then have a supply of 52 weeks or more (based on sales over the then preceding 12 consecutive month period) unless Borrowers have not sold any inventory of such type or category during the then immediately preceding 12 consecutive month period.

Enforcement Action: any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, action in an Obligor’s Insolvency Proceeding or otherwise).

Environmental Laws: Applicable Laws (including programs, permits and guidance promulgated by regulators) relating to public health (other than occupational safety and health regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: a release as defined in CERCLA or under any other Environmental Law.

Equity Interest: (a)(i) the interest of any shareholder in a corporation; partner in a partnership (whether general, limited, limited liability or joint venture); member in a limited liability company; or (ii) any other form of equity security or ownership interest in any Person, (b) all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities), and (c) any stock appreciation rights and restricted stock units.

ERISA: the Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the determination that any Pension Plan or Multiemployer Plan is considered an at risk plan under Section 430(i) of the Code or Section 303 of ERISA or a plan in critical or endangered status under Section 432(b) the Code or Section 305 of ERISA; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of application for a waiver of the minimum funding standard with respect to any Pension Plan; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.

EU Bail-In Legislation Schedule: the EU Bail-In Legislation Schedule published by the Loan Market Association, as in effect from time to time.

Event of Default: as defined in Section 11.

Exchange Act: the Securities Exchange Act of 1934, as amended.

Excluded Subsidiary: any (a) Immaterial Subsidiary~~;~~ and (b) Foreign Subsidiary~~; (c) Subsidiary that is prohibited by Applicable Law or by any contractual obligation (with respect to any such contractual obligations, only to the extent existing on the Closing Date or the date the applicable Person becomes a direct or indirect Subsidiary of Company) from guaranteeing the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee (unless such consent, approval, license or authorization has been received); (d) Subsidiary that is not a Wholly-Owned Subsidiary; (e) any Subsidiary of a Foreign Subsidiary and (f) Domestic Subsidiary that owns no material assets other than Equity Interests in one or more Foreign Subsidiaries. The Excluded Subsidiaries as of the Amendment No. 3 Effective Date are listed on Schedule 1.1(b). Notwithstanding the foregoing, in no event shall any Borrower be an Excluded Subsidiary.~~.

Excluded Swap Obligation: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) because such Obligor does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.

Excluded Taxes: (a) Taxes imposed on or measured by a Recipient’s net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax, or (ii) constituting Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Loan or Commitment pursuant to a law in effect when the Lender acquires such interest (except pursuant to an assignment request by Borrower Agent under Section 13.4) or changes its Lending Office, unless the Taxes were payable to its assignor immediately prior to such assignment or to the Lender immediately prior to its change in Lending Office; (c) Taxes attributable to a Recipient’s failure to comply with Section 5.9; and (d) U.S. federal withholding Taxes imposed pursuant to FATCA.

Existing Letter of Credit: letter of credit #3078027 issued by Bank of America, N.A. in favor of EOS Acquisition I, LLC, dated October 26, 2005 and periodically extended prior to the Closing Date with a current outstanding balance of $18,472.33.

Existing Term Loan Agreement: the Credit Agreement, dated as of June 11, 2013, among Company, the several banks and other financial institutions from time to time parties thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and as collateral agent, and the other parties named therein, as amended.

Existing Term Loan Documents: “Loan Documents” as defined in the Existing Term Loan Agreement.

Extended Prepetition Debt: such portion of the Specified Unsecured Prepetition Debt that, pursuant to an agreement, supplement, agreement or other modification (in each case, in form and substance satisfactory to Agent), (i) does not have a final maturity on or before December 11, 2020, (ii) does not provide for and is not subject to scheduled amortization, redemption, sinking fund or similar payment other than the payments permitted under Section 10.2.8(b), (iii) accrues interest, payable solely in kind, at a rate per annum not to exceed a percentage reasonably satisfactory to Agent and the Required Lenders, (iv) is unsecured except to the extent permitted by Section 10.2.2(v) and (v) is evidenced by documentation that is in form and substance satisfactory to Agent and the Required Lenders (such documentation, the “Extended Prepetition Debt Letter Agreements”).

Extended Prepetition Debt Letter Agreements: as defined in the definition of Extended Prepetition Debt.

Extraordinary Expenses: all costs (including all internally allocated costs of Agent in connection with field examinations), expenses, fees or advances, in each case, that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, expenses of one counsel for the Lead Arranger and Agent (which counsel shall be designated by Agent) and to the extent necessary, one special or local counsel for Agent and Lead Arranger in each appropriate jurisdiction, appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, fees and expenses of Agent Consultant, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

FATCA: Sections 1471 through 1474 of the Code (including any amended or successor version if substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

FASB ASC: the Accounting Standards Codification of the Financial Accounting Standards Board.

Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System on the applicable day (or the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business

Day, the average rate (rounded up to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent; provided, that in no event shall such rate be less than zero.

Fee Letters: collectively, (a) the fee letter agreement, dated as of May 13, 2013, between Agent and Company, (b) the fee letter agreement, dated as of May 13, 2013, among Original Lead Arrangers, Agent, SunTrust Bank and Company, and (c) the fee letter agreement, dated as of the Amendment No. 3 Effective Date, between Bank of America, N.A. and Company.

Fifth Amendment: that certain Fifth Amendment to Loan Agreement, dated as of November 7, 2018, and effective as of the Fifth Amendment Effective Date, among the Borrowers party thereto, the Lenders party thereto and the Agent.

Fifth Amendment Effective Date: as defined in the Fifth Amendment.

~~First Lien Debt: Total Debt that is secured by Liens that are not expressly subordinated to the Liens securing the Obligations pursuant to a customary intercreditor agreement; provided that Indebtedness under the Term Loan Facility shall be deemed to be First Lien Debt.~~

Fiscal Quarter: each fiscal quarter of Company and its Subsidiaries for accounting and tax purposes.

Fiscal Year: the fiscal year of Borrowers and Subsidiaries for accounting and tax purposes, ending on the last Saturday of each December.

Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Borrowers and Subsidiaries for the most recent twelve consecutive calendar months, of (a) EBITDA minus Capital Expenditures (except those financed with Borrowed Money other than Loans), to (b) Fixed Charges.

Fixed Charges: the sum of (a) cash interest expense (other than interest expense in respect of the Specified Unsecured Prepetition Debt, plus (b) all principal payments in respect of Borrowed Money (other than (w) mandatory prepayments of the Term Loan Facility in connection with asset sales, (x) payments of the Obligations, (y) voluntary principal payments in respect of the Existing Term Loan Agreement, the Term Loan Facility and other Borrowed Money (to the extent, in the case of revolving Indebtedness, accompanied by a permanent reduction in commitments) other than Obligations, and (z) principal payments in respect of the Specified Unsecured Prepetition Debt and Extended Prepetition Debt), plus (c) the aggregate amount of net Federal, state, local and foreign income taxes and franchise and similar taxes paid in cash during such period, plus (d) cash Distributions made, plus (e) cash costs of surety bonds to the extent not deducted from Consolidated Net Income; provided that, notwithstanding anything contained herein to the contrary, solely for purposes of calculating Fixed Charges, cash interest expense and principal payments in respect of Borrowed Money expensed or made, as the case may be, on the last day of a calendar quarter shall be deemed to have been made on the last day of the Fiscal Quarter ending on or around such calendar quarter end.

FLSA: the Fair Labor Standards Act of 1938.

Forbearance Period: as defined in the Eighth Amendment.

Foreign Lender: any Lender that is not a U.S. Person.

Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary: (a) Select Agendas, Corp. and (b) Premier School Agendas, Ltd, so long as each Subsidiary ~~that~~ is a “controlled foreign corporation” under Section 957 of the Code.

Fronting Exposure: a Defaulting Lender’s interest in LC Obligations, Swingline Loans and Protective Advances, except to the extent Cash Collateralized by the Defaulting Lender or allocated to other Lenders hereunder.

Full Payment: with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding or which would accrue but for the Insolvency Proceeding (in each case, whether or not allowed in the proceeding); and (b) if such Obligations are LC Obligations or inchoate or are contingent in nature, the Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent (and in the case of LC Obligations, the related Issuing Bank) in its discretion, in the amount of required Cash Collateral). No Loans shall be deemed to have been paid in full unless all Commitments related to such Loans have terminated.

GAAP: generally accepted accounting principles in effect in the United States from time to time.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including any supra-national bodies such as the European Union or European Central Bank).

Guarantee and Collateral Agreement: the Guarantee and Collateral Agreement, dated as of the Closing Date among Borrowers, Agent and each Guarantor, as the same may be amended, supplemented or otherwise modified from time to time.

Guarantor Payment: as defined in Section 5.10.3.

Guarantors: Borrowers and each Subsidiary Guarantor and each other Person that guarantees payment or performance of Obligations.

Guaranty: the guaranty set forth in the Guarantee and Collateral Agreement and each other guaranty agreement executed by a Guarantor in favor of Agent.

Hedging Agreement: any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code.

HL Engagement Letter:  that certain engagement letter dated as of August 15, 2019 between Houlihan Lokey Capital Inc. and Borrower, as in effect as of the Eighth Amendment Effective Date.

Immaterial Subsidiary: ~~on any date, any~~(a) Frey Scientific, LLC and (b) Sax Arts & Crafts, LLC: so long as (i) each such Subsidiary of Company ~~that~~ has had less than 2.5% of Consolidated Total Assets and less than 2.5% of annual consolidated revenues of Company and its Subsidiaries as reflected on the most recent financial statements delivered pursuant to Section 10.1.2 prior to such date~~; provided that~~ and (~~a~~ii) the aggregate assets and aggregate annual consolidated revenues of all Immaterial Subsidiaries shall at no time exceed 5.0% of Consolidated Total Assets or 5.0% of annual consolidated revenues of Company and its Subsidiaries, respectively~~, and (b)~~; provided, that Borrower Agent will designate in writing to Agent from time to time the Subsidiaries which will cease to be treated as “Immaterial Subsidiaries” in order to comply with the foregoing limitations.

Impacted Loans: as defined in Section 3.6.1.

Indebtedness: as applied to any Person, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid; (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person; (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable incurred in the Ordinary Course of Business); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (g) all guarantees or Contingent Obligations of or by such Person of Indebtedness of others; (h) all Capital Lease Obligations of such Person; (i) net obligations of such Person under any Hedging Agreements, valued at the Agreement Value thereof; (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Stock of such Person or any other Person or any warrants, rights or options to acquire such Disqualified Stock, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (k) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, bank guarantees or similar instruments; and (l) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof.

Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that Company’s or a Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Intellectual Property Security Agreement: each trademark security agreement, patent security agreement and copyright security agreement substantially in the forms attached as exhibits to the Guarantee and Collateral Agreement, required to be executed and delivered by an Obligor under the terms of the Guarantee and Collateral Agreement.

Intercreditor Agreement: the Intercreditor Agreement, dated as of April 7, 2017, among Obligors, ~~the~~ Term Loan Agent and Agent, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, relating to the Term Loan Agreement and this Agreement, and any other intercreditor agreement, on substantially the same terms and otherwise reasonably satisfactory to Agent, entered into in connection with a refinancing of the Term Loan Agreement and to the extent such refinancing is permitted under this Agreement and the Intercreditor Agreement.

Interest Period: as defined in Section 3.1.3.

Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).

Inventory Formula Amount: the lesser of (i) 75% of the Value of Eligible Inventory; and (ii) 85% of the NOLV Percentage of the Value of Eligible Inventory.

Inventory Reserve: reserves established by Agent in its Reasonable Credit Judgment to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

Investment: an Acquisition; an acquisition of record or beneficial ownership of any Equity Interests of a Person; or a loan, advance or capital contribution to or other investment in a Person.

IP Assignment: a collateral assignment or security agreement pursuant to which an Obligor grants a Lien on its Intellectual Property to Agent, as security for its Obligations.

IRS: the United States Internal Revenue Service.

Issuing Bank: Bank of America (including any Lending Office of Bank of America), or any replacement issuer appointed pursuant to Section 2.2.4.

Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

LC Application: an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank and Agent.

LC Conditions: the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and Revolver Usage does not exceed the Borrowing Base; (c) the Letter of Credit and payments thereunder are denominated in Dollars or other currency satisfactory to Agent and Issuing Bank; and (d) the purpose and form of the proposed Letter of Credit are satisfactory to Agent and Issuing Bank in their discretion.

LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with any Letter of Credit.

LC Obligations: the sum of (a) all amounts owing by Borrowers for drawings under Letters of Credit; and (b) the Stated Amount of all outstanding Letters of Credit.

LC Request: a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form satisfactory to Agent and Issuing Bank.

Lead Arranger: as defined in the Preamble hereto.

Lender Indemnitees: Lenders and Secured Bank Product Providers, and their officers, directors, employees, Affiliates, agents and attorneys.

Lenders: lenders party to this Agreement (including Agent in its capacity as provider of Swingline Loans) and any Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance, including any Lending Office of the foregoing.

Lending Office: the office (including any domestic or foreign Affiliate or branch) designated as such by a Lender or Issuing Bank by notice to Agent and Borrower Agent.

Letter of Credit: any standby or documentary letter of credit, foreign guaranty, documentary bankers acceptance, indemnity, reimbursement agreement or similar instrument issued by Issuing Bank for the account or benefit of a Borrower or Affiliate of a Borrower; provided that, to the extent that any Letter of Credit is issued for the benefit of an Affiliate of a Borrower, each Borrower shall be jointly and severally liable for all reimbursement obligations under such Letter of Credit.

Letter of Credit Subline: $20,000,000.

LIBOR: the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of 1%) determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to an interest period, for a term equivalent to such period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by Agent, as published on the applicable Reuters screen page (or other commercially available source designated by Agent from time to time); provided, that any comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice; provided, further, that in no event shall LIBOR be less than zero.

LIBOR Loan: a Loan that bears interest based on LIBOR.

LIBOR Screen Rate: ~~as defined in Section 1.5.~~the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

LIBOR Successor Rate: as defined in Section ~~1.5~~3.6.

LIBOR Successor Rate Conforming Changes: means, with respect to any proposed LIBOR Successor Rate, any conforming changes to ~~this Agreement, including changes to~~the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in ~~Agent's~~the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit ~~its~~the administration ~~by~~thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines ~~in consultation with Borrowers).  Such changes shall provide that the LIBOR Successor Rate cannot be less than zero for purposes~~is reasonably necessary in connection with the administration of this Agreement).

License: any written license or written agreement under which an Obligor or any of its Subsidiaries is granted the right or otherwise is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business, that requires a guaranteed minimum payment of Royalties in excess of $500,000 per year.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: a Person’s interest in Property securing an obligation owed to, or a claim by, such Person, including any lien, security interest, pledge, hypothecation, assignment, trust, reservation, encroachment, easement, right-of-way, covenant, condition, restriction, leases, or other title exception or encumbrance.

Lien Waiver: an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan: a loan made pursuant to Section 2.1, and any Swingline Loan, Overadvance Loan or Protective Advance.

Loan Documents: this Agreement, the Security Documents, the Intercreditor Agreement, each Borrowing Base Certificate, each Compliance Certificate, the Fee Letters, each LC Document,  Borrower Materials, any promissory notes issued pursuant to this Agreement and any other note, document, instrument or agreement now or hereafter delivered by an obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

Loan Year: each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, assets, liabilities, operations or financial condition of Company, individually or the Obligors, taken as a whole, on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Agent’s Liens on any Collateral; (b) materially impairs the ability of an Obligor to perform its obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise materially impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral.

Material Contract: (x) any agreement or arrangement to which a Borrower or Subsidiary is party (other than the Loan Documents) (a) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; ~~or~~ (b) that relates to the Specified Unsecured Prepetition Debt or Extended Prepetition Debt; or (c) that relates to Subordinated Debt, or to Indebtedness in an aggregate amount of $2,500,000 or more~~.~~ or (y)(i) distribution, marketing, vendor or supply agreements to which any Obligor is a party requiring the payment of more than $5,000,000 on an annualized basis, (ii) customer agreements to which any Obligor is a party requiring the payment of more than $5,000,000 on an annualized basis or (iii) any other agreement, commitment or arrangement to which any Obligor is a party requiring the payment of more than $5,000,000 on an annualized basis.

Moody’s: Moody’s Investors Service, Inc., and its successors.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Proceeds: with respect to an Asset Disposition, cash proceeds (including cash proceeds subsequently received (but only as and when received) in respect of noncash consideration initially receive), net of (i) selling expenses (including broker’s and advisors fees or commissions, legal fees, transfer and similar taxes and Borrowers’ good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset  Disposition (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and (A) which is required to be repaid with such proceeds or (B) to the extent such Indebtedness is required to be repaid because the asset sold is removed from a borrowing base supporting such Indebtedness (in each case, other than (x) Indebtedness hereunder and (y) any such Indebtedness assumed by the purchaser of such asset).

~~Net Senior Leverage Ratio: on any date, the ratio of (a) Senior Debt on such date minus Unrestricted Cash, to (b) EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date.~~

~~Net Total Leverage Ratio: on any date, the ratio of (a) Total Debt on such date minus Unrestricted Cash, to (b) EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date.~~

NOLV Percentage: the net orderly liquidation value of Inventory (provided that Inventory consisting of raw materials, Eligible In-Transit Inventory and Eligible Slow Moving Inventory shall each be subject to a separate NOLV Percentage), expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrowers’ Inventory performed by an appraiser and on terms satisfactory to Agent.

Non-Extension Notice Date: as defined in Section 2.2.1(e).

Notice of Borrowing: a request by Borrower Agent for a Borrowing of Revolver Loans, in form satisfactory to Agent.

Notice of Conversion/Continuation: a request by Borrower Agent for a conversion or continuation of a Loan as a LIBOR Loan, in form satisfactory to Agent.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents, including interest that accrues following the commencement of an Insolvency Proceeding or which would accrue but for the commencement of such Insolvency Proceeding (whether or not allowed in such proceeding), (d) Secured Bank Product Obligations, and (e) other Indebtedness, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, including obligations under the Secured Guarantee (as defined in the Guarantee and Collateral Agreement), whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of an Obligor shall not include its Excluded Swap Obligations.

Obligor: each Borrower, Guarantor, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.

OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.

Ordinary Course of Business: the ordinary course of business of any Borrower or Subsidiary, undertaken in good faith and consistent with Applicable Law and past practices.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement,

members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

Original Lead Arrangers: Merrill Lynch, Pierce, Fenner & Smith Incorporated and Suntrust Robinson Humphrey, Inc., as joint lead arrangers.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4(c)).

Outside Date: means January 31, 2020; provided that, solely to the extent that, prior to January 31, 2020, a Specified Unsecured Prepetition Debt Satisfaction Event has occurred, the Outside Date shall mean March 31, 2020.

Overadvance: as defined in Section 2.1.5.

Overadvance Loan: a Base Rate Revolver Loan made when an Overadvance exists or is caused by the funding thereof.

Participant: as defined in Section 13.2.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Conditions: with respect to the applicable ~~specified activity on any date of determination~~initial partial payment of Extended Prepetition Debt, (a) no Default or Event of Default exists (other than the Specified Defaults) or would result from the specified activity; (b) ~~Specified~~at least one Business Day prior to the date of such payment, Agent has received an Acceptable Term Sheet, (c) Availability on the date of such ~~determination~~payment, before and after giving pro forma effect to such ~~specified activity~~payment, is greater than or equal to ~~the greater of (i) 15% of the Commitments at such time and (ii) $18,750,000; (c) the average daily amount of Specified Availability for the 60-day period immediately preceding such specified activity shall have been greater than or equal to the greater of (i) 15% of the Commitments at such time and (ii) $18,750,000, calculated on a pro forma basis assuming such specified activity occurred on the first day of such 60-day period; (d) Borrowers shall be in compliance with a Fixed Charge Coverage Ratio for the trailing twelve-month period ended immediately prior to such date of 1.0 to 1.0, determined on a pro forma basis assuming such specified activity occurred on the first day of such period; and (e) Borrowers~~$15,000,000 and (d) Borrower shall have delivered a certificate to Agent certifying as to clauses (a) ~~through (d) above and setting forth projections prepared in good faith~~

~~demonstrating that Specified Availability shall be greater than or equal to the greater of (i) 15% of the Commitments at such time and (ii) $18,750,000 for the greater of (x) the 90-day period following such specified activity and (y) the period following such specified activity up to and including August 31 of such year (or the following year if such specified activity occurs after August 31 of such year).~~, (b) and (c).

Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Plan: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which such Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Perfection Certificate: as defined in the Guarantee and Collateral Agreement.

~~Permitted Acquisition: any Acquisition as long as (a) no Default or Event of Default exists or is caused thereby; (b) the Acquisition is consensual and such Acquisition and all transactions related thereto shall be consummated in accordance with Applicable Law; (c) the assets, business or Person being acquired is useful or engaged in the same or a similar line of business as Borrowers and Subsidiaries and is located or organized within the United States; (d) the assets, business or Person being acquired has EBITDA for the 12 month period most recently ended of no less than negative $3,000,000; provided that EBITDA for purposes of this clause (d) shall be calculated after giving pro forma effect to such Acquisition (including pro forma adjustments arising out of events which are directly attributable to such Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Company and Agent); (e) no Indebtedness or Liens are assumed or incurred, other than Permitted Indebtedness and Permitted Liens; provided that no Liens shall be permitted on acquired Inventory or Accounts at the time of such Acquisition; (f) the Payment Conditions are satisfied; (g) if, as a result of such Acquisition, a new Subsidiary is formed or acquired, Obligors shall comply with all applicable provisions of Sections 10.1.14 and 5.10; (h) Obligors shall take such actions as may be required or reasonably requested to ensure that Agent, for the ratable benefit of the Lenders and other Secured Parties, has a perfected security interest, to the extent contemplated in the Guarantee and Collateral Agreement and with the priority contemplated in the Intercreditor Agreement, in any assets acquired in such Acquisition and required to become Collateral pursuant to Section 10.1.14 or any other Loan Document; and (i) Borrowers use commercially reasonable efforts to deliver to Agent, at least 10 Business Days prior to the Acquisition (but in any event shall deliver to Agent within 5 Business Days prior to the Acquisition), copies of all material agreements relating thereto and a certificate, in form and substance satisfactory to Agent, stating that the Acquisition is a “Permitted Acquisition” and demonstrating compliance with the foregoing requirements.~~

Permitted Asset Disposition: as long as no Default or Event of Default exists (other than the Specified Defaults) and all Net Proceeds are remitted to Agent to the extent required by Section 5.2 or the other provisions of the Loan Documents and subject to the terms of the Intercreditor Agreement, an Asset Disposition that is

(a)dispositions or abandonments of damaged, worn-out, obsolete, unmerchantable or surplus Equipment, in each case in the Ordinary Course of Business;

(b)dispositions of Inventory in the Ordinary Course of Business;

(c)dispositions of Cash Equivalents in the Ordinary Course of Business;

(d)dispositions between and among Borrowers and the ~~Subsidiaries; provided that if the transferor in such a transaction is an Obligor, then either (x) the transferee must be an Obligor, (y) the aggregate amount of all dispositions made pursuant to this clause (d)(y) shall not exceed $2,500,000 in the aggregate during the term of this Agreement, or (z) the portion of any such Disposition made for less than fair market value and any non-cash consideration received in exchange for such Disposition shall in each case constitute an Investment in such Subsidiary and must be otherwise permitted hereunder;~~Obligors;

(e)dispositions solely among Subsidiaries that are not Obligors;

(f)the sale of services, or the termination of any contracts, in each case in the Ordinary Course of Business;

(g)the granting of Liens permitted by Section 10.2.2;

(h)the sale or discount, in each case without recourse, of accounts receivable arising in the Ordinary Course of Business and not included in the most recently delivered Borrowing Base Certificate delivered hereunder, but only in connection with the compromise or collection thereof;

(i)any involuntary loss, damage or destruction of property, or any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition or use of property;

(j)the leasing or subleasing of assets of Borrowers or their Subsidiaries in the Ordinary Course of Business;

(k)the sale or issuance of Equity Interests (other than Disqualified Stock) of Company not resulting in a Change of Control, so long as (i) such disposition is made at fair market value, (ii) in any such disposition, at least ~~90~~100% of the purchase price is paid in cash, and the Net Proceeds thereto are applied against the Loans in accordance with, and to the extent required by, Section 5.2;

(l)(i) the lapse of registered patents, trademarks, copyrights and other Intellectual Property of Borrowers and their Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of patents, trademarks, copyrights, or other Intellectual Property in the Ordinary Course of Business so long as (in each case under clauses (i) and (ii)), (x) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (y) such lapse is not materially adverse to the interests of the Secured Parties hereunder;

(m)the making of Distributions that are expressly permitted to be made pursuant to Section 10.2.4 of this Agreement;

(n)[reserved;]

(o)dispositions constituting Investments to the extent permitted under Section 10.2.5;

(p)[reserved;]

(q)dispositions constituting the licensing or cross-licensing, in any case, on ~~an~~a non-exclusive basis, of Intellectual Property rights in the Ordinary Course of Business; and

(r)~~sale leaseback transactions with respect to property having a fair market value not to exceed $5,000,000 in the aggregate during the term of this Agreement~~[reserved;]

(s)[reserved;]

(t)[reserved;]

(u)~~a Specified Asset Disposition so long as (i) the Payment Conditions are satisfied, (ii) the Net Senior Leverage Ratio calculated immediately after such disposition is not greater than the Net Senior Leverage Ratio calculated immediately prior to such disposition, and (iii) any proceeds of such disposition constituting ABL Priority Collateral are used to repay the Loans without any Commitment reduction, (iv) immediately prior to the disposition, Borrowers deliver to Agent an updated Borrowing Base Certificate removing the relevant assets and demonstrating that the Payment Conditions are still satisfied and demonstrating that Availability shall be greater than or equal to the greater of (x) 15% of the Commitments at such time and (y) $18,750,000 for the twelve-month period following such disposition;~~[reserved;]

(v)as otherwise approved in writing by Agent and the Required Lenders;

(w)~~Asset Dispositions in each Fiscal Year during the term of this Agreement in an amount of up to $250,000, but not to exceed $750,000 in the aggregate during the term of this Agreement~~[reserved;]

provided that in any Asset Disposition permitted under clauses (a) through (v) (other than under clauses (d), (e), (i), (l), (m), (o)~~,~~ and (q) ~~and (r)~~) above, Borrowers receive fair market value (as determined by Borrowers in good faith) and at ~~least 75~~100% of the proceeds consist of cash or Cash Equivalents.

Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Amendment No. 3 Effective Date and set forth in Schedule 10.2.1, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions permitted hereunder; (f) arising under the Loan Documents or the Term Loan Facility; or (g) in an aggregate amount of $~~2,500,000~~1,000,000 or less at any time.

Permitted Indebtedness: as defined in Section 10.2.1.

Permitted Lien: as defined in Section 10.2.2.

Permitted Purchase Money Debt: Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount together with all Capital Lease Obligations does not exceed $~~2,000,000~~1,000,000 at any time and its incurrence does not violate Section 10.2.3.

Permitted Surety Bonds: unsecured guarantees and reimbursement obligations incurred in the Ordinary Course of Business with respect to surety and appeal bond, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations.

Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

Plan: any employee benefit plan (as defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Plan of Reorganization: the Debtors’ Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as filed with the Bankruptcy Court on May 23, 2013.

Platform: as defined in Section 14.3.3.

Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.

Pro Rata: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) by dividing the amount of such Lender’s Commitment by the aggregate outstanding Commitments; or (b) following termination of the Commitments, by dividing the amount of such Lender’s Loans and LC Obligations by the aggregate outstanding Loans and LC Obligations or, if all Loans and LC Obligations have been paid in full and/or Cash Collateralized, by dividing such Lender’s and its Affiliates’ remaining Obligations by the aggregate remaining Obligations.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or such Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment during such contest could not have a Material Adverse Effect, nor result in forfeiture or sale of any material assets of such Obligor; (e) no Lien, other than any Permitted Lien, is imposed on assets of such Obligor, unless bonded and stayed to the reasonable satisfaction of Agent in its discretion; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances: as defined in Section 2.1.6.

Purchase Money Debt: (a) Indebtedness (other than the Obligations) for payment of any of the purchase price of the acquisition, construction or improvement of any fixed or capital assets; (b) Indebtedness (other than the Obligations) incurred within 90 days before or after the acquisition or completion of such construction or improvement of any fixed assets or capital assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Indebtedness and constituting a Capital Lease or a purchase money security interest under the UCC.

Qualified Investment Banker Engagement:  the engagement and retention by the Obligors of an investment banker satisfactory to Agent, at Obligors’ sole cost and expense and on terms and conditions satisfactory to Agent, for purposes of preparing, marketing, and consummating an Acceptable Transaction, the consummation of each of which shall be subject to the terms and provisions of this Agreement and the other Loan Documents. For the avoidance of doubt, the engagement of Houlihan Lokey Capital, Inc. by the Obligors in accordance with the terms of the HL Engagement Letter as in effect as of the Eighth Amendment Effective Date constitutes a Qualified Investment Banker Engagement.

Qualified ECP: an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any land and/or any buildings, structures, parking areas or other improvements thereon together with any related real Property interests related thereto.

Reasonable Credit Judgment: Agent’s commercially reasonable credit judgment (from the perspective of a secured, asset-based lender) exercised, in good faith and, as it relates to the establishment or increase of Availability Reserves, the determination of the Dilution Percent, the requirement for field examinations and appraisals, or the adjustment or imposition of exclusionary criteria; provided that (a) such establishment, increase, adjustment or imposition after the Closing Date be based on the analysis of facts or events first occurring or first discovered by Agent, after the Closing Date or that are materially different from facts or events occurring or known to Agent, on the Closing Date; (b) the imposition or increase of any Availability Reserve shall not duplicate (x) the exclusionary criteria set forth in the definitions of “Eligible Accounts,” “Eligible Credit Card Account” and “Eligible Inventory,” as applicable (and vice versa), or (y) any reserves deducted in computing book value or net orderly liquidation value; and (c) the amount of any such Availability Reserve so established or the effect of any adjustment or imposition of exclusionary criteria shall bear a reasonable relationship to the effects that form the basis thereunder. Subject to the foregoing, in exercising such judgment, Agent may consider any factors that could increase the credit risk of lending to Borrowers on the security of the Collateral.

Recipient: Agent, Issuing Bank, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

Refinancing Conditions: the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount that, together with the undrawn commitments therefor, does not exceed the sum of the principal amount of the Indebtedness and the undrawn commitments therefor, in each case being extended, renewed or refinanced (solely for purposes of this definition, “Refinanced Debt”) plus accrued interest (including any interest paid in kind), fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing; (b) the Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis (or such lesser basis that results in repayment in full of such Refinanced Debt), and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with such refinancing; (c) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Refinanced Debt; (d) if it is secured, the terms and conditions relating to collateral for such Indebtedness, taken as a whole, shall be no more favorable to the investors providing such Indebtedness than the terms and conditions with respect to the collateral for the Refinanced Debt (and the Liens on any collateral securing such Indebtedness shall have the same (or lesser) priority as the Refinanced Debt relative to the Liens on the Collateral securing the Obligations) and if such Refinancing Debt is secured by the Collateral, it shall be subject to the Intercreditor Agreement; (e) it is subordinated to the Obligations at least to the same extent as the Indebtedness being extended, renewed or refinanced; (f) such Refinancing Debt shall be otherwise on terms and conditions (other than interest, fees, premiums, funding discounts, optional prepayment provisions, guarantees, collateral and subordination) that are, taken as a whole, in the reasonable good faith determination of Borrowers, not materially less favorable to Borrowers than those applicable to the Refinanced Debt; (g) no additional Lien is granted to secure it; (h) no additional Person is obligated on such Indebtedness; and (i) upon giving effect to it, no Default or Event of Default exists.

Refinancing Debt: Borrowed Money or any commitment to extend credit that is the result of an extension, renewal or refinancing of Indebtedness permitted under Section 10.2.1(b)~~,~~ or (d)~~, or (f)~~ or any commitment to extend credit in connection with the foregoing; provided, however, that under no circumstances shall Specified Unsecured Prepetition Debt (including Extended Prepetition Debt) constitute Refinancing Debt.

Reimbursement Date: as defined in Section 2.2.2.

Relevant Governmental Body: the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.

Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any such Collateral; and (b) a reserve of not more than three months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

Report: as defined in Section 12.2.3.

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Reporting Trigger Period: the period ~~(a)~~ commencing on ~~any date in which an Event of Default occurs or Availability is less than 15% of the Commitments at such time and (b)~~the Eighth Amendment Closing Date and continuing until the ~~first date thereafter on which no Event of Default~~

~~has existed for 30 consecutive days and Availability has been at least 15% of the Commitments at all times for 30 consecutive days~~Full Payment of all Obligations.

Required Lenders: Secured Parties holding more than 50% of (a) the aggregate outstanding Commitments; or (b) following termination of the Commitments, the aggregate outstanding Loans and LC Obligations or, if all Loans and LC Obligations have been Paid in Full, the aggregate remaining Obligations; provided, however, that Commitments, Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Loan or LC Obligation by the Secured Party that funded the applicable Loan or issued the applicable Letter of Credit; provided, further, that, in addition to the foregoing, if there are either two or three Lenders, then at least two (2) Secured Parties shall be required for any matter requiring the vote or approval of Required Lenders and for purposes of computing the number of Secured Parties under this definition, Affiliates of a Secured Party shall not constitute a separate Secured Party.

Restricted Investment: any Investment by a Borrower or Subsidiary, other than

(a)Investments existing on the Amendment No. 3 Effective Date and set forth on Schedule 10.2.5;

(b)Investments in Cash Equivalents made in the Ordinary Course of Business;

(c)Investments in ~~Borrowers or~~ any ~~Subsidiary,~~Obligor; provided that (i) any such Investments in the form of loans and advances made by an Obligor shall be permitted so long as no Default or Event of Default exists or would result therefrom and shall be evidenced by a promissory note pledged to Agent (or its agent, designee or bailee, including the agent under the Term Loan pursuant to the terms of the Intercreditor Agreement) for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement~~,~~ and (ii) any such Investments in the form of Equity Interests held by an Obligor shall be pledged pursuant to the Guarantee and Collateral Agreement (subject to any limitations applicable to voting stock of a Foreign Subsidiary ~~referred to therein) and (iii) the aggregate amount of such Investments made from the Amendment No. 3 Effective Date by Obligors in Subsidiaries that are not Obligors shall not exceed $2,500,000~~set forth therein);

(d)Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the Ordinary Course of Business;

(e)~~loans made by Borrowers and their Subsidiaries in the Ordinary Course of Business in accordance with their usual practice to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-down or write-offs of such loans and advances) shall not exceed $1,000,000;~~[reserved;]

(f)Hedging Agreements entered into by Borrowers and their Subsidiaries that are entered into in the Ordinary Course of Business and not for speculative purposes;

(g)to the extent constituting an Investment, Capital Expenditures not prohibited hereunder;

(h)~~Investments consisting of the non-cash portion of the sales price received for Permitted Asset Dispositions~~[reserved;]

(i)lease, utility and other deposits or advances in the Ordinary Course of Business;

(j)cash earnest money deposits made in connection with ~~Permitted Acquisitions or other~~ acquisitions of assets permitted hereunder;

(k)Investments in the Ordinary Course of Business consisting of endorsements for collection or deposit;

(l)Investments of any Person existing at the time such Person becomes a Subsidiary, or consolidates, amalgamates or merges with a Borrower or a Subsidiary ~~(including in connection with a Permitted Acquisition)~~ (but excluding Investments in Subsidiaries which must be otherwise permitted by this definition of “Restricted Investments”) so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation, amalgamation or merger and such Person becoming a Subsidiary or such consolidation, amalgamation or merger, applicable, is otherwise permitted under this Agreement;

(m)~~Investments of Net Proceeds of a Permitted Asset Disposition in accordance with the reinvestment rights set forth in the Term Loan Facility~~[reserved;]

(n)Extensions of trade credit in the Ordinary Course of Business; and

(o)~~Investments constituting Permitted Acquisitions; provided that the aggregate consideration paid in Permitted Acquisitions to acquire a Person that will not be an Obligor following the acquisition thereof, or to acquire property or assets that will not be owned by an Obligor (each, a “Non-Obligor Permitted Acquisition”) shall not exceed, at the time of any such acquisition, together with the aggregate consideration paid in all Non-Obligor Permitted Acquisitions effected prior to such time, $1,000,000;~~[reserved;]

(p)to the extent constituting Investments, Permitted Contingent Obligations;

~~(q)other Investments (other than Acquisitions and Permitted Acquisitions which shall only be permitted in compliance with clause (o) above) so long as both before and immediately after giving effect to such Investment the Payment Conditions are satisfied; and~~

~~(r)other Investments not included in the preceding clauses; provided that (x) the aggregate amount of such Investments together with the aggregate consideration paid in all Non-Obligor Permitted Acquisitions effected prior to such time, shall not exceed $5,000,000 and (y) Investments permitted pursuant to this clause (r) shall not include Acquisitions and Permitted Acquisitions (other than Non-Obligor Permitted Acquisitions) otherwise permitted hereunder, which shall only be permitted in compliance with clause (o) above.~~

(q)[reserved];

(r)[reserved].

provided, however, notwithstanding anything to the contrary in this definition, (i) neither Company nor any other Obligor may make any Investment in any Subsidiary that is not an Obligor and (ii) neither Company nor any other Obligor may consummate any Acquisition.

Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Indebtedness.

Revolver Termination Date: ~~April 7~~October 12, ~~2022~~2020, (the “Scheduled Maturity Date”; provided that if the “Maturity Date” under the Term Loan Facility, as in effect from time to time, is fewer than 30 days after the Scheduled Maturity Date, then the Revolver Termination Date shall automatically become ~~February 7, 2022 unless~~the date that is 30 days prior to such “Maturity Date” under the Term Loan Facility ~~has been repaid, prepaid, refinanced, redeemed, exchanged, amended or otherwise defeased or discharged prior to such date (in the case of any refinancing or amendment, to a date that is at least 60 days after the Scheduled Maturity Date).~~as in effect from time to time).

Revolver Usage: (a) the aggregate amount of outstanding Loans; plus (b) the aggregate Stated Amount of outstanding Letters of Credit.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

S&P: Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

Sanction: any sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other sanctions authority.

Scheduled Unavailability Date: as defined in Section ~~1.5~~3.6.3.

~~Seasonal Formula Amount: the sum of (a) 10% of the NOLV Percentage of the Value of Eligible Inventory plus (b) 5% of the Value of Eligible Accounts.~~

Secured Bank Product Obligations: Indebtedness, obligations and other liabilities with respect to Bank Products owing by a Borrower or Affiliate of a Borrower to a Secured Bank Product Provider; provided, that Secured Bank Product Obligations of an Obligor shall not include its Excluded Swap Obligations.

Secured Bank Product Provider: (a) Bank of America or any of its Affiliates; and (b) any other Person that is a Lender or Affiliate of a Lender at the time such agreements relating to Bank Products is entered into (or with respect to agreements already in existence on the date such Person becomes a Lender, is a Lender or Affiliate of a Lender on such date); provided such provider (other than Bank of America or any of its Affiliates) delivers written notice to Agent, in form and substance satisfactory to Agent, within 10 days following the later of the Closing Date (or, in the case of a Person who becomes a Lender pursuant to an assignment under Section 13.3, 10 days after such Person becomes a Lender) or creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral (the “Bank Product Amount”) and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.13. Notwithstanding the foregoing, the Bank Product Amount may be changed from time to time upon written notice to Agent by such Secured Bank Product Provider.

Secured Parties: Agent, Issuing Bank, Lenders and Secured Bank Product Providers.

Securities Account Control Agreement: the Securities Account control agreements to be executed by the relevant Obligor and each institution maintaining a Securities Account for Company or an Obligor, in favor of Agent, as security for the Obligations, in the form required and to the extent required under Section 8.5.

Security Documents: the Guarantee and Collateral Agreement, each Security Agreement Supplement (as defined in the Guarantee and Collateral Agreement), each Issuer Control Agreement (as defined in the Guarantee and Collateral Agreement), IP Assignments, Intellectual Property Security Agreements, Deposit Account Control Agreements, Securities Account Control Agreements and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Officer: the president, chief executive officer, chief accounting officer, chief operating officer or chief financial officer of a Borrower or, if the context requires, an Obligor.

Senior Debt: as of any date of determination, Borrowed Money of Company and its Subsidiaries as of such date, other than Subordinated Debt; provided that for the avoidance of doubt, Senior Debt shall include (x) Indebtedness under this Agreement and (y) any Indebtedness the final maturity date of which is earlier than the Maturity Date other than Specified Unsecured Prepetition Debt; provided, further that reimbursement obligations with respect to Permitted Surety Bonds shall not constitute Senior Debt; provided further, that for purposes of determining Senior Debt, as of any date of determination, Indebtedness under this Agreement shall be deemed to be the average daily amount of such Indebtedness for the 365-day period immediately preceding such date; provided further, that for purposes of determining Senior Debt with respect to any testing period that includes the month that any portion of the Specified Unsecured Prepetition Debt is paid, if such payment is financed with proceeds of Loans, average Indebtedness hereunder will be calculated after giving pro forma effect (as if such payment (and the incurrence of Loans in connection therewith) was made of the first day of such testing period) to the amount of such payment of the Specified Unsecured Prepetition Debt (and the incurrence of Loans in connection therewith).

Settlement Report: a report summarizing Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Commitments.

Sixth Amendment: that certain Sixth Amendment to Loan Agreement, dated as of March 13, 2019, and effective as of the Sixth Amendment Effective Date, among the Borrowers party thereto, the Lenders party thereto and the Agent.

Sixth Amendment Effective Date: as defined in the Sixth Amendment.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

SOFR: with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.

SOFR-Based Rate: SOFR or Term SOFR.

~~Specified Asset Dispositions: the Asset Dispositions set forth on Schedule 1.1(c) as of the Amendment No. 3 Effective Date.~~

~~Specified Availability: as of any date of determination and without duplication, the sum of (a) Availability and (b) during the months of July, August and September, Suppressed Availability; provided that for the purpose of calculating Specified Availability during the fiscal months of July, August and September, not more than 50% of any threshold or test based on Specified Availability may be satisfied with Suppressed Availability; provided further that for purposes of testing whether Payment Conditions are met during the fiscal months of July, August and September, Suppressed Availability used to satisfy such threshold or test shall be limited to $6,250,000.~~

~~Specified Default: the failure of any Obligor to comply with the terms of Section 8.1, 8.2.5, 8.5 or 10.1.1, the failure of Company to deliver financial statements when required pursuant to Section 10.1.2, or the occurrence of any Default specified in Sections 11.1(a), 11.1(i) or 11.1(j).~~

Specified Unsecured Prepetition Debt: any payment or distribution in respect of the Allowed General Unsecured Claims or Allowed Trade Unsecured Claims (as such terms are defined in the Plan of Reorganization) that is made in accordance with Sections IV.E, IV.F and V.I of the Plan of Reorganization in an aggregate amount not to exceed the sum of (x) $24,500,000 and (y) the amount of accrued and unpaid interest thereon.

Specified Covenants:  the covenants set forth in Section 10.1.19.

Specified Defaults: as defined in the Eighth Amendment.

Specified Obligor: a Borrower that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.10).

Specified Transaction:  as defined in Section 10.1.19(a).

Specified Unsecured Prepetition Debt Satisfaction Event: (a) Borrower has obtained an amendment, supplement, agreement or other modification relating to the Specified Unsecured

Prepetition Debt, in form and substance satisfactory to Agent and the Required Lenders, pursuant to which at least $23,000,000 of the Specified Unsecured Prepetition Debt is converted to Extended Prepetition Debt, (b) such Extended Prepetition Debt is secured (if at all) by a “silent third” Lien on the Term Priority Collateral pursuant to documentation in form and substance satisfactory to Agent following the Third Lien Effective Date and (c) such Extended Prepetition Debt and Lien are subject to a subordination agreement in form and substance satisfactory to Agent.

Stated Amount: the stated amount of a Letter of Credit, including any automatic increase (if any) provided by the terms of the Letter of Credit or related LC Documents, whether or not then effective.

Subordinated Debt: (a) Extended Prepetition Debt to the extent secured by a Lien permitted under Section 10.2.2(v) and (b) any other Indebtedness incurred by an Obligor that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Agent.

Subsidiary: with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held; or (b) that is, at the time any determination is made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Company or of an Obligor, as the context may require.

Subsidiary Borrowers: Classroomdirect.com, LLC, a Delaware limited liability company, Sportime, LLC, a Delaware limited liability company, Delta Education, LLC, a Delaware limited liability company, Premier Agendas, LLC, a Delaware limited liability company, Childcraft Education, LLC, a Delaware limited liability company, Bird-In-Hand Woodworks, LLC, a Delaware limited liability company, Califone International, LLC, a Delaware limited liability company, and any additional Subsidiary of Company who becomes a party hereto, as a Borrower.

Subsidiary Guarantors: each Subsidiary Borrower, each Wholly-Owned Subsidiary of Company listed on Schedule 1.1(d) as of the Amendment No. 3 Effective Date and each other Subsidiary of Company that shall be required to execute and deliver or become party to a Guaranty pursuant to Section 10.1.14.

~~Suppressed Availability: an amount equal to the greater of (i) the difference between clause (ii) of the definition of Borrowing Base, minus the aggregate Commitments and (ii) zero.~~

Swap Obligations: with respect to an Obligor, its obligations under a Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

Swingline Loan: any Borrowing of Base Rate Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Borrowers.

Syndication Agent: Bank of Montreal.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Loan Agent: TCW Asset Management Company LLC and its permitted successors and assigns or any other Person designated as agent or administrative agent and collateral agent pursuant to the Term Loan Facility.

Term Loan Agreement: the Credit Agreement dated as of April 7, 2017, among Company, the several banks and other financial institutions from time to time parties thereto, the Term Loan Agent and the other parties named therein, as amended, restated or otherwise modified from time to time to the extent not prohibited by the Intercreditor Agreement.

Term Loan Documents: “Term Documents” as defined in the Intercreditor Agreement.

Term Loan Facility: (i) the Term Loan Agreement, as amended, amended and restated, modified, or supplemented from time to time and (ii) any refinancing thereof as long as each Refinancing Condition is satisfied, in each case to the extent permitted by this Agreement and the Intercreditor Agreement.

Term Loan Obligations: “Obligations” under the “Loan Documents” each as defined in the Term Loan Facility.

Term Priority Collateral: the “Term Priority Collateral” as defined in the Intercreditor Agreement.

Term Priority Collateral Account: the “Term Priority Collateral Account” as defined in the Intercreditor Agreement.

~~Total Debt: at any time, the total Indebtedness of Company and its Subsidiaries at such time (excluding the Obligations); provided that for the avoidance of doubt, Total Debt shall include Specified Unsecured Prepetition Debt; provided, further that reimbursement obligations with respect to Permitted Surety Bonds that have not been drawn shall not constitute Total Debt.~~

Term SOFR: means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent”) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an  information service as selected by the Administrative Agent from time to time in its reasonable discretion.

Third Lien Agent: the Person designated as agent or administrative agent and collateral agent pursuant to the Third Lien Intercreditor Agreement and the Third Lien Documents and its permitted successors and assigns, or any other Person designated as agent or administrative agent and collateral agent pursuant to the Third Lien Intercreditor Agreement and the Third Lien Documents

Third Lien Documents: the Third Lien Security Agreement, the Third Lien Intercreditor Agreement and the Extended Prepetition Debt Letter Agreements and any subordination agreements executed in connection therewith with the consent of the Agent.

Third Lien Effective Date: the date on which each of the following conditions has been satisfied or waived by the Agent and Required Lenders: (w) Agent has received an Acceptable Term Sheet, (x) at least $17,600,000 of the Specified Unsecured Prepetition Debt has been converted to Extended Prepetition Debt before the Outside Date, (y) such Liens are evidenced by documentation in form and substance satisfactory to Agent and (z) as such Extended Prepetition Debt and Liens are subject to a subordination agreement in form and substance satisfactory to Agent.

Third Lien Intercreditor Agreement: the Third Lien Intercreditor Agreement, dated as of the Third Lien Effective Date, among Obligors, Term Loan Agent, Agent and Third Lien Agent.

Third Lien Security Agreement: the “Security Agreement”, dated as of the Third Lien Document Effective Date, by and among Third Lien Agent, and the Obligors party thereto.

Transactions: collectively, (a) the execution, delivery and performance by Obligors of this Agreement and the other Loan Documents to which they are a party, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and (b) the consummation of (i) the Plan of Reorganization and (ii) the Existing Term Loan Agreement, in each case on or before the Closing Date.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Transferring Subsidiary: as defined in Section 10.2.9.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Unadjusted EBITDA: with respect to Company and its Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of Company and its Subsidiaries for such period, plus the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (a) through (e) of this definition reduced such Consolidated Net Income (and were not excluded therefrom or added thereto) for the respective period for which Unadjusted EBITDA is being determined):

(a)provision for taxes based on income, profits or capital of Borrower and its Subsidiaries for such period, including, without limitation, state, franchise and similar taxes;

(b)interest expense (and to the extent not included in interest expense, (i) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or disqualified stock and (ii) costs of surety bonds in connection with financing activities) of Borrower and its Subsidiaries for such period;

(c)depreciation and amortization expenses of Borrower and its Subsidiaries for such period including the amortization of intangible assets, deferred financing fees and capitalized software expenditures and amortization of unrecognized prior service costs;

(d)any non-cash impairment charges arising from the wind down of the Agendas business; and

(e)the amount of actual professional fees, expenses and retainers of the Lenders of the type set forth in the line item of the Budget titled “Restructuring-related professional fees” for such period;

provided, that, notwithstanding anything to the contrary contained herein, for each of the calendar months set forth below, Unadjusted EBITDA shall be deemed to be the amount set forth below opposite such month:

Calendar Month	Unadjusted EBITDA
November 2018	($4,689,400.48)
December 2018	($16,884,528.52)
January 2019	($4,969,092.72)
February 2019	($5,361,086.42)
March 2019	($3,010,561.79)
April 2019	$209,373.32
May 2019	$3,530,548.33
June 2019	$5,979,042.09
July 2019	$14,166,053.21
August 2019	$15,154,923.94
September 2019	($193,217.08)
October 2019	($972,567.00)

Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year.

Unrestricted Cash: cash or Cash Equivalents of Company or any Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of Company or any Subsidiaries and are not subject to Liens other than Liens arising by operation of law and Liens securing the Obligations and the Term Loan Obligations, not to exceed $5,000,000; provided that Unrestricted Cash shall be deemed to be $0 unless, for the 30 days preceding and the 30 days following any date of determination, there have not been, and there will not be, any Borrowings of Loans and Borrowers have had such cash or Cash Equivalents for the preceding 30-day period.

Unused Line Fee Rate: a per annum rate equal to (a) 0.375%, if the average daily Revolver Usage was less than 50% of the Commitments during the preceding calendar month, or (b) 0.25%, if the average daily Revolver Usage was 50% or more of the Commitments during the preceding calendar month.

Upstream Payment:

(a)any Subsidiary of Company may declare and pay dividends or make other distributions to Company or any other Obligor ~~and any Subsidiary of Company that is not an Obligor may declare and pay dividends or make other distributions to any other Subsidiary of Company that is not an Obligor~~;

(b)~~so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Company may repurchase its Equity Interests owned by directors or employees of Company or any Subsidiary or make payments to directors or employees of Company or any Subsidiary upon termination of employment or position as a director in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such directors or employees in an aggregate amount not to exceed $2,000,000 in any Fiscal Year;~~[reserved;]

(c)~~to the extent permitted by the Term Loan Agreement and so long as both immediately before and immediately after giving effect thereto the Payment Conditions are satisfied, any other Distribution to the extent financed with proceeds from Delayed Draw Term Loans (as defined in the Term Loan Agreement) in an amount not to exceed the Delayed Draw Term Loan Amount (as defined in the Term Loan Agreement as in effect on the Amendment No. 3 Effective Date); and~~[reserved;] and

(d)~~so long as both immediately before and immediately after giving effect thereto the Payment Conditions are satisfied, any other Distribution~~[reserved].

U.S. Person: any Person (a) (i) that is not disregarded as separate from its owner for U.S. federal income tax purposes and (ii) that is a “United States Person” as defined in Section 7701(a)(30) of the Code; or (b) (i) that is disregarded as separate from its owner for U.S. federal income tax purposes and (ii) whose regarded owner for U.S. federal income tax purposes is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate: as defined in Section 5.9.2(b)(iii).

Value: (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; (b) for an Account (other than a Credit Card Account), its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person; and (c) for a Credit Card Account, its face amount, net of (x) any discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrower may be obligated to rebate to a customer, a credit card processor or issuer pursuant to the terms of any agreement or understanding (written or oral)) and (y) the aggregate amount of all cash received in respect of such Account but not yet applied by Borrowers to reduce the amount of such Credit Card Account.

Variance Report: a detailed weekly variance report, in form and substance satisfactory to Agent, prepared by the Obligors’ management and certified by the chief financial officer of Company, provided to Agent in accordance with Section 10.1.2(l), that includes, among other things: (a) with respect to Obligors and their Subsidiaries for the four-week period ended on the immediately preceding Friday: (i) the actual cash receipts, (ii) the actual cash disbursements, (iii) the actual net cash flow, (iv) the actual bookings and billings, (v) the actual professional fees, expenses and retainers incurred and (vi) the actual outstanding Loans and the actual Availability and (b) a reconciliation of Obligors’ and their Subsidiaries’ actual performance for the two week period ending on the immediately preceding Friday (or the four-week period ending on the immediately preceding Friday with respect to the disbursements and professional fees, expenses and retainers described in Sections 10.3.4(d) and (e) and bookings and billings) with the Obligors’ and their Subsidiaries’ projected performance pursuant to the thirteen-week forecast under the previous week’s Budget, including a detailed calculation of the percentage variances (on a line item by line item basis) between Obligors’ and their Subsidiaries’ actual and projected cash receipts, cash disbursements, net cash flow, bookings and billings and professional fees, expenses and retainers incurred.

Wholly-Owned Subsidiary: as to any Person, any other Person all of the Equity Interest of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly-Owned Subsidiaries.

Wisconsin Wage Protection Act Reserve: on any date of determination, a reserve established from time to time by Agent in its Reasonable Credit Judgment, in such amount as Agent determines reflects the amounts that may become due under the Wisconsin Wage Protection Act with respect to the employees of any Obligor employed in Wisconsin which would give rise to a Lien with priority under Applicable Law over the Lien of Agent.

Write-Down and Conversion Powers: the write-down and conversion powers of the applicable EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which powers are described in the EU Bail-In Legislation Schedule.

1.2Accounting Terms.

Under the Loan Documents (except as otherwise specified therein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and all relevant provisions of the Loan Documents are amended in a manner satisfactory to Required Lenders to take into account the effects of the change; provided that, notwithstanding the foregoing, GAAP shall include the application of FASB ASC 606 with retroactive effect as of December 31, 2017 for purposes of the computation of any financial covenant contained herein and for all other purposes of the Loan Documents, with effect on the Fifth Amendment Effective Date.

1.3Uniform Commercial Code.

As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Inventory,” “Investment Property,” “Letter-of-Credit Right,” “Securities Account” and “Supporting Obligation.”

1.4Certain Matters of Construction.

The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan

Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) unless otherwise specified herein as referring to a document, instrument or agreement as in effect on the Closing Date, any document, instrument or agreement includes any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) unless otherwise indicated, time of day mean time of day at Agent’s notice address under Section 14.3.1; or (g) discretion of Agent, Issuing Bank or any Lender shall mean the sole and absolute discretion of such Person. All references to Value, Borrowing Base components, Loans, Letters of Credit, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise reasonably satisfactory to Agent (and not necessarily calculated in accordance with GAAP). All terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, and (iii) without giving effect to Accounting Standards Update No. 2016-02 issued by the Financial Accounting Standards Board. Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Reference to a Borrower’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

~~1.5LIBOR Amendment~~

~~. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if Agent determines (which determination shall be conclusive absent manifest error), or Borrower Agent or Required Lenders notify Agent (with, in the case of the Required Lenders, a copy to Borrower Agent) that Borrowers or Required Lenders (as applicable) have determined, that:~~

~~(a)adequate and reasonable means do not exist for ascertaining LIBOR for any applicable interest period, because the LIBOR quote on the applicable screen page (or other source) used by Agent to determine LIBOR (“LIBOR Screen Rate”) is not available or published on a current basis and such circumstances are unlikely to be temporary; or~~

~~(b)the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date (“Scheduled Unavailability Date”) after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans; or~~

~~(c)syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;~~

~~then, reasonably promptly after such determination by Agent or receipt by Agent of such notice, as applicable, Agent and Borrower Agent may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such alternative benchmarks (“LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and the amendment shall be effective at 5:00 p.m. on the fifth Business Day after Agent posts the amendment to all Lenders and Borrowers unless, prior to such time, Required Lenders notify Agent that they do not accept the amendment.~~

~~If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred, Agent will promptly notify Borrowers and Lenders. Thereafter, (i) the obligation of Lenders to make or maintain LIBOR Loans shall be suspended (to the extent of the affected LIBOR Loans or Interest Periods), and (ii) the LIBOR component shall no longer be used in determining Base Rate.  Upon receipt of such notice, Borrower Agent may revoke any pending request for funding, conversion or continuation of a LIBOR Loan (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have requested a Base Rate Loan.~~

SECTION 2.CREDIT FACILITIES

2.1Commitment

.

2.1.1Loans.

Each Lender agrees, severally on a Pro Rata basis up to its Commitment, on the terms set forth herein, to make Loans to Borrowers from time to time through the Commitment Termination Date. The Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Loan if the Revolver Usage at such time plus the requested Loan would exceed the Borrowing Base.

2.1.2Notes.

Loans and interest accruing thereon shall be evidenced by the records of Agent and the applicable Lender. At the request of a Lender, Borrowers shall deliver promissory note(s) to such Lender, evidencing its Loan(s).

2.1.3Use of Proceeds.

The proceeds of Loans shall be used by Borrowers (a) to repay the DIP Facilities (specifically, all of the ABL DIP and part of the Ad-Hoc DIP), (b) to fund certain fees and expenses associated with the closing of this credit facility and the Transactions, (c) to repay certain costs and expenses required to be paid in connection with the emergence from Chapter 11 of Borrowers and certain of their Subsidiaries (including, but not limited to, administrative costs, cure costs and potentially to fund cash out options for trade and other unsecured claims), (d) to provide for working capital and (e) for general corporate purposes (including, without limitation, ~~for Permitted Acquisitions and~~ Capital Expenditures).

Borrowers shall not, directly or indirectly, use any Letter of Credit or Loan proceeds, nor use, lend, contribute or otherwise make available any Letter of Credit or Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of issuance of the Letter of Credit or funding of the Loan, is the subject of any Sanction; (ii) in any manner that would result in a violation of a Sanction by any Person (including any Secured Party or other individual or entity participating in any transaction); or (iii) for any purpose that would breach the U.S. Foreign Corrupt Practices Act of 1977, UK Bribery Act 2010 or similar law in any jurisdiction.

2.1.4Voluntary Reduction or Termination of Commitments.

(a)The Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement. Upon at least ten Business Day’s prior written notice to Agent, Borrowers may, at their option, terminate the Commitments and this credit facility in full. Any notice of termination given by Borrowers shall be irrevocable; provided that any such notice may state that such notice is conditioned upon effectiveness of other financing, in which case such notice may be revoked by Borrowers by notice to Agent on or prior to the specified effective date if such condition is not satisfied; provided that Borrowers shall pay any amounts due under Section 3.9 hereof as a result of failing to repay the Obligations on the date specified in such notice. On the termination date, Borrowers shall make Full Payment of all Obligations.

(b)Borrowers may permanently reduce a portion of the Commitments, on a ratable basis for all Lenders, upon at least five Business Days’ prior written notice to Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given. Each reduction shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof.

2.1.5Overadvances.

If Revolver Usage exceeds the Borrowing Base (such excess amount, an “Overadvance”) at any time, such Overadvance shall be payable by Borrowers on demand by Agent, but all such Loans and LC Obligations in excess of the Borrowing Base shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by Agent to exceed 10% of the Borrowing Base; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance is not increased by more than $5,000,000 and does not continue for more than 30 consecutive days; provided that the aggregate amount of outstanding Overadvances and Protective Advances shall not, at any time, exceed 10% of the Borrowing Base. In no event shall Overadvance Loans be required that would cause Revolver Usage to exceed the aggregate Commitments. Required Lenders may at any time revoke Agent’s authority to make further Overadvances by written notice to Agent. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section 2.1.5 nor authorized to enforce any of its terms.

2.1.6Protective Advances.

Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make Base Rate Loans (“Protective Advances”) (a) up to an aggregate amount outstanding at any time not to exceed 10% of the Borrowing Base, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations, as long as such Loans do not cause Revolver Usage to exceed the aggregate Commitments; or (b) if Borrowers default on their obligation to pay such amounts or any other amounts chargeable to Obligors under any Loan Documents, including interest, costs, fees and expenses. Lenders shall participate on a Pro Rata basis in Protective Advances outstanding from time to time. Required Lenders may at any time revoke Agent’s authority to make further Protective Advances under clause (a) by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive; provided that the aggregate amount of outstanding Overadvances and Protective Advances shall not, at any time, exceed 10% of the Borrowing Base.

2.2Letter of Credit Facility

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2.2.1Issuance of Letters of Credit

. Issuing Bank shall issue Letters of Credit from time to time until 30 days prior to the Revolver Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)Each Borrower acknowledges that Issuing Bank’s issuance of any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If, in sufficient time to act, Issuing Bank receives written notice from Agent or Required Lenders that a LC Condition has not been satisfied, Issuing Bank shall not issue the requested Letter of Credit. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b)Letters of Credit may be requested by a Borrower to support obligations incurred in the Ordinary Course of Business, or as otherwise approved by Agent. Increase, renewal or extension of a Letter of Credit shall be treated as issuance of a new Letter of Credit, except that Issuing Bank may require a new LC Application in its discretion.

(c)Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative. Borrowers shall take all commercially reasonable action to avoid and mitigate any damages relating to any Letter of Credit or claimed against Issuing Bank, Agent or any Lender, including through enforcement of any available rights against a beneficiary. Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.

(d)In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

(e)If any Borrower so requests in any applicable Letter of Credit application, Issuing Bank may, in its discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, Borrowers shall not be required to make a specific request to the Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date at least 5 Business Days prior to the Revolver Termination Date; provided, however, that the Issuing Bank shall not permit any such extension if Issuing Bank has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from Agent that the Required Lenders have elected not to permit such extension or (2) from Agent, any Lender or any Borrower that one or more of the applicable conditions specified in Section 6.2 is not then satisfied, and in each such case directing the Issuing Bank not to permit such extension.

2.2.2Reimbursement; Participations.

(a)If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Loans from the Reimbursement Date until payment by Borrowers. The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender shall fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)Each Lender hereby irrevocably and unconditionally purchases from Issuing Bank, without recourse or warranty, an undivided Pro Rata participation in all LC Obligations outstanding from time to time. Issuing Bank is issuing Letters of Credit in reliance upon this participation. If Borrowers do not make a payment to Issuing Bank when due hereunder, Agent shall promptly notify Lenders and each Lender shall within one Business Day after such notice pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment. Upon request by a Lender, Issuing Bank shall provide copies of Letters of Credit and LC Documents in its possession at such time.

(c)The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, noncompliant, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; any waiver by Issuing Bank of a requirement that exists for its protection (and not a Borrower’s protection) or that does not materially prejudice a Borrower; any honor of an electronic demand for payment even if a draft is required; any payment of an item presented after a Letter of Credit’s expiration date if authorized by the UCC or applicable customs or practices; or any setoff or defense that an Obligor may have with respect to any Obligations. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to any Letter of Credit, Collateral, LC Document or Obligor. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d)No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Document except as a result of its gross negligence or willful misconduct. Issuing Bank may refrain from taking any action with respect to a Letter of Credit until it receives written instructions (and in its discretion, appropriate assurances) from the Lenders.

2.2.3Cash Collateral

. Subject to Section 2.1.5, if at any time (a) an Event of Default exists, (b) the Commitment Termination Date has occurred, or (c) the Revolver Termination Date is scheduled to occur within 20 days, then Borrowers shall, at Issuing Bank’s or Agent’s request, Cash Collateralize all outstanding Letters of Credit. Borrowers shall, at Issuing Bank’s or Agent’s request at any time, Cash Collateralize the Fronting Exposure of any Defaulting Lender. If Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Loans, the amount of Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

2.2.4Resignation of Issuing Bank

. Issuing Bank may resign at any time upon notice to Agent and Borrowers, and any resignation of Agent hereunder shall automatically constitute its concurrent resignation as Issuing Bank. From the effective date of such resignation, Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and other obligations of an Issuing Bank hereunder relating to any Letter of Credit issued by it prior to such date. Agent shall promptly appoint a replacement Issuing Bank, which, as long as no Default or Event of Default exists, shall be reasonably acceptable to Borrowers.

2.2.5Existing Letter of Credit

. On the Closing Date, (a) the Existing Letter of Credit, to the extent outstanding, shall be automatically and without further action by the parties thereto deemed converted into a Letter of Credit issued pursuant to Section 2.2 for the account of Borrowers and subject to the provisions hereof, and for this purpose fees in respect thereof pursuant to Section 3.2.2 shall be payable (in substitution for any fees set forth in the applicable letter of credit reimbursement agreements or applications relating to the Existing Letter of Credit, except to the extent that such fees are also payable pursuant to Section 3.2.2) as if the Existing Letter of Credit had been issued on the Closing Date, (b) the Existing Letter of Credit shall be included in the calculation of LC Obligations and (c) all liabilities of Borrowers with respect to the Existing Letter of Credit shall constitute Obligations secured by the Collateral. Notwithstanding the foregoing, Borrowers shall not be required to pay any additional issuance fees with respect to the issuance of the Existing Letter of Credit solely as a result of such letter of credit being converted to Letters of Credit hereunder, it being understood that the fronting, participation and other fees set forth in Section 3.2.2 shall otherwise apply to the Existing Letter of Credit.

SECTION 3.INTEREST, FEES AND CHARGES

3.1Interest.

3.1.1Rates and Payment of Interest.

(a)The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Loans.

(b)During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.

(c)Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, until paid in full by Borrowers, and shall in no event be less than zero at any time. If a Loan is repaid on the same day made, one day’s interest shall accrue. Interest accrued on the Loans (other than any LIBOR Loan) shall be due and payable in arrears, (i) on the first day of each month; (ii) on any date of prepayment, with respect to the principal amount being prepaid; and (iii) on the Commitment Termination Date. Interest accrued on any LIBOR Loan shall be due and payable in arrears, (1) on the last day of each Interest Period applicable to such Loan or, if sooner, on the respective dates that fall every three months after the beginning of such Interest Period, (2) on the Commitment Termination Date, and (3) on any date of prepayment, with respect to the principal amount of Loans being prepaid. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2Application of LIBOR to Outstanding Loans.

(a)Borrowers may on any Business Day elect to convert any portion of the Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan.

(b)Whenever Borrowers desire to convert or continue Loans as LIBOR Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least two Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loans into Base Rate Loans.

3.1.3Interest Periods.

In connection with the making, conversion or continuation of any LIBOR Loans, Borrowers shall select an interest period (“Interest Period”) to apply, which interest period shall be 30, 60, 90 or 180 days (if available from all Lenders); provided, however, that:

(a)the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b)if any Interest Period begins on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c)no Interest Period shall extend beyond the Revolver Termination Date.

3.1.4Interest Rate Not Ascertainable.

If, due to any circumstance affecting the London interbank market, Agent determines that adequate and fair means do not exist for ascertaining LIBOR on any applicable date or any Interest Period is not available on the basis provided herein, then Agent shall immediately notify Borrowers of such determination. Until Agent notifies Borrowers that such circumstance no longer exists, the obligation of Lenders to make affected LIBOR Loans shall be suspended and no further Loans may be converted into or continued as such LIBOR Loans.

3.2Fees

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3.2.1Unused Line Fee.

Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the

Commitments exceed the average daily Revolver Usage during any month. Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date.

3.2.2LC Facility Fees.

Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for LIBOR Loans times the average daily Stated Amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the Stated Amount of each Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum~~.~~ if interest is accruing (or would accrue but for the commencement of a case in which an Obligor is a debtor or a debtor-in-possession under the Bankruptcy Code) at the Default Rate on the Loans or if the Agent or Required Lenders in their discretion so elect.

3.2.3Fee Letters.

Borrowers shall pay all fees set forth in the Fee Letters and any other fee letter executed in connection with this Agreement.

3.3Computation of Interest, Fees, Yield Protection.

All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days; provided that all interest on Base Rate Loans (other than those where interest is computed by reference to LIBOR) shall be computed for the actual days elapsed, based on a year of 365 or 366 days, as applicable. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.8, submitted to Borrower Agent by Agent or the affected Lender shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4Reimbursement Obligations.

Borrowers shall pay all Extraordinary Expenses promptly upon request. Borrowers shall also reimburse Agent for all costs of field exams that Agent is entitled to conduct pursuant to Section 10.1.1 (including internally allocated costs thereof) and shall reimburse Agent and, in the case of clause (a) below, the Lead Arranger, for all reasonable and documented, out-of-pocket costs and expenses (including all legal, accounting, consulting fees and expenses) incurred by it in connection with (a) negotiation and preparation of the Commitment Letter, any Loan Documents, including any amendment or other modification thereof, and the syndication of the Loans and Commitments by the Lead Arranger; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1, each inspection, audit, examination or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party; provided that Borrowers’ obligation to reimburse legal fees pursuant to this sentence shall be limited to fees, charges and disbursements of one counsel for Agent and Lenders (which shall be selected by Agent) and to the extent necessary, one special or local counsel in each appropriate jurisdiction (absent a conflict of interest, in which case the Lenders may engage and be reimbursed for additional counsel). All legal, accounting and consulting fees shall be charged to Borrowers by Agent’s professionals, including those provided by Agent Consultant, at their full hourly rates, regardless of any alternative fee arrangements that Agent, any Lender or any of their Affiliates may have with such professionals that otherwise might apply to this or any other transaction. Borrowers acknowledge that counsel may provide Agent with a benefit (such as a discount, credit or accommodation for other matters) based on counsel’s overall relationship with Agent, including fees paid hereunder. If, for any reason (including inaccurate reporting in any Borrower Materials), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the ratable benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section 3.4 shall be due on demand.

3.5Illegality.

If any Lender reasonably determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to perform any of its obligations hereunder, to make, maintain, fund or charge applicable interest or fees with respect to any Loan or Letter of Credit, or to determine or charge interest based on LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to perform such obligations, to make, maintain or fund the Loan or participate in the Letter of Credit (or to charge interest or fees with respect thereto), or to continue or convert Loans as LIBOR Loans, shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall prepay the applicable Loan, Cash Collateralize the applicable LC Obligations or, if applicable, convert LIBOR Loan(s) of such Lender to Base Rate Loan(s), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain the LIBOR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain the LIBOR Loan. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6Inability to Determine Rates.

~~3.6Inability to Determine Rates.~~

~~Agent will promptly notify Borrower Agent and Lenders if,~~3.6.1If in connection with ~~a Borrowing of,~~any request for a LIBOR Loan or a conversion to or continuation ~~of a LIBOR Loan~~thereof, (~~a~~i) Agent determines that (~~i~~A) Dollar deposits are not being offered to banks in the London interbank ~~Eurodollar~~ market for the applicable ~~Loan~~ amount ~~or~~and Interest Period of such LIBOR Loan, or (~~ii~~B) (x) adequate and reasonable means do not exist for determining the LIBOR for ~~the applicable~~any requested Interest Period~~; or (b)~~ with respect to a proposed LIBOR Loan or in connection with an existing or proposed Base Rate Loan and (y) the circumstances described in Section 3.6.1 do not apply (in each case with respect to this clause (i), “Impacted Loans”), or (ii) Agent or the Required Lenders determine that for any reason ~~that~~the LIBOR for ~~the applicable~~any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding ~~the~~such LIBOR Loan, Agent will promptly so notify the Borrower Agent and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended, (to the extent of the affected LIBOR ~~Loan~~Loans or Interest ~~Period until Agent (~~Periods), and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR component of the Base Rate, the utilization of the LIBOR component in determining the Base Rate shall be suspended, in each case until Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.6.1, until Agent upon instruction ~~by~~of the Required Lenders) revokes ~~the~~such notice.  Upon receipt of such notice, the Borrower ~~Agent~~

may revoke any pending request for a Borrowing of, conversion to or continuation of ~~a~~ LIBOR ~~Loan~~Loans (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have ~~submitted~~converted such request into a request for a Borrowing of Base Rate ~~Loan~~Loans in the amount specified therein.

3.6.2Notwithstanding the foregoing, if Agent has made the determination described in clause (i) of Section 3.6.1, Agent, in consultation with the Borrower, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of Section 3.6.1, (ii) Agent or the Required Lenders notify Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides Agent and the Borrower written notice thereof.

3.6.3Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if Agent determines (which determination shall be conclusive absent manifest error), or Borrower Agent or Required Lenders notify Agent (with, in the case of the Required Lenders, a copy to Borrower Agent) that Borrower Agent or Required Lenders (as applicable) have determined, that:

(i)adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii)syndicated loans currently being executed, or that include language similar to that contained in this Section 3.6, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by Agent or receipt by Agent of such notice, as applicable, Agent and Borrower Agent may amend this Agreement to replace LIBOR with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Agent shall have posted such proposed amendment to all Lenders and Borrower Agent unless, prior to such time, Lenders comprising the Required Lenders have delivered to Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), Agent will promptly so notify Borrower Agent and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended, (to the extent of the affected LIBOR Loans or Interest Periods), and (y) the LIBOR component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

In connection with the implementation of a LIBOR Successor Rate, Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

3.7Increased Costs; Capital Adequacy.

3.7.1Increased Costs Generally.

If any Change in Law shall:

(a)impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in calculating LIBOR) or Issuing Bank;

(b)subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b), (c) or (d) of the definition of Excluded Taxes, or (iii) Connection Income Taxes) with respect to any Loan, Letter of Credit, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)impose on any Lender, Issuing Bank or interbank market any other condition, cost or expense affecting any Loan, Letter of Credit, participation in LC Obligations, Commitment or Loan Document;

and the result thereof shall be to increase the cost to a Lender of making or maintaining any Loan or Commitment, or converting to or continuing any interest option for a Loan, or to increase the cost to a Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by a Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

3.7.2Capital Requirements.

If a Lender or Issuing Bank determines that a Change in Law affecting such Lender or Issuing Bank or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations or Loans, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amounts as will compensate it or its holding company for the reduction suffered.

3.7.3LIBOR Loan Reserves.

If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, Borrowers shall pay additional interest to such Lender on each LIBOR Loan equal to the costs of such reserves allocated to the Loan by the Lender (as determined by it in good faith, which determination shall be conclusive). The additional interest shall be due and payable on each interest payment date for the Loan; provided, however, that if the Lender notifies Borrowers (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then the additional interest shall be payable 10 days after Borrowers’ receipt of the notice.

3.7.4Compensation.

A certificate as to any additional amounts payable pursuant to this Section 3.7, showing in reasonable detail the calculation thereof, submitted by any Lender or Issuing Bank through Agent shall be conclusive in the absence of manifest error. Borrowers shall pay such Lender or Issuing Bank the amount shown as due on any such certificate within 10 days after receipt thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 3.7 shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs or reductions suffered more than nine months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the applicable Change in Law and of such Lender’s or Issuing Bank’s intention to claim compensation therefor.

3.8Mitigation.

If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.8, then at the request of Borrower Agent, such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9Funding Losses.

If for any reason (a) any Borrowing of, or conversion to or continuation of, a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, (c) Borrowers fail to repay a LIBOR Loan when required hereunder, or (d) a Lender (other than a Defaulting Lender) is required to assign a LIBOR Loan prior to the end of its Interest Period pursuant to Section 13.4, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all resulting losses and expenses including any loss, expense or fee arising from redeployment of funds or termination of match funding but excluding any loss of anticipated profits or margin. For purposes of calculating amounts payable under this Section 3.9, each Lender shall be deemed to have funded a LIBOR Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and period, whether or not the Loan was in fact so funded.

3.10Maximum Interest.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4.LOAN ADMINISTRATION

4.1Manner of Borrowing and Funding Loans.

4.1.1Notice of Borrowing.

(a)Whenever Borrowers desire funding of Loans, Borrower Agent shall give Agent a Notice of Borrowing. Such notice must be received by Agent by 1:00 p.m. (i) on the requested funding date, in the case of Base Rate Loans, and (ii) at least two Business Days prior to the requested funding date, in the case of LIBOR Loans. Notices received by Agent after such time shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Base Rate Loan or LIBOR Loan, and (D) in the case of a LIBOR Loan, the applicable Interest Period (which shall be deemed to be 30 days if not specified).

(b)Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for a Base Rate Loan on the due date, in the amount due. The proceeds of such Loan shall be disbursed as direct payment of the relevant Obligation. In addition, Agent may, at its option, charge such amount against any operating, investment or other account of a Borrower maintained with Agent or any of its Affiliates.

(c)If a Borrower maintains a disbursement account with Agent or any of its Affiliates, then presentation for payment in the account of a Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Base Rate Loan on the presentation date, in the amount of the Payment Item. Proceeds of the Loan may be disbursed directly to the account.

4.1.2Fundings by Lenders.

Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 1:00 p.m. on the proposed funding date for a Base Rate Loan or by 3:00 p.m. at least two Business Days before a proposed funding of a LIBOR Loan. Each Lender shall fund its Pro Rata share of a Borrowing in immediately available funds not later than 3:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which case Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the Borrowing proceeds as directed by Borrower Agent. Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender’s share of a Borrowing or of a settlement under Section 4.1.3(b) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing. A Lender or Issuing Bank may fulfill its obligations under Loan Documents through one or more Lending Offices, and this shall not affect any obligation of Obligors under the Loan Documents or with respect to any Obligations.

4.1.3Swingline Loans; Settlement.

(a)To fulfill any request for a Base Rate Loan hereunder, Agent may in its discretion advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of $20,000,000. Swingline Loans shall constitute Loans for all purposes, except that payments thereon shall be made to Agent for its own account until Lenders have funded their participations therein as provided below.

(b)Settlement of Loans, including Swingline Loans, among Lenders and Agent shall take place on a date determined from time to time by Agent (but at least weekly, unless the settlement amount is de minimis), on a Pro Rata basis in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply payments on Loans to Swingline Loans, regardless of any designation by Borrowers or any provision herein to the contrary. Each Lender hereby purchases, without recourse or warranty, an undivided Pro Rata participation in all Swingline Loans outstanding from time to time until settled. If a Swingline Loan cannot be settled among Lenders, whether due to an Obligor’s Insolvency Proceeding or for any other reason, each Lender shall pay the amount of its participation in the Loan to Agent, in immediately available funds, within one Business Day after Agent’s request therefor. Lenders’ obligations to make settlements and to fund participations are absolute, irrevocable and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.

4.1.4Notices.

If Borrowers request, convert or continue Loans, select interest rates or transfer funds based on telephonic or electronic instructions to Agent, Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, as applicable. Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or electronic instructions from a person believed in good faith to be authorized to give such instructions on a Borrower’s behalf.

4.2Defaulting Lender.

Notwithstanding anything herein to the contrary:

4.2.1Reallocation of Pro Rata Share; Amendments.

For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Loans and Letters of Credit (including existing Swingline Loans, Protective Advances and LC Obligations), Agent may in its discretion reallocate Pro Rata shares by excluding the Commitments and Loans of a Defaulting Lender from the calculation of such shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

4.2.2Payments; Fees.

Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Agent may use such amounts to cover the Defaulting Lender’s defaulted obligations, to Cash Collateralize such Lender’s Fronting Exposure, to readvance the amounts to Borrowers or to repay Obligations. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. If any LC Obligations owing to a Defaulted Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders. Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3Status; Cure.

Agent may determine in its discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrowers, Agent and Issuing Bank may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Commitments and Loans, and the Revolver Usage and other exposures under the Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including its payment of breakage costs for reallocated LIBOR Loans) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers, Agent and Issuing Bank, or as expressly provided herein with respect to Bail-In Actions and related matters, no reallocation of Commitments and Loans to non-Defaulting Lenders or reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document, and no Lender shall be responsible for default by another Lender.

4.3Number and Amount of LIBOR Loans; Determination of Rate.

Each Borrowing of LIBOR Loans when made shall be in a minimum amount of $500,000, plus an increment of $100,000 in excess thereof. No more than ten (10) Borrowings of LIBOR Loans may be outstanding at any time, and all LIBOR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose. Upon determining LIBOR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.

4.4 Borrower Agent.

Each Borrower hereby designates Company (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrower Materials, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement, action, omission or undertaking by Borrower Agent shall be binding upon and enforceable against such Borrower.

4.5One Obligation.

The Loans, LC Obligations and other Obligations constitute one general obligation of Borrowers and are secured by Agent’s Lien on all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.6Effect of Termination.

On the effective date of the termination of all Commitments, the Obligations shall be immediately due and payable, and each Secured Bank Product Provider may terminate its Bank Products. Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Agent shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting Agent and Lenders from dishonor or return of any Payment Item previously applied to the Obligations. Sections 2.2, 3.4, 3.6, 3.7, 3.9, 5.4, 5.8, 5.9, 12, 14.2, this Section 4.6, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive Full Payment of the Obligations.

SECTION 5.PAYMENTS

5.1General Payment Provisions.

All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes, and in immediately available funds, not later than 1:00 p.m. on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Borrowers agree that Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against the Obligations, in such manner as Agent deems advisable, but whenever possible, any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans.

5.2Repayment of Loans.

Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder. Loans may be prepaid from time to time, without penalty or premium. Borrower Agent shall give Agent notice of such prepayment not later than 11:00 a.m. (i) one Business Day prior to the proposed prepayment date, in the case of Base Rate Loans, and (ii) three Business Days prior to the proposed prepayment date, in the case of LIBOR Loans. Notices received after such time shall be deemed received on the next Business Day. Subject to Section 2.1.5, if an Overadvance exists at any time, Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Borrower has knowledge thereof, repay Loans or Cash Collateralize Letters of Credit in an amount sufficient to reduce Revolver Usage to the Borrowing Base. ~~If any Specified Asset Disposition includes the disposition of Accounts or Inventory, Borrowers shall apply the proceeds thereof to repay Loans (without any Commitment reduction) equal to the greater of (a) the book value of such Accounts and Inventory, or (b) the reduction in the Borrowing Base resulting from the disposition.~~

5.3Payment of Other Obligations.

Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.4Marshaling; Payments Set Aside.

None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or if Agent, Issuing Bank or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

5.5Application and Allocation of Payments.

5.5.1Application.

Payments made by Borrowers hereunder shall be applied (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (b) third, to other Obligations specified by Borrowers; and (c) fourth, as determined by Agent in its discretion.

5.5.2Post-Default Allocation.

Notwithstanding anything in any Loan Document to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a)first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent;

(b)second, to all amounts owing to Agent on Swingline Loans, Protective Advances, and Loans and participations that a Defaulting Lender has failed to settle or fund;

(c)third, to all amounts owing to Issuing Bank;

(d)fourth, to all Obligations (other than Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing to Lenders;

(e)fifth, to all Obligations (other than Secured Bank Product Obligations) constituting interest;

(f)sixth, to Cash Collateralize all LC Obligations;

(g)seventh, to all Loans, and to Secured Bank Product Obligations arising under Hedge Agreements (including Cash Collateralization thereof) up to the amount of Bank Product Reserves relating to Secured Bank Product Obligations arising under Hedging Agreements existing therefor;

(h)eighth, to all other Secured Bank Product Obligations; and

(i)last, to all remaining Obligations.

Amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in any applicable category. Agent shall have no obligation to calculate the amount of any Secured Bank Product Obligation and may request a reasonably detailed calculation thereof from a Secured Bank Product Provider. If the provider fails to deliver the calculation within five days following request, Agent may assume the amount is zero. The allocations set forth in this Section 5.5.2 are solely to determine the rights and priorities among Secured Parties, and may be changed by agreement of the affected Secured Parties, without the consent of any Obligor. This Section 5.5.2 is not for the benefit of or enforceable by any Obligor, and each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section 5.5.2.

5.5.3Erroneous Application.

Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).

5.6Dominion Account.

The ledger balance in the main Dominion Account as of the end of a Business Day and all proceeds of ABL Priority Collateral received by Agent as of the end of any Business Day shall be applied to the Obligations at the beginning of the next Business Day during any Cash Dominion Trigger Period. If a credit balance results from such application and all Letters of Credit required to be Cash Collateralized in accordance with the terms hereof shall have been so Cash Collateralized, it shall not accrue interest in favor of Borrowers and shall promptly be made available to Borrowers.

5.7Account Stated.

Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Indebtedness of Borrowers hereunder. Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries made in a loan account shall constitute presumptive evidence of the information contained therein. If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.8Taxes.

5.8.1Payments Free of Taxes; Obligation to Withhold; Tax Payment.

(a)All payments of Obligations by Obligors shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by Agent in its discretion) requires the deduction or withholding of any Tax from any such payment by Agent or an Obligor, then Agent or such Obligor shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to Section 5.9.

(b)If Agent or any Obligor is required by the Code to withhold or deduct Taxes, including backup withholding and withholding taxes, from any payment, then (i) Agent shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to the Code, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c)If Agent or any Obligor is required by any Applicable Law other than the Code to withhold or deduct Taxes from any payment, then (i) Agent or such Obligor, to the extent required by Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

5.8.2Payment of Other Taxes.

Without limiting the foregoing, Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Agent’s option, timely reimburse Agent for payment of, any Other Taxes.

5.8.3Tax Indemnification.

(a)Each Borrower shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section 5.8.3) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Borrower shall indemnify and hold harmless Agent against any amount that a Lender or Issuing Bank fails for any reason to pay indefeasibly to Agent as required pursuant to this Section 5.8.3. Each Borrower shall make payment within 10 days after demand for any amount or liability payable under this Section 5.8.3. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender or Issuing Bank (with a copy to Agent), or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.

(b)Each Lender and Issuing Bank shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender or Issuing Bank

(but only to the extent Borrowers have not already paid or reimbursed Agent therefor and without limiting Borrowers’ obligation to do so), (ii) Agent and Obligors, as applicable, against any Taxes attributable to such Lender’s failure to maintain a Participant register as required hereunder, and (iii) Agent and Obligors, as applicable, against any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by Agent or an Obligor in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender and Issuing Bank shall make payment within 10 days after demand for any amount or liability payable under this Section 5.8.3. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by Agent shall be conclusive absent manifest error.

5.8.4Evidence of Payments.

If Agent or an Obligor pays any Taxes pursuant to this Section 5.8.4, then upon request, Agent shall deliver to Borrower Agent or Borrower Agent shall deliver to Agent, respectively, a copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment, or other evidence of payment reasonably satisfactory to Agent or Borrower Agent, as applicable.

5.8.5Treatment of Certain Refunds.

Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender or Issuing Bank, nor have any obligation to pay to any Lender or Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of a Lender or Issuing Bank. If a Recipient determines in its discretion that it has received a refund of any Taxes as to which it has been indemnified by Borrowers or with respect to which a Borrower has paid additional amounts pursuant to this Section 5.8.5, it shall pay Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes imposed in connection with such refund) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrowers agree, upon request by the Recipient, to repay the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Borrowers to the extent such payment would place the Recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.

5.8.6Survival.

Each party’s obligations under Sections 5.8 and 5.9 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender or Issuing Bank, the termination of the Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations.

5.9Lender and Agent Tax Information.

5.9.1Status of Lenders.

Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to

Borrowers and Agent properly completed and executed documentation reasonably requested by Borrowers or Agent as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowers or Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements and to satisfy any such information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.9.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.

5.9.2Lender Documentation.

Without limiting the foregoing, if any Borrower is a U.S. Person,

(a)Any Lender that is a U.S. Person shall deliver to Borrowers and Agent on or prior to the date on which such Lender becomes a Lender hereunder, from time to time thereafter upon reasonable request of Borrowers or Agent and pursuant to Section 5.9.4, executed originals of IRS Form W-9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b)Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder, from time to time thereafter upon reasonable request of Borrowers or Agent and pursuant to Section 5.9.4, whichever of the following is applicable:

(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)executed originals of IRS Form W-8ECI;

(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 871(h) or 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(iv)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-

9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(c)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder, from time to time thereafter upon the reasonable request of Borrowers or Agent and pursuant to Section 5.9.4, executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and

(d)if payment of an Obligation to a Recipient would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Recipient shall deliver to Borrowers and Agent at the time(s) prescribed by Applicable Law and otherwise as reasonably requested by Borrowers or Agent or pursuant to Section 5.9.4, such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowers or Agent as may be necessary for them to comply with their obligations under FATCA and to determine that such Recipient has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the Closing Date.

5.9.3Agent Documentation

. Any Agent that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrowers properly completed and executed documentation reasonably requested by Borrowers as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Agent, if reasonably requested by a Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by such Borrower as will enable such Borrower to determine whether or not such Agent is subject to backup withholding or information reporting requirements and to satisfy any such information reporting requirements. Without limiting the foregoing, if any Borrower is a U.S. Person, any Agent that is a U.S. Person shall deliver to Borrowers on or prior to the date on which such Agent becomes an Agent hereunder, from time to time thereafter upon reasonable request of Borrowers and pursuant to Section 5.9.4, executed originals of IRS Form W-9, certifying that such Agent is exempt from U.S. federal backup withholding Tax

5.9.4Redelivery of Documentation.

If any form or certification previously delivered by a Recipient pursuant to this Section 5.9 expires or becomes obsolete or inaccurate in any respect, such Recipient shall promptly update the form or certification or notify Borrowers and Agent in writing of its inability to do so.

5.10Nature and Extent of Each Borrower’s Liability.

5.10.1Joint and Several Liability.

Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations, except its Excluded Swap Obligations. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section 5.10) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of the Obligations.

5.10.2Waivers.

(a)Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is a Borrower. It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.10 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit. Each Borrower acknowledges that its guaranty pursuant to this Section 5.10 is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b)Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 5.10. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Agent may bid Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.10, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.10.3Extent of Liability; Contribution.

(a)Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.10 shall not exceed the greater of (i) all amounts for which such Borrower is primarily liable, as described in clause (c) below, and (ii) such Borrower’s Allocable Amount.

(b)If any Borrower makes a payment under this Section 5.10 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, ratably based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.10 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c)Section 5.10.3(a) shall not limit the liability of any Borrower to pay or guarantee Loans made directly or indirectly to it (including Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support its business, Secured Bank Product Obligations incurred to support its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of Loans and Letters of Credit to a Borrower based on that calculation.

(d)Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to guaranty such Swap Obligations of each Specified Obligor as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 5.10 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section 5.10 shall remain in full force and effect until Full Payment of all Obligations. Each Obligor intends this Section 5.10.3(d) to constitute, and this Section 5.10.3(d) shall be deemed to constitute, a guarantee of the obligations of each Obligor for all purposes of the Commodity Exchange Act.

5.10.4Joint Enterprise.

Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.10.5Subordination.

Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of its Obligations.

SECTION 6.CONDITIONS PRECEDENT

6.1Conditions Precedent to Initial Loans.

In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a)This Agreement, the Guarantee and Collateral Agreement, the Perfection Certificate, the Intercreditor Agreement and each other Loan Document required by the terms hereof to be delivered on the Closing Date shall have been duly executed and copies of executed counterparts of each such Loan Document shall have been delivered to Agent by each of the signatories thereto.

(b)Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral (other than Collateral which may be perfected post-closing in accordance with the terms hereof) (or arrangements satisfactory to Agent for filing financing statements shall have been made), as well as UCC and Lien searches and other evidence reasonably satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c)Agent shall have received a life-of-loan flood hazard determination for all Real Estate owned by an Obligor and, if such Real Estate is located in a special flood hazard area, an acknowledged notice to the applicable Borrower and flood insurance by an insurer acceptable to Agent.

(d)Agent shall have received duly executed agreements establishing each Dominion Account and related lockbox, set forth on Schedule 8.5, in form and substance, and with financial institutions, satisfactory to Agent and duly executed Deposit Account Control Agreements, in form and substance, reasonably satisfactory to Agent.

(e)Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of Borrower Agent certifying that, after giving effect to the initial Loans and transactions hereunder, (i) Company and each of its Subsidiaries, on a consolidated basis, is Solvent; (ii) no Default or Event of Default exists; and (iii) the representations and warranties set forth in Section 9 are true and correct.

(f)Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(g)Agent shall have received a written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, as well as any local counsel to Borrowers for each jurisdiction in which an Obligor is organized, in each case, in form and substance reasonably satisfactory to Agent.

(h)Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.

(i)Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Borrowers, all in compliance with the Loan Documents.

(j)Since April 28, 2012, there has been no circumstance, event or condition that has or could reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations, or financial condition of Borrowers, taken as a whole (excluding the Bankruptcy Proceedings and any historical events associated with the Bankruptcy Proceedings, and any events that customarily occur as part of a proceeding under Chapter 11 of the Bankruptcy Code).

(k)No action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that (i) could reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations, or financial condition of Obligors, taken as a whole, or could impair the ability of an Obligor to perform its obligations under the Loan Documents; or (ii) could reasonably be expected to materially and adversely affect the Transactions.

(l)Agent and the Original Lead Arrangers shall have received, in form and substance satisfactory to Agent and the Original Lead Arrangers, (i) a pro forma balance sheet of Company and its Subsidiaries dated as of the Closing Date and giving effect to the effectiveness of the Plan of Reorganization, (ii) financial projections of Company and its Subsidiaries, evidencing Borrowers’ ability to comply with the financial covenant set forth in the Loan Documents, and (iii) interim financial statements for Company and its Subsidiaries as of a date not more than 30 days prior to the Closing Date.

(m)Agent shall have received reasonably satisfactory evidence that Borrowers have received all governmental and third party consents and approvals as may be appropriate in connection with the Transactions.

(n)Agent and the Original Lead Arrangers shall have received a final collateral appraisal and field examination addressed or assigned to each of them and upon which each of them are entitled to rely and to share with potential lenders. Such collateral appraisal and field examination shall be, in each case, satisfactory to Agent and the Original Lead Arrangers.

(o)Borrowers shall have paid all fees and expenses to be paid to Agent, the Original Lead Arrangers and Lenders on the Closing Date.

(p)Agent shall have received a Borrowing Base Certificate prepared as of the Friday immediately prior to the Closing Date. Upon giving effect to the initial funding of loans and issuance of letters of credit, the consummation of the Transactions and the payment by Borrowers of all fees and expenses incurred in connection with the Transactions (including but not limited to administrative costs, cure costs, and the funding of cash out options for trade and other unsecured claims), including those payable post-closing, as well as any payables stretched beyond their customary payment practices, Availability shall be at least $45,000,000. In addition, Agent and the Original Lead Arrangers shall have received, in form and substance satisfactory to them, a 13-week cash flow statement commencing on the Closing Date and ending 13 weeks thereafter, demonstrating that Availability is not less than $25,000,000 at any time during such 13-week period.

(q)(i) Concurrently with the closing of this Agreement and the Term Loan Facility, the obligations under each of the DIP Facilities shall have been discharged and satisfied in full, all commitments thereunder shall have been terminated, any unexpired letters of credit issued thereunder shall have been returned or collateralized in accordance with the terms of the Plan of Reorganization and all Liens securing the DIP Facilities shall have been released, and Agent and the Original Lead Arrangers shall have received (x) a payoff letter to that effect from the administrative agent under each of the DIP Facilities and (y) evidence reasonably satisfactory to it of the termination of all UCC financing statement filings relating to the DIP Facilities and (ii) after consummation of the Plan of Reorganization and giving effect to the Transactions, Obligors shall have no outstanding Indebtedness, contingent liabilities or claims against them, except as expressly contemplated by the Plan of Reorganization and expressly permitted under the Loan Documents.

(r)Company shall have entered into the Existing Term Loan Facility in an amount not to exceed $145,000,000 on terms acceptable to Agent and the Original Lead Arrangers.

(s)The Confirmation Order shall (i) not have been reversed, vacated, amended, supplemented or otherwise modified in any manner without the written consent of Agent and the Original Lead Arrangers and (ii) be in full force and effect, unstayed, final and non-appealable and not subject to any appeal, motion to stay, motion for rehearing or reconsideration or a petition for writ of certiorari, unless waived by Agent and the Original Lead Arrangers in writing in their sole discretion.

(t)Agent shall have received evidence of the Allowed Administrative Claims as defined in and contemplated by Article III.B.3 of the Plan of Reorganization.

(u)(i) All conditions precedent to the effectiveness of the Plan of Reorganization shall have been or shall substantially concurrently be satisfied or, with the consent of Agent and the Original Lead Arrangers, waived, (ii) the effective date of the Plan of Reorganization shall have occurred on or before the Closing Date, (iii) the substantial consummation (as defined in Section 1101 of the Bankruptcy Code) of the Plan of Reorganization in accordance with its terms shall occur substantially contemporaneously with the Closing Date and (iv) the Existing Term Loan Documents, the Intercreditor Agreement and all other documents, agreements and instruments necessary to consummate the Plan of Reorganization on the Effective Date (as defined in the Plan of Reorganization) shall, unless consented to by the Original Lead Arrangers, be consistent with the Plan of Reorganization and with the final engagement letter and term sheet in respect of the Existing Term Loan Agreement reviewed by the Original Lead Arrangers prior to the date of the Commitment Letter, exclusive of any changes that do not materially adversely affect the interests of Agent or the Lenders in their capacities as such in connection with this Agreement.

(v)Agent and Lenders shall have received all documentation and instruments required by regulatory authorities with respect to Borrowers under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, that has been reasonably requested by Lenders in advance of the Closing Date.

(w)Agent shall have received evidence of payoff of that certain Senior Secured Super-Priority Debtor-in-Possession Credit Agreement, dated as of January 31, 2013, among Company and certain of its Subsidiaries party thereto, as borrowers, the guarantors party thereto, as guarantors, the lenders party thereto, as lenders, and Bayside Finance LLC, as administrative agent.

6.2Conditions Precedent to All Credit Extensions.

Agent, Issuing Bank and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a)No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant (except, during the Forbearance Period, the Specified Defaults);

(b)(i) with respect to any credit extension on the Closing Date, the representations and warranties of each Obligor in the Loan Documents shall be true and correct on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date) and (ii) with respect to any credit extension after the Closing Date, the representations and warranties of each Obligor in the Loan Documents shall be true and correct in all material respects (except to the extent already qualified by materiality, in which case it will be true and correct in all respects) on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c)No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect; and

(d)With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant.

SECTION 7.COLLATERAL

7.1Cash Collateral.

Cash Collateral may be invested, at Agent’s discretion ~~(and with the consent of Borrowers, as long as no Event of Default exists)~~, but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Borrower, and shall have no responsibility for any investment or loss. As security for its Obligations, each Borrower hereby grants to Agent a security interest in and Lien upon all Cash Collateral held from time to time and all proceeds thereof, whether held in a Cash Collateral Account or otherwise. Agent may apply Cash Collateral to the payment of such Obligations as they become due, in such order as Agent may elect. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent, and no Borrower or other Person (subject to the terms of the Intercreditor Agreement) shall have any right to any Cash Collateral, until Full Payment of the Obligations.

7.2[Reserved].

7.3Other Collateral.

7.3.1Commercial Tort Claims.

Borrowers shall promptly notify Agent in writing if any Borrower has a Commercial Tort Claim ~~(other than, as long as no Event of Default exists, a Commercial Tort Claim for less than $500,000)~~, shall promptly amend Schedule 9.1.16 to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Agent (subject only to the Lien in favor of the Term Loan Agent on such claim).

7.3.2Certain After-Acquired Collateral.

Borrowers shall promptly notify Agent in writing if, after the Closing Date, any Borrower obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights ~~with a value in excess of $500,000 for any such item of Collateral~~ and, upon Agent’s reasonable request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession or control agreement or Lien Waiver. Notwithstanding anything herein to the contrary, no Borrower shall take any action to perfect or record any security interest in any part of the Collateral under the laws of any jurisdiction outside of the United States of America. If any Collateral is in the possession of a third party, at Agent’s request, Borrowers shall use commercially reasonable efforts to obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

7.4Limitations.

The Lien on Collateral granted under any Loan Document is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Obligors relating to any Collateral. In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting Obligor.

7.5Further Assurances.

All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties. Promptly upon Agent’s reasonable request, Obligors shall deliver such instruments and agreements, and shall take such actions, as Agent reasonably deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Obligor authorizes Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such Obligor, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

SECTION 8.COLLATERAL ADMINISTRATION

8.1Borrowing Base Certificates.

By the 15th day of each month, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business of the previous month, and at such other times as Agent may request; provided that during any Reporting Trigger Period, Borrowers shall deliver a Borrowing Base Certificate within two Business Days after the end of each calendar week. All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve.

8.2Administration of Accounts.

8.2.1Records and Schedules of Accounts.

Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form reasonably satisfactory to Agent, on such periodic basis as Agent may request. Each Borrower shall also provide to Agent, on or before the 15th day of each month, a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request. If Accounts in an aggregate face amount of $750,000 or more cease to be Eligible Accounts, Borrowers shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Borrower has knowledge thereof.

8.2.2Taxes.

If an Account of any Borrower includes a charge for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Borrowers or with respect to any Collateral.

8.2.3Account Verification.

Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise. Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4Maintenance of Dominion Account.

Obligors shall maintain Dominion Accounts pursuant to lockbox or other arrangements reasonably acceptable to Agent. Obligors shall obtain a Deposit Account Control Agreement or a Securities Account Control Agreement, in each case in form and substance reasonably satisfactory to Agent, from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and first priority perfected Lien in the lockbox or Dominion Account, requiring the immediate deposit of all remittances received in any lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. Prior to a Cash Dominion Period, Agent shall not deliver a notice of Exclusive Control with respect to any Dominion Account. During a Cash Dominion Trigger Period, each Obligor hereby irrevocably waives the right to direct the application of funds in a Dominion Account and agrees that Agent may and, upon the written direction of the Required Lenders given at any time during such Cash Dominion Trigger Period, shall deliver a notice of exclusive control (as described in each Deposit Account Control Agreement) to each Dominion bank for each Dominion Account, and thereafter require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America. Agent and Lenders assume no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank. Promptly following the commencement of any Cash Dominion Trigger Period, each Borrower shall give notice reasonably satisfactory to Agent to each credit card processor that processes its credit card receivables to require it to make daily transfers of the payments due from such processor to a Dominion Account.

8.2.5Proceeds of Collateral.

Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Borrower or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account. During any Cash Dominion Trigger Period, all amounts in any Dominion Account and all payments on Accounts or otherwise relating to ABL Priority Collateral shall be applied to the Obligations on each Business Day as provided in Section 5.6.

8.3Administration of Inventory.

8.3.1Records and Reports of Inventory.

Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form reasonably satisfactory to Agent, on such periodic basis as Agent may request. Each Borrower shall conduct periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request. Agent may participate in and observe each physical count.

8.3.2Returns of Inventory.

No Borrower shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any month exceeds $2,500,000; and (d) any payment received by a Borrower for a return is promptly remitted to Agent for application to the Obligations.

8.3.3Acquisition, Sale and Maintenance.

No Borrower shall acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA. No Borrower shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require a Borrower to repurchase such Inventory. Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law.

8.4Administration of Equipment.

8.4.1Records and Schedules of Equipment.

Each Borrower shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may request, a current schedule thereof, in form satisfactory to Agent. Promptly upon request, Borrowers shall deliver to Agent evidence of their ownership or interests in any Equipment.

8.4.2Dispositions of Equipment.

No Borrower shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent, other than a Permitted Asset Disposition.

8.4.3Condition of Equipment.

The Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted except as could not reasonably be expected to result in a Material Adverse Effect. No Borrower shall permit any Equipment to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver.

8.5Administration of Deposit Accounts and Securities Accounts.

As of the Amendment No. 3 Effective Date, Schedule 8.5 sets forth all Deposit Accounts and Securities Accounts maintained by Obligors, including all Dominion Accounts of Obligors. Each Obligor shall obtain a Deposit Account Control Agreement or a Securities Account Control Agreement, in each case in form and substance satisfactory to Agent, from each lockbox servicer and each institution maintaining a Deposit Account or Securities Account, as applicable, establishing Agent’s control over each such Deposit Account and each such Securities Account (other than (x) an account exclusively used for payroll, payroll taxes or employee benefits, (y) a zero balance disbursement account, or (z) an account containing not more than $150,000 at any time, provided, however that amounts on deposit in all such accounts under this clause (z) do not exceed $1,000,000 at any time). Each Obligor shall be the sole account holder of each Deposit Account and each Securities Account and shall not allow any other Person (other than Agent, and, solely to the extent provided for in the Intercreditor Agreement and each Deposit Account Control Agreement or Securities Account Control Agreement, Term Loan Agent) to have control over a Deposit Account, Securities Account or any Property deposited therein. During a Cash Dominion Trigger Period, each Obligor hereby agrees that Agent may and, upon the written direction of the Required Lenders given at any time during such Cash Dominion Trigger Period, shall deliver a notice of exclusive control (as described in each Deposit Account Control Agreement) to each institution maintaining a Deposit Account covered by a Deposit Account Control Agreement, and thereafter require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America; provided that unless the Term Loan Agent otherwise consents, Agent shall not deliver a notice of exclusive control with respect to the Term Priority Collateral Account unless the Discharge of Term Obligations (as defined in the Intercreditor Agreement) has occurred. Each Obligor shall promptly notify Agent of any opening or closing of a Deposit Account or Securities Account and, with the consent of Agent, will amend Schedule 8.5 to reflect same, which amendment shall be effective notwithstanding any other requirements set forth herein relating to the approval of amendments. Obligors will use commercially reasonable efforts to, by no later than February 28, 2014, maintain Agent as their principal depository bank, including for the maintenance of operating accounts, Deposit Accounts, lockbox administration, funds transfer, information reporting services and other treasury management services; provided that Agent’s fees and expenses in connection with such Bank Products shall be customary for current market conditions. In no event shall any proceeds of ABL Priority Collateral be deposited in a Deposit Account or Securities Account maintained with the Term Loan Agent or any lender under the Term Loan Facility unless such Person is Agent or is also a Lender hereunder.

8.6General Provisions.

8.6.1Location of Collateral.

All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Obligors at the business locations set forth in Schedule 8.6.1 as of the Amendment No. 3 Effective Date, except that Obligors may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States, upon 20 Business Days prior written notice to Agent.

8.6.2Insurance of Collateral; Condemnation Proceeds.

(a)Each Obligor shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best’s Financial Strength Rating of at least A+, unless otherwise approved by Agent in its discretion) reasonably satisfactory to Agent. Subject to the terms of the Intercreditor Agreement, all proceeds under each policy shall be payable to Agent. From time to time upon request, Obligors shall deliver to Agent the originals or certified copies of its insurance policies and updated flood plain searches. Unless Agent shall agree otherwise and except as provided in the Intercreditor Agreement, each policy shall include satisfactory endorsements (i) showing Agent as loss payee (as its interests may appear in accordance with the Intercreditor Agreement); (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Obligor fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Obligors therefor. Each Obligor agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Obligors may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

(b)Subject to the terms of the Intercreditor Agreement so long as the Term Loan Facility is in effect, (i) any proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to Agent or Term Loan Agent and (ii) any such proceeds or awards that relate to Inventory shall be applied to payment of the Loans, and then to other Obligations. Subject to the Intercreditor Agreement so long as the Term Loan Facility is in effect, any proceeds or awards that arise from business interruption insurance or that relate to Term Loan Priority Collateral (as defined in the Intercreditor Agreement) (or any other property (other than Real Estate) that is not ABL Priority Collateral (as defined in the Intercreditor Agreement)) shall be applied in accordance with the Term Loan Facility, then to the Loans and then to other Obligations. So long as the Term Loan Facility is in effect, any proceeds or awards that relate to Real Estate shall be applied in accordance with the Term Loan Facility.

8.6.3Protection of Collateral.

All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers’ sole risk.

8.6.4Defense of Title.

Each Borrower shall defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.

8.6.5Power of Attorney. Each Obligor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Obligor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section.  Agent, or Agent’s designee, may, without notice and in either its or such Obligor’s name, but at the cost and expense of the Obligors:

(a)Endorse such Obligor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b)During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign such Obligor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to such Obligor, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use such Obligor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which such Obligor is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill such Obligor’s obligations under the Loan Documents.

SECTION 9.REPRESENTATIONS AND WARRANTIES

9.1General Representations and Warranties.

To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Obligor (or, in the case of Section 9.1.6, each Borrower) represents and warrants that:

9.1.1Organization and Qualification.

Each Obligor and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Obligor and its Subsidiaries is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect. No Obligor is an EEA Financial Institution. As of the Fifth Amendment Effective Date, all information included in any Beneficial Ownership Certification is true and complete in all respects.

9.1.2Power and Authority.

Each Obligor is duly authorized to execute, deliver and perform its obligations under the Loan Documents to which it is a party. The execution,

delivery and performance of the Loan Documents to which such Obligor is a party have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require imposition of a Lien (other than Permitted Liens) on any Obligor’s Property.

9.1.3Enforceability.

Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

9.1.4Capital Structure.

As of the Amendment No. 3 Effective Date, Schedule 9.1.4 shows ~~the~~ Company’s legal name and jurisdiction of organization.  Schedule 9.1.4 shows, as of the Amendment No. 3 Effective Date, for each Subsidiary of Company, its name, jurisdiction of organization, authorized and issued Equity Interests, holders of its Equity Interests, and agreements binding on such holders with respect to such Equity Interests. Except as disclosed on Schedule 9.1.4 as of the Amendment No. 3 Effective Date, in the five years preceding the Amendment No. 3 Effective Date, no Obligor nor any of its Subsidiaries has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. Each Obligor has good title to its Equity Interests in its Subsidiaries, subject only to Agent’s Lien and the Lien in favor of Term Loan Agent under the Term Loan Documents, and all such Equity Interests are duly issued, fully paid and non-assessable. There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Subsidiaries of Company.

9.1.5Title to Properties; Priority of Liens.

Each Obligor and its Subsidiaries has, in all material respects, good and marketable title to (or valid leasehold interests in) all of its material Real Estate, and good title to all of its material personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens. Each Obligor and its Subsidiaries has paid and discharged or is being Properly Contested all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to the Intercreditor Agreement and Permitted Liens that are expressly allowed to have priority over Agent’s Liens.

9.1.6Accounts.

Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto. Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:

(a)it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

(b)it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c)it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

(d)it is not subject to any offset, Lien (other than Agent’s Lien and the Lien in favor of Term Loan Agent under the Term Loan Documents), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e)the applicable Borrower is the sole payee or remittance party shown on the invoice for the Account;

(f)no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g)to the best of Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

9.1.7Financial Statements.

The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholders’ equity, of Company and its Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Company and its Subsidiaries at the dates and for the periods indicated. All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time. Since April 28, 2012, there has been no change in the condition, financial or otherwise, of any Borrower or Subsidiary that could reasonably be expected to have a Material Adverse Effect (excluding the Bankruptcy Proceedings and any historical events associated with the Bankruptcy Proceedings). No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading. Company individually is, and Company and each of its Subsidiaries, on a consolidated basis, are Solvent.

9.1.8Surety Obligations.

No Obligor nor any of its Subsidiaries is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.9Taxes.

Each Obligor and its Subsidiaries has filed all material federal, state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all material Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of each Obligor and its Subsidiaries is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

9.1.10Brokers.

There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.11Intellectual Property.

Each Obligor and its Subsidiaries owns or is licensed to use all Intellectual Property material to its respective business, and neither the use thereof nor the conduct of their respective businesses infringes, misappropriates or otherwise violates the Intellectual Property rights of any other Person, except for any such infringements, misappropriations and other violations that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Except as disclosed on Schedule 9.1.11, no Borrower or Subsidiary pays or owes in excess of $250,000 in any Fiscal Year any royalty or other compensation to any Person with respect to any Intellectual Property.  All Intellectual Property registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office owned by any Obligor or Subsidiary is shown on Schedule 9.1.11.

9.1.12Governmental Approvals.

Each Obligor and its Subsidiaries has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Obligors and their Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.13Compliance with Laws.

Each Obligor and its Subsidiaries has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of noncompliance issued to any Obligor or any of its Subsidiaries under any Applicable Law that could reasonably be expected to have a Material Adverse Effect. No Inventory has been produced in violation of the FLSA.

9.1.14Compliance with Environmental Laws.

Except as disclosed on Schedule 9.1.14 as of the Amendment No. 3 Effective Date or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) no Obligor’s nor any of its Subsidiaries’ past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up; (ii) no Obligor nor any of its Subsidiaries has received any Environmental Notice; and (iii) no Obligor nor any of its Subsidiaries has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it.

9.1.15Burdensome Contracts.

No Obligor nor any of its Subsidiaries is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15 as of the Amendment No. 3 Effective Date and as set forth in the Term Loan Documents. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.

9.1.16Litigation.

Except as shown on Schedule 9.1.16 as of the Amendment No. 3 Effective Date, there are no proceedings or investigations pending or, to any Obligor’s knowledge, threatened against any Obligor or any of its Subsidiaries, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Obligor or any of its Subsidiaries. Except as shown on such Schedule, no Obligor has a Commercial Tort Claim ~~(other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $500,000)~~. No Obligor nor any of its Subsidiaries is in default with respect to any order, injunction or judgment of any Governmental Authority, except where such violation or default could not reasonably be expected to result in a Material Adverse Effect.

9.1.17No Defaults.

 ~~No~~ Except for the Specified Defaults during the Forbearance Period, no event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Obligor nor any of its Subsidiaries is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract~~.~~ except for the (a) circumstances giving rise to the Specified Defaults under this Agreement during the Forbearance Period and (b) the circumstances giving rise to the Specified Defaults (as defined in the Term Loan Agreement) under the Term Loan Agreement during the Forbearance Period (as defined in the Term Loan Agreement).

9.1.18ERISA.

Except as disclosed on Schedule 9.1.18 as of the Amendment No. 3 Effective Date:

(a)Except as could not reasonably be expected to result in a Material Adverse Effect, (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws and (ii) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has met in all material respects all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006 with respect to each Plan, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.

(b)There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c)Except as could not reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) no Obligor or ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA.

(d)Except as would not reasonably be expected to have a Material Adverse Effect, with respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

9.1.19Trade Relations.

There exists no actual or threatened termination, limitation or modification of any business relationship between any Obligor or its Subsidiaries and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Obligor or Subsidiary. There exists no condition or circumstance that could reasonably be expected to impair the ability of any Borrower or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.20Labor Relations.

Except as described on Schedule 9.1.20 as of the Amendment No. 3 Effective Date, no Obligor nor any of its Subsidiaries is party to or bound by any collective bargaining agreement, management agreement or material consulting agreement. Except as could not reasonably be expected to result in a Material Adverse Effect, there are no material grievances, disputes or controversies with any union or other organization of any Borrower’s or Subsidiary’s employees, or, to any Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.

9.1.21Payable Practices.

No Obligor nor any of its Subsidiaries has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.1.22Not a Regulated Entity.

No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Indebtedness.

9.1.23Margin Stock.

No Borrower or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any Indebtedness incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.1.24OFAC; Anti-Corruption Laws.

No Obligor nor any of its Subsidiaries, nor to the knowledge of any Obligor or Subsidiary, any director, officer, employee, agent, affiliate or representative thereof, is or is owned or controlled by any individual or entity that is currently the subject or target of any Sanction or is located, organized or resident in a Designated Jurisdiction. Each Obligor and its Subsidiaries is in compliance with the Patriot Act. Each Borrower and Subsidiary has conducted its business in accordance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

9.1.25Use of Proceeds

. The proceeds of Loans shall be used by Borrowers (a) to repay the DIP Facilities (specifically, all of the ABL DIP and part of the Ad-Hoc DIP), (b) to fund certain fees and expenses associated with the closing of this credit facility and the Transactions, (c) to repay certain costs and expenses required to be paid in connection with the emergence from chapter 11 of Borrowers and certain of their Subsidiaries (including, but not limited to, administrative costs, cure costs and potentially to fund cash out options for trade and other unsecured claims), (d) to provide for working capital and (e) for general corporate purposes (including, without limitation, ~~for Permitted Acquisitions and~~ Capital Expenditures).

9.1.26Designation as Senior Debt

. All Obligations are designated as “Designated Senior Indebtedness” or “Senior Debt” (or any other defined term having a similar purpose) under, and as defined in, any indenture or other agreement related to Subordinated Debt.

9.1.27Security Documents

. The Guarantee and Collateral Agreement is effective to create in favor of Agent, for the benefit of Lenders and other Secured Parties, a valid and enforceable security interest in the Collateral described therein and proceeds thereof, to the extent contemplated by the Guarantee and Collateral Agreement. Subject to Section 10.1.15, all actions have been taken ~~or will be taken promptly following the Closing Date~~ which are necessary to cause the Guarantee and Collateral Agreement to constitute, to the extent contemplated by the Guarantee and Collateral Agreement and this Agreement, a fully perfected Lien on, and security interest in, all right, title and interest of Obligors in the Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person, except in the case of (a) Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of Agent pursuant to any applicable law, or as otherwise permitted by this Agreement and (b) Liens perfected only by possession or control (including possession of any certificate of title) to the extent Agent has not obtained or does not maintain possession or control of such Collateral.

9.1.28Term Loan Documents

.  Agent has received true, correct and complete copies of the Term Loan Documents.  None of the Term Loan Documents has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.

9.2Accuracy of Information, Etc.

None of the information, report, financial statement, exhibit or schedule (excluding the projections, forecasts or other forward-looking information and financial information referred to below) furnished by or on behalf of Borrowers to Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain as of the date the same was or is furnished any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading; provided that, to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection~~,~~ (including the Budget), Borrowers represent and warrant only that such materials are based upon good faith estimates and assumptions believed by management to be reasonable at the time made, in light of the circumstances under which they were made and at the time furnished (and based upon accounting principles consistent with the historical audited financial statements of Borrowers), and due care in the preparation of such information, report, financial statement, exhibit or schedule (it being understood that forecasts and projections are subject to uncertainties and that there can be no assurance such results will be achieved).

SECTION 10.COVENANTS AND CONTINUING AGREEMENTS

10.1Affirmative Covenants.

As long as any Commitments or Obligations are outstanding, each Obligor shall, and shall cause each Subsidiary to:

10.1.1Inspections; Appraisals; Maintenance of Books and Records

.

(a)Permit Agent ~~from time to time, subject (except when a Default or Event of Default exists) to reasonable prior notice and during normal business hours~~at any time, with or without notice, to visit and inspect the Properties of any Obligor or Subsidiary, inspect, audit and make extracts from any Obligor’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Obligor’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Neither Agent nor any Lender shall have any duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. Obligors acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Obligors shall not be entitled to rely upon them. ~~Notwithstanding the foregoing, all collateral field examinations and Inventory appraisals shall be subject to the limitations set forth in clause (b) below.~~

(b)Agent shall be permitted to conduct at any time, and shall be reimbursed by Borrowers for all reasonable and documented charges, costs and expenses in connection with (i) collateral field examinations or other examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate~~, up to one time per Loan Year;~~ and (ii) appraisals of Inventory ~~up to one time per Loan Year; provided, however, that (x) during any Reporting Trigger Period, such limits shall be increased to add one additional collateral field examination and one additional appraisal of Inventory per Loan Year and (y) if an examination or appraisal is initiated during a Default or Event of Default, all reasonable and documented charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits~~. Borrowers agree to pay Agent’s then standard charges for examination activities, including the standard charges of Agent’s internal examination and appraisal groups, as well as the charges of any third party used for such purposes.

(c)All times fully cooperate with any consultant or financial advisor engaged by Agent or Agent’s counsel (an “Agent Consultant”) and provide Agent Consultant complete access at all times to all documentation, books and records, places of business and premises, officers, directors, consultants, employees, advisors and other agents of Obligors and their Subsidiaries and (ii) promptly provide to Agent Consultant all budgets, records, projections, financial information, reports and other information or documentation relating to the Collateral, the financial condition, operations and prospects of Obligors and their Subsidiaries, as requested by Agent, Agent’s counsel or Agent Consultant from time to time. Notwithstanding any terms of this Agreement or of any other Loan Document to the contrary, Borrower will reimburse Agent in cash, upon demand, for any and all fees, costs, expenses, and other charges incurred by Agent relating to the engagement of and services provided by any Agent Consultant from time to time.

(~~c~~d)Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Obligors and Subsidiaries.

10.1.2Financial and Other Information.

Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a)as soon as available, and in any event within 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on consolidated and consolidating bases for Company and its Subsidiaries, which consolidated statements shall be audited and certified (without any “going concern” or like qualification or exception or any qualification or exception as to scope of audit) by a firm of independent certified public accountants of recognized standing selected by Company and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;

(b)as soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (or, solely, with respect to the Fiscal Quarter ending September 28, 2019, within thirty (30) days after the end of such Fiscal Quarter), unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Company and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;

(c)as soon as available, and in any event within 30 days after the end of each month (but within 60 days after the last month in a Fiscal Year), unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Company and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;

(d)concurrently with delivery of financial statements under clauses (a), (b), and (c) above or the Budgets or Variance Reports under clause (l) below, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer of Borrower Agent;

(e)concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrowers by their accountants in connection with such financial statements;

(f)not later than 30 days after the end of each Fiscal Year, projections of Company’s consolidated balance sheets, results of operations, cash flow and Availability for the next Fiscal Year, month by month and for the next three Fiscal Years, year by year;

(g)at Agent’s request, a listing of each Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form reasonably satisfactory to Agent;

(h)promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Borrower files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by a Borrower to the public concerning material changes to or developments in the business of such Borrower;

(i)promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan;

(j)promptly, and in any event within ~~five~~two (~~5~~2) Business Days after the execution thereof or receipt thereof, copies of any notices (including notices of default), amendments, waivers, consents, and forbearances delivered to, or received from, (x) the Term Loan Agent under the Term Loan Agreement and (y) any holders of the Specified Unsecured Prepetition Debt or Extended Prepetition Debt;

(k)such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition or business; and

(l)as soon as available, and in any event on or before Wednesday of each week, (x) an updated proposed Budget for the immediately succeeding thirteen-week period, (y) a Variance Report and (z) a Budget and Variance Certificate, in each case (i) prepared and reviewed by Obligors’ management and certified by Company’s chief financial officer, (ii) calculated as of the last Business Day immediately preceding week, and (iii) in form and substance satisfactory to Agent.

(~~l~~m)promptly following any request therefor, provide information and documentation reasonably requested by Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.

10.1.3Notices.

Notify Agent and Lenders in writing, promptly after any Senior Officer of any Borrower obtains knowledge thereof, of any of the following that affects an Obligor: (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could reasonably be expected to have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $~~1,000,000~~250,000; (f) the assertion of any Intellectual Property Claim, if its resolution would reasonably be expected to have a Material Adverse Effect, (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), for which an adverse resolution could reasonably be expected to have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice; (i) the occurrence of any ERISA Event; (j) the discharge of or any withdrawal or resignation by Borrowers’ independent accountants; (k) any opening of a new office or place of business, at least 30 days prior to such opening; or (l) any other matter that could reasonably be expected to have a Material Adverse Effect. Each notice pursuant to this Section 10.1.3 shall be accompanied by a statement of a Senior Officer setting forth details of the occurrence referred to therein and stating what action Borrowers or the relevant Subsidiary proposes to take with respect thereto.

10.1.4Landlord and Storage Agreements.

Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.5Compliance with Laws.

Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Obligor or Subsidiary, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, all to the extent required by Environmental Laws, whether or not directed to do so by any Governmental Authority.

10.1.6Taxes and Payment of Obligations.

Pay and discharge (a) all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested; (b) all lawful claims which, if unpaid, would by law become a Lien upon its Property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

10.1.7Insurance.

In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) satisfactory to Agent, (a) with respect to the Properties and business of Obligors and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in an amount not less than $25,000,000, with deductibles and subject to an Insurance Assignment satisfactory to Agent.

10.1.8Licenses.

Keep each License ~~(other than as determined in its reasonable business judgment);~~and,  at the end of each Fiscal Quarter, notify Agent of any material proposed modification to, or termination (other than expiration by its terms) of, any such License, or entry into any new License.

10.1.9Maintenance of Existence

. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Applicable Laws of the jurisdiction of its organization except in a transaction permitted by Section 10.2.6 or 10.2.9; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

10.1.10Maintenance of Properties

. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and abandonment excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof, in each case, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

10.1.11Material Contracts

.

(a)Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by Agent and, upon request of Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Obligor or Subsidiary is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)From and after the Eighth Amendment Effective Date, (i) neither terminate nor fail to renew any Material Contract without the written consent of Agent, (ii) not materially amend the terms of any Material Contract without the written consent of Agent, and (iii) not assign or transfer any Material Contract to any Person that is not an Obligor.

10.1.12Designation as Senior Debt

. Designate all Obligations as “Designated Senior Indebtedness” or “Senior Debt” (or any other defined term having a similar purpose) under, and as defined in, any indenture or other agreement related to Subordinated Debt.

10.1.13Compliance with Terms of Leaseholds

. Make all payments and otherwise perform all obligations in respect of all leases of real property to which any Obligor or Subsidiary is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify Agent of any default by any party with respect to such leases and cooperate with Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

10.1.14Future Subsidiaries.

(a)~~(i)~~ Promptly notify Agent upon any Person becoming a Subsidiary (including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided LLC) and, if such Person is not an Excluded Subsidiary, cause it to guaranty the Obligations in a manner satisfactory to Agent, (x) upon any Person becoming a Subsidiary (other than an Excluded Subsidiary) or (y) if any Subsidiary that was an Excluded Subsidiary but, as of the end of the most recently ended ~~Fiscal Quarter~~month, has ceased to be an Excluded Subsidiary; and (~~ii~~b) cause ~~(x)~~ the Equity Interests of any such Subsidiary ~~that is not a Foreign Subsidiary and is not described in clauses (e) or (f) of the definition of Excluded Subsidiary~~ to be pledged to Agent ~~and 65% of the voting Equity Interests and 100% of the non-voting Equity Interests of any such Subsidiary that is~~(subject to any limitations applicable to the pledge of voting stock of a Foreign Subsidiary ~~or any Subsidiary described in clause (f) of the definition of Excluded Subsidiary that, in each case, is not directly or indirectly owned by a Foreign Subsidiary to be pledged to Agent~~set forth in the Guarantee and Collateral Agreement); and (y) such Person to execute a Guarantee and Collateral Agreement Supplement in accordance with the Guarantee and Collateral Agreement, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets of such Person, including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate.

~~(b)In connection with any Permitted Acquisition or the creation of any Subsidiary, Borrowers may elect to have an acquired Subsidiary or any created Subsidiary become a Borrower so long as (i) the Asset Review and Approval Conditions shall have been satisfied and (ii) the acquired Subsidiary or any created Subsidiary shall have executed a joinder agreement, in form and substance reasonably satisfactory to Agent, and shall execute and deliver such documents, instruments and agreements and take such other actions as Agent shall reasonably require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets of such Person, subject to exceptions the same or comparable to those herein, including delivery of such legal opinions as are reasonably satisfactory to Agent and provide all documentation and instruments required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.~~

10.1.15Post-Closing Matters

.

(a)Borrowers shall satisfy the requirements set forth on Schedule 10.1.15 on or before the date specified for such requirement.

(b)No later than the date that is 90 days after the Amendment No. 3 Effective Date (or such later date as Agent shall agree in its sole discretion), Agent shall have received an inventory appraisal addressed or assigned to Agent and upon which Agent is entitled to rely and share with Lenders. Such inventory appraisal shall be from an appraiser and on terms satisfactory to Agent.

(c)No later than June 15, 2017 (or such later date as Agent shall agree in its sole discretion), Company shall have delivered to Agent a filed copy of an amendment to Company’s Amended and Restated Certificate of Incorporation, recently certified by the Secretary of State of Delaware and in form and substance reasonably acceptable to Agent, which deletes Article 7 thereof.

(d)No later than the date that is 30 days after the Amendment No. 3 Effective Date (or such later date as Agent shall agree in its sole discretion), Company shall have delivered to Agent evidence of the termination of all security interests (other than security interests in favor of Agent or Term Loan Agent) in any Intellectual Property registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office owned by any Obligor or Subsidiary.

(e)No later than the date that is 30 days after the Amendment No. 3 Effective Date (or such later date as Agent shall agree in its sole discretion), upon Agent’s request, each Obligor shall execute, deliver and file or authorize the filing of each Intellectual Property Filing (as defined in the Guarantee and Collateral Agreement), IP Assignments, Intellectual Property Security Agreements or other applicable documents, each in proper form for filing, as Agent deems reasonably necessary to evidence or perfect Agent’s Lien on Intellectual Property owned by such Obligor.

~~10.1.16[Reserved]~~

~~.~~

~~10.1.17~~10.1.16Anti-Corruption Laws

. Conduct its business in compliance with applicable anti-corruption laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

10.1.17Investment Banker

.

(a)(i) Continue to engage at all times an investment banker  pursuant to a Qualified Investment Banker Engagement (the “Investment Banker”), provided, however, in the event that Investment Banker resigns, is suspended, or has its services modified, or is terminated at any time prior to the consummation of an Acceptable Transaction, Obligors shall consummate a new Qualified Investment Banker Engagement within five (5) Business Days after the date on which such Investment Banker resigns, is suspended, or has its services modified, or is terminated, (ii) cause the Investment Banker to promptly provide Agent, Lenders and their respective agents, attorneys, advisors, and consultants (including, without limitation, Agent Consultant), with such information, drafts, and reports (including, without limitation, relating to the Specified Transaction, the Specified Covenants, the Specified Prepetition Debt Satisfaction Event and any other potential strategic alternatives or transactions), (iii) cause the Investment Banker to be available for meetings or discussions (whether in person or telephonically) with Agent, Lenders and their respective agents, attorneys, advisors, and consultants (including, without limitation, Agent Consultant), regarding the Specified Transaction, the Specified Covenants, the Specified Prepetition Debt Satisfaction Event, and such other process for which the Investment Banker was engaged, all as Agent and Lenders may request from time to time (it being understood and agreed that Obligors may participate in such meetings or discussions, provided that any Obligor’s failure to elect to do so will not prevent Agent or any Lender (or their respective agents, attorneys, advisors, or consultants (including, without limitation, Agent Consultant)) from proceeding with such meetings or discussions), (iv) cause the Investment Banker to diligently pursue, and take all commercially reasonable steps in connection with, the consummation of an Acceptable Transaction and the Specified Prepetition Debt Satisfaction Event and the satisfaction of the Specified Covenants, (v) not interfere with, hinder or delay the performance of Investment Banker’s responsibilities and obligations under the Qualified Investment Banker Engagement and this Agreement and (vi) not amend or otherwise modify in any manner the terms of the Investment Banker’s engagement with the Obligors in each case without the prior written consent of the Agent.

(b)Except as otherwise agreed to in writing by Agent, all fees, costs and expenses of the Investment Banker shall be solely the responsibility of Obligors, and in no event will Agent or any Lender have any liability or responsibility of any kind with respect to the Investment Banker (including, without limitation, as to the payment of any of the Investment Banker’s fees, costs or expenses), and Agent and Lenders will not have any obligation or liability of any kind or nature to Obligors, the Investment Banker or any other Person by reason of any acts or omissions of the Investment Banker.

10.1.18Use of Receipts and Revolving Loans

. Solely (x) apply any receipts and proceeds of Loans to pay such disbursements to the extent set forth in the Budget, in such amounts as specified in the Budget (subject to variances permitted under Section 10.3.4), as and when such amounts are due and payable and (y) submit Borrowing Requests in the amounts necessary to pay such disbursements to the extent set forth in the Budget, in such amounts as specified in the Budget for the two week period following the proposed funding date set forth in the applicable Borrowing Request (subject to variances permitted under Section 10.3.4); provided, however, any amounts described in Section 3.4 shall be due and payable in accordance with Section 3.4 whether or not such amounts are set forth in the Budget.

10.1.19Specified Covenants.

(a)From and after the Eighth Amendment Effective Date, diligently pursue a merger or sale of all or substantially all of the assets of Obligors and their Subsidiaries or the equity interests in Company (such merger or sale, the “Specified Transaction”), which Specified Transaction (w) must be consummated on or before the Outside Date, (x) must cause the Full Payment of all of the Term Loan Obligations upon the initial closing of Specified Transaction, (y) must result in a capital structure acceptable to each Lender in its sole discretion (and if not acceptable to a Lender, the Specified Transaction must result in the Full Payment of all Obligations owing to such Lender) and (z) must otherwise be on terms and conditions satisfactory to Agent (such Specified Transaction that satisfies the conditions set forth in subclauses (w), (x), (y) and (z), an “Acceptable Transaction”).

(b)Comply with or satisfy each of following covenants on or before the applicable dates specified below, each of which may be extended by Agent in writing in its sole direction unless otherwise expressly set forth below:

(i)the Obligors shall not enter into any restructuring support agreement or comparable agreement (an “RSA”) unless such RSA (a) provides for the Obligors’ diligent pursuit of an Acceptable Transaction in accordance with milestones consistent in all respects with the other covenants set forth in this Section 10.1.19(b) and (b) provides that no party thereto shall pursue or support any restructuring transaction (whether pursuant to a chapter 11 plan or otherwise) other than an Acceptable Transaction, unless the Obligors, acting in good faith, have failed to consummate an Acceptable Transaction in accordance with such milestones; nor, for the avoidance of doubt, shall the Obligors agree to amend any such RSA if such RSA, as amended, would be inconsistent with the foregoing clauses (a) and (b). In furtherance of the foregoing, the Obligors agree that they shall promptly provide to the Agent a copy of any RSA, or any amendment thereto, executed by the Obligors;

(ii)On or before November 15, 2019, the Obligors shall deliver to Agent evidence that a customary dataroom has been established with respect to the Specified Transaction, to which Agent shall be granted irrevocable access and which will include all relevant documents and information within Obligors’ possession or control;

(iii)On or before November 25, 2019, the Obligors shall deliver to Agent at least one indication of interest that provides for an Acceptable Transaction and which indication of interest shall otherwise be in form and substance satisfactory to Agent (including, without limitation, with respect to the identity of the prospective purchaser, purchase price, adjustments, holdbacks, escrows, closing conditions and the closing date) (each such indication of interest, an “Acceptable IOI”);

(iv)On or before December 15, 2019 (or, solely to the extent that prior to December 15, 2019, a Specified Unsecured Prepetition Debt Satisfaction Event has occurred, on or before February 15, 2020), the Obligors shall deliver to Agent at least one non-binding term sheet that provides for an Acceptable Transaction and which term sheet shall otherwise be in form and substance satisfactory to Agent (including, without limitation, with respect to the identity of the prospective purchaser, purchase price, adjustments, holdbacks, escrows, closing conditions and the closing date) (each such term sheet, an “Acceptable Term Sheet”);

(v)On or before January 10, 2020 (or, solely to the extent that prior to January 10, 2020, a Specified Unsecured Prepetition Debt Satisfaction Event has occurred, on or before March 1, 2020), the Obligors shall deliver to Agent either (x) at least one binding commitment letter, based on an Acceptable Term Sheet timely delivered under subclause (iv) above and signed by the prospective purchaser that provided such Acceptable Term Sheet, which commitment letter provides for an Acceptable Transaction and is otherwise in form and substance satisfactory to Agent (including, without limitation, with respect to the identity of the prospective purchaser, purchase price, adjustments, holdbacks, escrows, closing conditions and the closing date) (each such commitment letter, an “Acceptable Commitment Letter”) or (y) copies of drafts of documents, based on an Acceptable Term Sheet timely delivered under subclause (iv) above, which draft documents provide for an Acceptable Transaction and each of which shall be in form and substance satisfactory to Agent (including, without limitation, with respect to the identity of the prospective purchaser, purchase price, adjustments, holdbacks, escrows, closing conditions and the closing date) (such documents, the “Acceptable Draft Sale Documentation”); and

(vi)On or before the Outside Date, Obligors shall have (x) consummated an Acceptable Transaction pursuant to an Acceptable Commitment Letter or Acceptable Draft Sale Documentation timely delivered under subclause (v) above and (y) caused the Full Payment of all of the Term Loan Obligations.

(c)On Tuesday of each week (or such other day acceptable to Agent), participate in meetings or conference calls with Agent and its attorneys, representatives, consultants (including Agent Consultant), agents or advisors, and will cause senior members of management, the Investment Banker and other advisors and consultants of Obligors, as applicable or as requested by Agent to participate in such calls for the purpose of discussing the status of the financial, collateral, and operational condition, businesses, liabilities, assets, and prospects of the Obligors, any potential Specified Transaction and any potential Specified Unsecured Prepetition Debt Satisfaction Event and provide to Agent, at least one Business Days prior to any such meeting or conference call, copies of any written materials prepared by any Obligor (or any of their attorneys, representatives, consultants, agents, and advisors, including Investment Banker) expected to be presented or discussed at such meeting or on such conference call.

(d)Cause any form of non-disclosure agreement or other confidentiality agreement to be used by Investment Banker, Obligors or any of their attorneys, advisors, consultants, directors, officers, executives or agents and any deviations from such form requested by any prospective purchaser, lender or investor to be substantially in the form of non-disclosure agreement previously provided to Agent’s counsel on October 16, 2019.  To the extent that any non-disclosure agreement or other confidentiality agreement entered into by any Obligor (x) restricts third parties from contacting or communicating with Agent or Lenders without the approval of such Obligor (or the board of directors or similar governing body of such Obligor) or (y) restricts or prohibits the acquisition of (or any proposal to acquire) any interest, directly or indirectly, in the Obligations or the Collateral, by assignment or otherwise, without the approval of such Obligor (or the board of directors or similar governing body of such Obligor), then, in each case of the foregoing subclauses (x) and (y), effective upon the expiration or earlier termination of the Forbearance Period, each Obligor (on behalf of itself and its board of directors or similar governing body) hereby irrevocably consents (and each Obligor and its board of directors or similar governing body shall be deemed to have given any required consent) to permit such third parties to contact and communicate with Agent or the Lenders and to permit the acquisition of (or proposal to acquire) any interests in the Obligations or Collateral.

(e)Comply with each of the following (and authorize and cause all of their respective attorneys, advisors, consultants, directors, officers, executives or agents, including the Investment Banker, to):

(i)communicate directly with and make itself available to Agent and its attorneys, representatives, consultants (including Agent Consultant), agents or advisors, at such times as may be requested by Agent or its attorneys, representatives, consultants (including Agent Consultant), agents or advisors;

(ii)promptly (and in any event within two (2) Business Days) provide Agent and its attorneys, representatives, consultants (including Agent Consultant), agents and advisors with notice of (A) any written amendment, supplement, or other modification of any kind to any confidentiality agreement, any indication of interest, Acceptable Term Sheet, Acceptable Commitment Letter, Draft Sale Documentation or any other documentation provided to Agent in connection with a Specified Transaction or a Specified Unsecured Prepetition Debt Satisfaction Event, (B) any notice of any kind, whether oral or written, from any potential purchaser that such purchaser does not intend to proceed with the Specified Transaction or any or all of the transactions set forth in any indication of interest, Acceptable Term Sheet, Acceptable Commitment Letter, Draft Sale Documentation or any other documentation provided to Agent in connection with a Specified Transaction or a Specified Unsecured Prepetition Debt Satisfaction Event, or to further negotiate the same and (C) any knowledge of (x) any material change or development relating to the Specified Covenants or a Specified Unsecured Prepetition Debt Satisfaction Event, or (y) any material changes in the financial, collateral or operational condition, businesses, assets, liabilities or prospects of any Obligors or any of its Subsidiaries;

(iii)promptly (and in any event within two (2) Business Days) provide Agent with unredacted copies of all written materials provided to or produced by the Obligors (or their attorneys, advisors, consultants, directors, officers, executives or agents, including the Investment Banker) in connection with any potential Specified Transaction or Specified Unsecured Prepetition Debt Satisfaction Event, including, without limitation, unredacted copies of any and all confidentiality agreements, term sheets, indications of interest, proposal letters, letters of intent, definitive offers, commitment letters and any other written materials indicating a potential Specified Transaction or Specified Unsecured Prepetition Debt Satisfaction Event received by any of the Obligors or any of their attorneys, advisors, consultants, directors, officers, executives or agents, including the Investment Banker , and all such information and reports as Agent may reasonably request from time to time relating to the status and progress of the consummation of a Specified Transaction or Specified Unsecured Prepetition Debt Satisfaction Event;

(iv)continue to actively negotiate in good faith with all viable and active potential purchasers, lenders or investors, as applicable that have provided any indication of interest, Acceptable Term Sheet, Acceptable Commitment Letter, Draft Sale Documentation or any other documentation provided to Agent in connection with a Specified Transaction or a Specified Unsecured Prepetition Debt Satisfaction Event to Obligors or any of their attorneys, advisors, consultants, directors, officers, executives or agents (including Investment, and will promptly notify Agent if any such negotiations cease or are suspended by Obligors or any such prospective purchaser, lender or investor;

(v)make Obligors, Investment Banker and Obligors’ management and executives available for presentations to, and interviews, meetings or calls with, each prospective purchaser, lender or investor in connection a Specified Transaction or a Specified Unsecured Prepetition Debt Satisfaction Event; and

(vi)provide Agent and any of its attorneys, representatives, consultants (including Agent Consultant), agents and advisors with unlimited access rights and review rights at all times to any data room and any other information made available to prospective purchasers, lenders or investors.

10.1.20Eighth Amendment Post-Closing Matters

. Satisfy each of following covenants on or before the applicable dates specified below, each of which may be extended by Agent in writing in its sole direction unless otherwise expressly set forth below:

(a)On or before the date that is 3 days from the Eighth Amendment Closing Date, Obligors shall deliver to Agent a written opinion of counsel for the Obligors, as well as any local counsel to Obligors for each jurisdiction in which an Obligor is organized, in each case, in form and substance reasonably satisfactory to Agent;

(b)On or before the date that is 5 Business Days from the Eighth Amendment Closing Date, Obligors shall deliver to Agent (x) a certificate, in form and substance satisfactory to Agent, whereby each Obligor certifies that the representations and warranties of each Obligor Sections 4(c), 4(d), 6(d), 7(d), 7(e), 7(f) and 9(a) in the Guarantee and Collateral Agreement are be true and correct on the date of the delivery of such certificate and (y) to the extent necessary in connection with the making of such representations and warranties, amended and restated versions of Schedules 2 and 3 to the Guarantee and Collateral Agreement;

(c)On or before the date that is 7 Business Days from the Eighth Amendment Closing Date, Obligors shall deliver to Agent certificates of insurance for the insurance policies carried by Obligors, each in compliance with the Loan Documents and otherwise in form and substance satisfactory to Agent; and

(d)On or before the date that is 30 days from the Eighth Amendment Effective Date, Obligors shall deliver to Agent evidence, in form and substance satisfactory to Agent, that each Immaterial Subsidiary (i) has been dissolved or merged with and into an Obligor (with such Obligor as the surviving entity of such merger) or (ii) executed a Guarantee and Collateral Agreement Supplement in accordance with the Guarantee and Collateral Agreement and such other documents, instruments and agreements and taken such other actions as Agent may require to evidence and perfect a Lien in favor of Agent on all assets of such Immaterial Subsidiary.

10.2Negative Covenants

. As long as any Commitments or Obligations are outstanding (other than unasserted contingent obligations not yet due and payable), each Borrower shall not, and shall cause each Subsidiary not to:

10.2.1Permitted Indebtedness

. Create, incur, guarantee or suffer to exist any Indebtedness, except the following (collectively, “Permitted Indebtedness”):

(a)the Obligations;

~~(b)(i) Subordinated Debt incurred by Company after this Sixth Amendment Effective Date in an aggregate principal amount not to exceed $30,000,000, the proceeds of which have been immediately applied (x) first, as a prepayment of the Specified Unsecured Prepetition Debt prior to the final maturity date thereof so long as, and only to the extent that, both immediately before and immediately after giving effect thereto, the Payment Conditions are satisfied (or such proceeds shall be immediately deposited into escrow with a third party escrow agent subject to an escrow agreement in form and substance reasonably satisfactory to Agent and/or been set aside in a separate and segregated Deposit Account that is subject to a Deposit Account Control Agreement in favor of Agent and over which Agent has, subject to the Intercreditor Agreement, exclusive control, in either case, which proceeds shall only be released to repay the Specified Unsecured Prepetition Debt on the final maturity date thereof), and (y) second, solely to the extent that the Specified Unsecured Prepetition Debt has been repaid in full and so long as, and only to the extent that, the requirements in Section 10.2.8(b) are satisfied both immediately before and immediately after giving effect thereto, as a prepayment to the remaining installments of principal of the Term Loan in accordance with the Term Loan Agreement as in effect on the Sixth Amendment Effective Date (after giving effect to the terms of the third amendment thereto), and (ii) Subordinated Debt in an aggregate principal amount not to exceed $5,000,000;~~

(b)[reserved;]

(c)Permitted Purchase Money Debt and Capital Lease Obligations; provided that the aggregate amount of all Indebtedness incurred under this clause (c) does not exceed $~~2,000,000~~1,000,000 at any time;

(d)(i) Indebtedness outstanding on the Amendment No. 3 Effective Date and listed on Schedule 10.2.1 and (ii) Indebtedness under the Term Loan Facility (including any incremental facility thereunder), in the case of this clause (ii), in an aggregate principal amount not to exceed the Maximum Term Principal Obligations (as defined in the Intercreditor Agreement);

(e)Indebtedness with respect to Bank Products incurred in the Ordinary Course of Business and not for speculative purposes;

~~(f)(i) unsecured Indebtedness of an Obligor or Subsidiary that is incurred on the date of the consummation of a Permitted Acquisition or other acquisition of assets permitted hereunder solely for the purpose of consummating such Permitted Acquisition or such other acquisition so long as (A) no Event of Default has occurred and is continuing or would result therefrom, (B) such unsecured Indebtedness is not incurred for working capital purposes, (C) such unsecured Indebtedness does not mature prior to the date that is six (6) months after the Maturity Date, (D) such unsecured Indebtedness does not amortize until six (6) months after the Maturity Date, (E) such unsecured Indebtedness does not provide for the payment of interest thereon in cash or Cash Equivalents prior to the date that is six (6) months after the Maturity Date, and (F) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions~~

~~reasonably satisfactory to Agent, (ii) Indebtedness that is in existence prior to the date when a Person becomes a Subsidiary or that is secured by Equipment when acquired by Company or a Subsidiary, in each case, as part of a Permitted Acquisition, as long as such Indebtedness was not incurred in contemplation of such Person becoming a Subsidiary or such Permitted Acquisition; provided that for both clauses (i) and (ii), after giving effect to such Permitted Acquisition on a pro forma basis, the Net Senior Leverage Ratio is no greater than the Net Senior Leverage Ratio in effect immediately prior to such Permitted Acquisition;~~

(f)[reserved;]

(g)Permitted Contingent Obligations (excluding Permitted Surety Bonds);

(h)Indebtedness under Permitted Surety Bonds that does not exceed the lesser of (i) $20,000,000 in the aggregate at any time and (ii) the amount equal to the sum of (1) the amount outstanding as of the Eighth Amendment Effective Date and (2) $4,000,000;

(i)[reserved;]

(j)[reserved;]

(k)Specified Unsecured Prepetition Debt and Extended Prepetition Debt in an aggregate original principal amount  (excluding accrued and unpaid interest thereon) not to exceed $24,500,000;

(l)[reserved;]

(m)Refinancing Debt as long as each Refinancing Condition is satisfied;

(n)Intercompany Indebtedness of Borrowers and their Subsidiaries to the extent permitted by Section 10.2.5; provided that any such Indebtedness that is owed by an Obligor to a Subsidiary that is not an Obligor is subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

(o)financing of insurance premiums in the Ordinary Course of Business;

(p)Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), or cash management services, netting services, overdraft protection, and other like services, in each case incurred in the Ordinary Course of Business;

(q)~~unsecured Indebtedness owing to former employees, officers or directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase by Company of the Equity Interests of Company that have been issued to such Persons, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness and (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $500,000; provided that any such Indebtedness shall be treated as a Distribution and only be permitted to the extent permitted pursuant to Section 10.2.4;~~[reserved;]

(r)accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case on Indebtedness that otherwise constitutes Indebtedness permitted under this Section 10.2.1;

(s)Indebtedness incurred by Subsidiaries that are not Obligors in an aggregate principal amount not to exceed $2,500,000;

(t)to the extent constituting Indebtedness, customary purchase price adjustments, earn outs, indemnification obligations, unsecured guarantees thereof and similar items of Borrowers or any of their Subsidiaries in connection with ~~Permitted Acquisitions, other~~ acquisitions of assets permitted hereunder or Permitted Asset Dispositions;

(u)[reserved];

(v)~~Borrowers and their Subsidiaries may enter into~~Indebtedness under Hedging Agreements that are entered into in the Ordinary Course of Business and not for speculative purposes; and

(w)~~Indebtedness that is not included in any of the preceding clauses of this Section 10.2.1, is not secured by a Lien and does not exceed $5,000,000 in the aggregate at any time~~[reserved].

10.2.2Permitted Liens

. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a)Liens in favor of Agent;

(b)Purchase Money Liens securing Permitted Purchase Money Debt;

(c)Liens for Taxes not yet due and payable or being Properly Contested;

(d)statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Borrower or Subsidiary;

(e)Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of government tenders, bids, contracts (other than Indebtedness), leases (other than Capital Leases), statutory obligations, surety and appeal bonds, performance bonds and other similar obligations, as long as such Liens are at all times junior to Agent’s Liens;

(f)Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g)judgment Liens securing judgments not constituting an Event of Default;

(h)zoning restrictions, easements, rights-of-way, restrictions on use of real property, minor defects or irregularities of title and other similar encumbrances that do not secure any monetary obligation incurred in the Ordinary Course of Business which do not interfere with the Ordinary Course of Business;

(i)any interest or title or right of a lessor or sub-lessor under any lease or sub-lease entered into in the Ordinary Course of Business and covering only the assets so leased;

(j)normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection; and

(k)[reserved];

(l)[reserved];

(m)~~Liens on assets of an Excluded Subsidiary that secures Permitted Debt of such Excluded Subsidiary~~[reserved;]

(n)Liens securing Indebtedness under the Term Loan Facility and Refinancing Debt in respect thereof, so long as the holders of such Indebtedness remain subject to the Intercreditor Agreement;

(o)[reserved;]

(p)existing Liens shown on Schedule 10.2.2 as of the Amendment No. 3 Effective Date and any extensions or renewals thereof in connection with any Refinancing Debt with respect to such Indebtedness secured by such Liens;

(q)pledges and deposits made in the Ordinary Course of Business in compliance with workmen’s compensation, unemployment insurance and other social security laws and regulations;

(r)Liens securing Indebtedness permitted by Section 10.2.1(e);

(s)any license or sub-license entered into in the Ordinary Course of Business and not interfering with such Obligor’s or its Subsidiaries’ conduct of its respective business, and the interest of any non-exclusive licensors under license agreements (including, for the avoidance of doubt, relating to Intellectual Property);

(t)Liens arising from precautionary UCC financing statements filed in connection with operating leases;

(u)Liens on cash earnest money deposits made in connection with ~~Permitted Acquisitions or other~~ acquisitions of assets permitted hereunder;

(v)~~[reserved]~~Liens granted pursuant to the Third Lien Security Agreement on the Term Priority Collateral securing Extended Prepetition Debt, but only after the Third Lien Effective Date;

(w)[reserved];

(x)Liens granted in the Ordinary Course of Business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 10.2.1(o) hereof;

(y)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties not yet delinquent in connection with the importation of goods in the Ordinary Course of Business;

(z)[reserved]; ~~and~~

(aa)other Liens securing liabilities (other than Borrowed Money) in an aggregate amount not to exceed the lesser of (i) $5,000,000 at any time outstanding  and (ii) the amount outstanding as of the Eighth Amendment Effective Date.

Notwithstanding the foregoing, no Obligor shall incur any Liens on any ABL Priority Collateral except (i) Permitted Liens that arise by operation of law and are junior to Agent’s Lien on ABL Priority Collateral securing the Obligations and (ii) other Permitted Liens that are junior to Agent’s Lien on any ABL Priority Collateral securing the Obligations pursuant to the Intercreditor Agreement or another intercreditor agreement satisfactory to Agent containing terms no less favorable to Lenders in all material respects, taken as a whole, as the terms in the Intercreditor Agreement.

~~10.2.3Clean-Down~~

~~. Permit the aggregate amount of outstanding Loans (other than Protective Advances) to exceed $0 on each day during a fourteen (14) consecutive day period that begins on or after December 15, 2018 and ends on or before January 31, 2019, and, with respect to the Fiscal Year Ending December 28, 2019, (A) if the Junior Capital Raise Satisfaction Event (as defined in the Term Loan Agreement) has not occurred on or prior December 28, 2019, the aggregate amount of outstanding Loans (other than Protective Advances) shall not exceed $10,000,000 on (i) the last Saturday of December of such Fiscal Year and (ii) each day during a twenty (20) consecutive day period that includes the last Saturday of December of such Fiscal Year, and (B) if the Junior Capital Raise Satisfaction Event has occurred on or prior December 28, 2019, the aggregate amount of outstanding Loans (other than Protective Advances) shall not exceed $0 on (i) the last Saturday of December of such Fiscal Year and (ii) each day during a thirty-five (35) consecutive day period that includes the last Saturday of December of such Fiscal Year.~~

10.2.3[Reserved]

.

10.2.4Distributions; Upstream Payments

. Declare or make any Distributions, except Upstream Payments; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under the Term Loan Documents, under Applicable Law or in effect on the Amendment No. 3 Effective Date as shown on Schedule 9.1.15.

10.2.5Restricted Investments

. Make any Restricted Investment.

10.2.6Disposition of Assets

. Make any Asset Disposition, except a Permitted Asset Disposition, a disposition of Equipment under Section 8.4.2, or a transfer of Property by a Subsidiary or Obligor to a Borrower.

10.2.7[Reserved]

.

10.2.8Restrictions on Payment of Certain Debt

. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any Indebtedness, except:

(a)other than with respect to any Specified Unsecured Prepetition Debt and Extended Prepetition Debt, regularly scheduled payments of principal, interest and fees, but if such Indebtedness is Subordinated Debt, only to the extent permitted under any subordination agreement relating to such Indebtedness (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied);

~~(b)(i) any prepayment in respect of such Indebtedness on or after September 1, 2014 so long as the Payment Conditions are satisfied; (ii) subject to the last two provisos of this clause (b), any mandatory prepayments in respect of Indebtedness incurred under the Term Loan Facility or any Permitted First Lien Debt or any refinancing thereof so long as the Refinancing Conditions are satisfied with respect to such Refinancing Debt; provided that no such mandatory prepayments based on Excess Cash Flow (as defined in the Term Loan Agreement, or any comparable definition with respect to such Refinancing Debt) shall be made unless Specified Availability on the date of such prepayment, both immediately before and after giving pro forma effect to such prepayment, is greater than or equal to 15% of the Commitments at such time; and (iii) to the extent constituting Indebtedness, any mandatory prepayments in respect of Specified Unsecured Prepetition Debt to the extent required under the Plan of Reorganization in connection with a Restricted Payment described in clause (c) of the definition of “Upstream Payment”; provided that, notwithstanding anything in this Agreement to the contrary, (x) no prepayments (whether voluntary, mandatory, or otherwise) in respect of Indebtedness shall be made with any Junior Capital Proceeds (as defined in the Term Loan Agreement as in effect on the Sixth Amendment Effective Date) unless the Payment Conditions are satisfied, and (y) no Junior Capital Proceeds shall be applied to repay or prepay (whether voluntary, mandatory, or otherwise) Indebtedness incurred under the Term Loan Facility, any Permitted First Lien Debt, or any refinancing of any of the foregoing, prior to the repayment in full of the Specified Unsecured Prepetition Debt;~~

(b)(x) upon conversion of any Specified Unsecured Prepetition Debt to Extended Prepetition Debt, an initial payment to the holders of such Extended Prepetition Debt for application to the principal amount of such Extended Prepetition Debt, in an amount not to exceed 10% of the principal amount of such Extended Prepetition Debt outstanding immediately prior to such conversion so long as (i) such payment is made no earlier than December 15, 2019 and (ii) so long the Payment Conditions are satisfied and (y) a progress payment to the holders of Extended Prepetition Debt, for application to the principal amount of such Extended Prepetition Debt, in an amount not to exceed 15% of the principal amount of such Extended Prepetition Debt outstanding immediately prior to such payment (after giving effect to the payment made pursuant to subclause (x)) so long as (i) such payment is made after May 31, 2020, (ii) the Full Payment of the Term Loan Obligations shall have occurred prior to the making of such payment and (iii) the Lenders shall have confirmed to the Agent that there exists a capital structure satisfactory to them and that Company has satisfied any payment conditions such Lenders may impose in their sole discretion;

(c)any prepayments in connection with any refinancing of Indebtedness otherwise permitted hereunder so long as the Refinancing Conditions are satisfied with respect to such Refinancing Debt; and

(d)any payments upon conversion of any such Indebtedness into common stock of Company made solely in common stock of Company, in each case in connection with such conversion.

10.2.9Fundamental Changes

.

(a)Merge, combine or consolidate with any Person, or liquidate or wind up or dissolve itself (or suffer any liquidation or dissolution), or sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its Property, business or assets, whether in a single transaction or in a series of related transactions (including, in each case, pursuant to a Delaware LLC Division), except for (i) mergers or consolidations of a wholly-owned Subsidiary with another wholly-owned Subsidiary; provided that if any party to any such transaction is a Borrower, the surviving entity of such transaction shall be a Borrower; and if any party to any such transaction is an Obligor that is not a Borrower, the surviving entity of such transaction shall be an Obligor; (ii) mergers or consolidations of a wholly-owned Subsidiary into a Borrower; and (iii) sales, leases, transfers or other dispositions by a Subsidiary (the “Transferring Subsidiary”) of any or all of its assets (upon voluntary liquidation, winding up or dissolution (which shall be permitted so long as such Subsidiary’s assets are disposed of in accordance with this clause (iii)) or otherwise) to any other Subsidiary~~; provided~~ that ~~if such Transferring Subsidiary~~ is an Obligor ~~that is not a Borrower, such sale, lease, transfer or disposition shall be to an Obligor and~~; provided if such Transferring Subsidiary is a Subsidiary of a Borrower, such sale, lease, transfer or disposition shall be to such Borrower~~; and (iv) Permitted Acquisitions~~.

(b)~~Solely in the case of an Obligor,~~ change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; change its form or state of organization, except in each case under this clause (b) if (I) such Obligor shall have given Agent ten (10) Business Days prior written notice thereof and (II) Agent shall have taken all steps reasonably deemed necessary by Agent to maintain the validity, enforceability, perfection and priority of Agent’s security interest in the Collateral of ~~such~~the applicable Obligor, and Obligor shall have executed and delivered such documents, instruments and agreements requested by Agent in connection therewith.

10.2.10 Subsidiaries

. Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.14, 10.2.5 and 10.2.9; or permit any existing Subsidiary to issue any additional Equity Interests except directors’ qualifying shares.

10.2.11 Organic Documents

. Amend, modify or otherwise change any of its Organic Documents, except in connection with a transaction permitted under Section 10.2.9 or the deletion of Section 7 of the Amended and Restated Certificate of Incorporation of Company.

10.2.12 Tax Consolidation

. File or consent to the filing of any consolidated income tax return with any Person other than Company and Subsidiaries.

10.2.13 Accounting Changes

. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.14 Restrictive Agreements

. Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to secured Indebtedness permitted hereunder, as long as the restrictions apply only to collateral for such Indebtedness; (c) constituting customary restrictions on assignment in leases and other contracts; ~~or~~ (d) the Term Loan Documents (together with any refinancings, renewals, replacements or extensions thereof; and (e) the Third Lien Documents; provided that the Refinancing Conditions are satisfied and the restrictions contained in the Refinancing Debt are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced).

10.2.15 Hedging Agreements

. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.16 Conduct of Business

. Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

10.2.17 Affiliate Transactions

. Enter into or be party to any transaction with an Affiliate, except (a) transactions expressly permitted by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered and to the extent included in the Budget, and payment of customary directors’ fees and indemnities to the extent included in the Budget; (c) transactions solely among Obligors; (d) transactions with Affiliates consummated prior to the Amendment No. 3 Effective Date, as shown on Schedule 10.2.17; or (e) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

10.2.18 Plans

. Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date or establish any defined benefit plan.

10.2.19Amendments to Debt

.

(a)Amend, supplement or otherwise modify any document, instrument or agreement relating to (x) any Extended Prepetition Debt or (y) any other Subordinated Debt, if, in the case of this subclause (y), such modification (i) increases the principal balance of such Indebtedness, or increases any required payment of principal or interest; (ii) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (iii) shortens the final maturity date or otherwise accelerates amortization; (iv) increases the interest rate; (v) increases or adds any fees or charges; (vi) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Borrower or Subsidiary, or that is otherwise materially adverse to any Borrower, any Subsidiary or Lenders; or (vii) results in the Obligations not constituting “Designated Senior Indebtedness” or “Senior Debt” (or any other defined term having a similar purpose) under, and as defined in, any indenture or other agreement related to such Subordinated Debt, or otherwise not being fully benefited by the subordination provisions thereof.

(b)Amend, supplement or otherwise modify the Term Loan Documents or Term Loan Facility, if such modification would contravene the provisions of the Intercreditor Agreement.

(c)Amend, supplement or otherwise modify any document, instrument or agreement relating to the Specified Unsecured Prepetition Debt~~, if such modification shortens the final maturity or decreases the weighted average life thereof.~~ other than in connection with (i) the conversion of Specified Unsecured Prepetition Debt to Extended Prepetition Debt, (ii) the granting of Liens to the extent permitted under Section 10.2.2(v) and (iii) a Specified Unsecured Prepetition Debt Satisfaction Event.

10.2.20Term Priority Collateral Account

. Deposit any proceeds of ABL Priority Collateral in the Term Priority Collateral Account or deposit any proceeds of Term Priority Collateral in any Deposit Account other than the Term Priority Collateral Account.

10.3Financial Covenant.

 ~~As~~

10.3.1Fixed Charge Coverage Ratio

. Except during the Forbearance Period, as long as any Commitments or Obligations are outstanding, Borrowers shall maintain a Fixed Charge Coverage Ratio of at least 1.00 to 1.00 for each period of each period of twelve consecutive calendar months ~~while a Covenant Trigger Period is in effect,~~ commencing with the most recent period for which financial statements were, or were required to be, delivered hereunder ~~prior to the commencement of the Covenant Trigger Period~~.

10.3.2Minimum Unadjusted EBITDA.

Commencing with the month ending November 30, 2019, maintain as of the end of each month, Unadjusted EBITDA of not less than the applicable amount set forth below for each twelve (12) consecutive month period then ended set forth below:

Month Ending	Minimum Unadjusted EBITDA
November 30, 2019	$1,650,000
December 31, 2019	$9,990,000
January 31, 2020	$7,820,000
February 29, 2020	$4,550,000
March 31, 2020	$5,710,000

10.3.3Clean-Down

. The Borrowers shall not permit the aggregate amount of outstanding Loans (other than Protective Advances) to exceed (a) $15,000,000 on each day during the period that begins on December 22, 2019 and ends on December 28, 2019 and (b) $10,000,000 on each day during the period that begins on December 29, 2019 and ends on January 1, 2020.

10.3.4Variance.

(a)Measured as of the last Business Day of each week, not permit the aggregate amount of the actual disbursements of the type set forth in the line items in the Budget titled “Payroll & 401(k)” to exceed one hundred ten percent (110%) of the budgeted amount set forth in such line item in the Budget, for the immediately preceding two week period ending on such date.

(b)Measured as of the last Business Day of each week, not permit the aggregate amount of the actual disbursements of the type set forth in the line items in the Budget titled “Rent” to exceed one hundred ten percent (110%) of the budgeted amount set forth in such line item in the Budget, for the immediately preceding two week period ending on such date.

(c)Measured as of the last Business Day of each week, not permit the aggregate amount of the actual disbursements of the type set forth in the line items in the Budget titled “Taxes” to exceed one hundred ten percent (110%) of the budgeted amount set forth in such line item in the Budget, for the immediately preceding two week period ending on such date.

(d)Measured as of the last Business Day of each week, not permit the aggregate amount of the actual disbursements of the type set forth in the line items in the Budget titled “Commissions”, “Severance”, “Inventory”, “Freight” and “Other Disbursements” to exceed one hundred ten percent (110%) of the budgeted amount set forth in such line items in the Budget, for the immediately preceding four week period ending on such date.

(e)Measured as of the last Business Day of each week, not permit the aggregate amount of the actual professional fees, expenses and retainers of the type set forth in the line item in the Budget titled “Restructuring-related professional fees” incurred to exceed one hundred ten percent (110%) of the budgeted amount set forth in such line item in the Budget, for the immediately preceding four week period ending on such date.

SECTION 11.EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1Events of Default.

Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)Any Borrower fails to pay its Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

(b)(i) Any representation, warranty or other written statement of an Obligor made in a Budget and Variance Certificate is incorrect or misleading when given or (ii) any other representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c)An Obligor breaches or fail to perform any covenant contained in Section 8.1, 8.2.4, 8.2.5, 8.5, 8.6.2, 10.1.1, 10.1.2, 10.1.8, 10.1.11, 10.1.15, 10.1.17, 10.1.18, 10.1.19, 10.1.20, 10.2 or 10.3;

(d)An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has knowledge thereof or receives written notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e)A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor or third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f)Any breach or default of an Obligor occurs under (i) any Hedging Agreement with a net amount payable in excess of $~~2,500,000~~500,000; (ii) (x) any instrument or agreement relating to any Extended Prepetition Debt, or (y) any instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Indebtedness (other than the Obligations) in excess of $~~2,500,000~~500,000, if the maturity of or any payment with respect to such Indebtedness may be accelerated or demanded due to such breach, in the case of clause (i) and (ii) after giving effect to any applicable grace periods; ~~or~~ (iii) any “Event of Default” under and as defined in the Term Loan Facility or any refinancing thereof; or (iv) any default under the Third Lien Documents;

(g)Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $~~5,000,000~~1,000,000 (net of insurance coverage therefor that has not been denied by the insurer), unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise;

(h)A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $~~2,500,000~~500,000;

(i)An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor’s business for a material period of time; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs except as expressly permitted by Section 10.2.9;

(j)An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally (other than, for the avoidance of doubt, in connection with a Specified Unsecured Prepetition Debt Satisfaction Event); a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and: such Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by such Obligor, the petition is not dismissed within 30 days after filing, or an order for relief is entered in the proceeding;

(k)(A) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan; (B) an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or (C) any event similar to the foregoing occurs or exists with respect to a Foreign Plan, that in each of clauses (A) through (C), has resulted or would reasonably be expected to result in a Material Adverse Effect; or

(l)A Change of Control occurs.

11.2Remedies upon Default.

If an Event of Default described in Section 11.1(j) occurs with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b)terminate, reduce or condition any Commitment, or make any adjustment to the Borrowing Base;

(c)require Obligors to Cash Collateralize their LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d)exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Borrower agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Agent may conduct sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3License.

For purpose of enabling Agent to exercise rights and remedies under this Agreement and the other Loan Documents at such time as Agent shall lawfully be entitled to exercise such rights and remedies, each Obligor hereby grants to Agent an irrevocable, non-exclusive license, sub-license or other right to use, license or sub-license and otherwise exploit (without payment of royalty or other compensation to any Person) any or all Intellectual Property owned by Borrowers; provided, however, that such license (i) shall be subject to those exclusive licenses granted by Borrowers in effect on the Closing Date and those granted by any Borrower hereafter, to the extent conflicting, (ii) may be exercised, at the option of Agent, only upon the occurrence and during the continuation of an Event of Default, provided, further, that any license, sublicense or other transaction entered into by Agent in accordance herewith shall be binding upon Borrowers notwithstanding any subsequent cure of an Event of Default and (iii) shall apply to the use of the trademarks or service marks in connection with goods and services of similar type and quality to those theretofore sold by such Borrower under such trademark or service mark. The foregoing license or sublicense shall include access to all media in which any of the licensed or sublicensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof, subject to and solely to the extent permitted by any existing licenses or agreements relating thereto.

11.4Setoff.

At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section 11.4 are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5Remedies Cumulative; No Waiver.

11.5.1Cumulative Rights.

All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2Waivers.

No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12.AGENT

12.1Appointment, Authority and Duties of Agent.

12.1.1Appointment and Authority.

Each Secured Party appoints and designates Bank of America as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including the Intercreditor Agreement and any other intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise. Agent alone shall be authorized to determine eligibility and applicable advance rates under the Borrowing Base, whether to impose or release any reserve, or whether any conditions to funding or issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Secured Party or other Person for any error in judgment.

12.1.2Duties.

The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3Agent Professionals.

Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4Instructions of Required Lenders.

The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall Agent be required to take any action that it determines in its discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.

12.2Agreements Regarding Collateral and Borrower Materials.

12.2.1Lien Releases; Care of Collateral.

Secured Parties authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of a disposition or Lien that Borrowers certify in writing is a Permitted Asset Disposition or Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 14.1, with the consent of Required Lenders. Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder. Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2Possession of Collateral.

Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3Reports.

Agent shall promptly provide to Lenders, when complete, any field examination, audit or appraisal report prepared for Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrowers’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.

12.3Reliance By Agent.

Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy, e-mail or other electronic means) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.4Action Upon Default.

Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations) or assert any rights relating to any Collateral.

12.5Ratable Sharing.

If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Secured Parties participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.5.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against a Dominion Account without Agent’s prior consent.

12.6Indemnification.

EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE; PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT); PROVIDED FURTHER THAT NO SECURED PARTY SHALL HAVE ANY OBLIGATION TO INDEMNIFY ANY AGENT INDEMNITEE OR ISSUING BANK INDEMNITEE HEREUNDER TO THE EXTENT THAT SUCH CLAIM IS DETERMINED IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH AGENT INDEMNITEE OR ISSUING BANK INDEMNITEE. In Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.

12.7Limitation on Responsibilities of Agent.

Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8Successor Agent and Co-Agents.

12.8.1Resignation; Successor Agent.

Agent may resign at any time by giving at least ~~30~~3 days written notice thereof to Lenders and Borrowers. Required Lenders may appoint a successor to replace the resigning Agent, which successor shall be (a) a Lender or an Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders ~~and (provided no Default or Event of Default exists) Borrowers~~. If no successor agent is appointed prior to the effective date of Agent’s resignation, then Agent may appoint a successor agent that is a financial institution acceptable to it (which shall be a Lender unless no Lender accepts the role) or in the absence of such appointment, Required Lenders shall on such date assume all rights and duties of Agent hereunder. Upon acceptance by any successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. On the effective date of its resignation, the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have all rights and protections under the Loan Documents with respect to actions, omissions, circumstances or Claims relating to or arising while it was acting or transferring responsibilities as Agent or holding any Collateral on behalf of Secured Parties, including the indemnification set forth in Sections 12.6 and 14.2, and all rights and protections under this Section 12. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

12.8.2Co-Collateral Agent.

If appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9Due Diligence and Non-Reliance.

Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

12.10Remittance of Payments and Collections.

12.10.1 Remittances Generally.

All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 1:00 p.m. on a Business Day, payment shall be made by Lender not later than 3:00 p.m. on such day, and if request is made after 1:00 p.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.10.2 Failure to Pay.

If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for Base Rate Loans. In no event shall Borrowers be entitled to receive credit for any interest paid by a Secured Party to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

12.10.3 Recovery of Payments.

If Agent pays an amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from the Secured Party. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Secured Party. If any amounts received and applied by Agent to Obligations held by a Secured Party are later required to be returned by Agent pursuant to Applicable Law, such Secured Party shall pay to Agent, on demand, its share of the amounts required to be returned.

12.11Individual Capacities

. As a Lender, Bank of America shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

12.12Titles.

Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Arranger,” “Bookrunner” or “Agent” of any type shall have no right, power or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

12.13Bank Product Providers.

Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by the Loan Documents, including Sections 5.5, 14.3.3 and 12. Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.

12.14No Third Party Beneficiaries.

This Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Borrowers or any other Person. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

12.15Intercreditor Agreement and Subordination Agreements

. Each Lender hereunder (a) consents to the subordination of Liens provided for in the Intercreditor Agreement; (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the

Intercreditor Agreement or any other subordination or intercreditor agreement pertaining to any Subordinated Debt; (c) authorizes and instructs Agent to enter into the Intercreditor Agreement as ABL Agent on behalf of such holder of “ABL Obligations” (as defined therein); ~~and~~ (d) authorizes and instructs Agent to enter into any other subordination or intercreditor agreement pertaining to any Subordinated Debt on behalf of itself and the Lenders, and (e) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Lender. Each Lender hereby acknowledges that it has received and reviewed the Intercreditor Agreement.

SECTION 13.BENEFIT OF AGREEMENT; ASSIGNMENTS

13.1Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender. The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to any Obligor, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement.

13.2Participations.

13.2.1Permitted Participants; Effect.

Subject to ~~Section~~Sections 13.3.3 and 13.5, any Lender may, sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if it had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.8 unless Borrowers agree otherwise in writing.

13.2.2Voting Rights.

Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor or substantially all Collateral.

13.2.3Participant Register.

Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrowers, maintain a register in which it enters the

Participant’s name, address and interest in Commitments, Loans (and stated interest) and LC Obligations. Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant’s interest is in registered form under the Code.

13.2.4Benefit of Setoff.

Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3Assignments.

13.3.1Permitted Assignments.

 ~~A~~ Subject to Section 13.5, a Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

13.3.2Effect; Effective Date.

Upon delivery to Agent of an assignment notice in the form of Exhibit B and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder; provided, that such Eligible Assignee (for the avoidance of doubt, including any Eligible Assignee that is already a Lender hereunder at the time of assignment) shall not be entitled to receive any greater payment under Section 5.8 than that which its assignor would have been entitled to receive had no such assignment occurred, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after such assignment. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with Section 5.9 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

13.3.3Certain Assignees.

No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person. Agent shall have no obligation to determine whether any assignment is permitted under the Loan Documents. Any assignment by a Defaulting Lender must be accompanied by satisfaction of its outstanding obligations under the Loan Documents in a manner satisfactory to Agent, including payment by the Eligible Assignee or Defaulting Lender of an amount sufficient upon distribution (through direct payment, purchases of participations or other methods acceptable to Agent in its discretion), to satisfy all funding and payment liabilities of the Defaulting Lender. If any assignment by a Defaulting Lender (by operation of law or otherwise) does not comply with the foregoing, the assignee shall be deemed a Defaulting Lender for all purposes until compliance occurs.

13.3.4Register.

Agent, acting solely for this purpose as an agent of Borrowers, shall maintain (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and the Loans, interest and LC Obligations owing to, each Lender. Entries in the register shall be conclusive, absent manifest error, and Borrowers, Agent and Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. Agent may choose to show only one Borrower as the borrower in the register, without any effect on the liability of any Obligor with respect to the Obligations. The register shall be available for inspection by Borrowers or any Lender (with respect to any such Lender’s Loans), from time to time upon reasonable notice.

13.4Replacement of Certain Lenders.

If a Lender (a) within the last 120 days failed to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) within the last 120 days gave a notice under Section 3.5 or requested payment or compensation under Section 3.7 or 5.8 (and has not designated a different Lending Office pursuant to Section 3.8), then Agent or Borrower Agent may, upon 10 days’ notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment and Acceptance(s), within 20 days after the notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

13.5Restriction on Assignments and Participations

. Except for assignments of all but not less than all of the Commitments and Obligations at par to Term Loan Agent upon Term Loan Agent’s exercise of the purchase option under Section 3.1 of the Intercreditor Agreement, no Lender may sell, assign, transfer, grant a participation in, or otherwise dispose of its Commitments or Obligations without the consent of each other Lender unless it has first offered to each other Lender the option to participate in such sale, assignment, transfer, participation or other disposition on a pro rata basis and it has afforded each other Lender not less than 10 Business Days to respond to such offer. All sales, assignments, transfers, grants of participations or other dispositions of Commitments or Obligations by any Lender under this Agreement are subject to the right of first refusal set forth in Section 7 of the Intercreditor Agreement.

SECTION 14.MISCELLANEOUS

14.1Consents, Amendments and Waivers.

14.1.1Amendment.

Except as provided in Section 1.5, no modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that

(a)without the prior written consent of Agent, no modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)without the prior written consent of Issuing Bank, no modification shall alter Section 2.2 or any other provision in a Loan Document that relates to Letters of Credit or any rights, duties or discretion of Issuing Bank;

(c)without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); provided that no modification or amendment entered into pursuant to the terms of Section 1.5 shall constitute a reduction in the rate of interest or fees for purposes of this clause (c); (iii) extend the Revolver Termination Date; or (iv) amend this clause (c);

(d)without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall (i) alter Section 5.5.2 or 14.1.1; (ii) amend the definition of Applicable Margin (if the effect thereof is to lower the interest rate), Borrowing Base, Accounts Formula Amount, Credit Card Formula Amount~~,~~ or Inventory Formula ~~Amount or Seasonal Formula~~ Amount (or any defined term used in such definitions, if the effect of such amendment is to increase borrowing availability), Pro Rata or Required Lenders; (iii) release all or substantially all Collateral; (iv) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations; or (v) waive any condition set forth in Section 6.1;

(e)without the prior written consent of the Lead Arranger, modify or amend the fee letter described in clause (b) of the definition of “Fee Letter”; and

(f)without the prior written consent of a Secured Bank Product Provider, no modification shall affect its relative payment priority under Section 5.5.2.

(g)Agent and Borrower Agent may amend any Loan Document (i) to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender, (ii) to correct, amend, cure any ambiguity, inconsistency, defect or correct any typographical error or other manifest error in this Agreement or any other Loan Document, (iii) to comply with local law or advice of local counsel in respect of a Security Document or (iv) to cause a Security Document to be consistent with this Agreement and other Loan Documents. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.

14.1.2Limitations.

The agreement of Borrowers shall not be required for any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves. Only the consent of the parties to any agreement relating to fees or a Bank Product shall be required for modification of such agreement, and no Bank Product provider (in such capacity) shall have any right to consent to modification of any Loan Document other than its Bank Product agreement. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.3Payment for Consents.

No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2Indemnity.

EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.3Notices and Communications.

14.3.1Notice Address.

Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given, if to any Borrower, to it at School Specialty, Inc., W6316 Design Drive; Greenville, WI  54942; Attn: Chief Financial Officer; Telecopy (920) 882-5863, and, if to any other Person, at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.2, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Borrowers.

14.3.2Electronic Communications; Voice Mail.

Electronic mail and internet websites may be used only for routine communications, such as delivery of Borrower Materials, administrative matters, distribution of Loan Documents, and matters permitted under Section 4.1.4. Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.

14.3.3Platform.

Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by Agent (“Platform”). Borrowers shall notify Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to Secured Parties on the Platform, and Obligors and Secured Parties acknowledge that “public” information is not segregated from material non-public information on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. Secured Parties acknowledge that Borrower Materials may include material non-public information of Obligors and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Obligor’s securities. No Agent Indemnitee shall have any liability to Borrowers, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials and other information through the Platform or over the internet.

14.3.4Non-Conforming Communications.

Agent and Lenders may rely upon any communications purportedly given by or on behalf of any Borrower even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of a Borrower.

14.4Performance of Borrowers’ Obligations.

Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section 14.4 shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred until paid in full at the Default Rate applicable to Base Rate Loans. Any payment made or action taken by Agent under this Section 14.4 shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5Credit Inquiries.

Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

14.6Severability.

Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7Cumulative Effect; Conflict of Terms.

The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8Counterparts; Execution.

Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement. Any electronic signature, contract formation on an electronic platform and electronic record-keeping shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

14.9Entire Agreement.

Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

14.10Relationship with Lenders.

The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

14.11No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and any arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrowers and their Affiliates, on one hand, and Agent, any Lender, any of their Affiliates or any arranger, on the other hand; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

14.12Confidentiality.

Each of Agent, Lenders and Issuing Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section 14.12, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) with the consent of Borrower Agent; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 14.12 or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers, or (i) on a confidential basis to a provider of a Platform. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may use Borrowers’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered. A Person required to maintain the confidentiality of Information pursuant to this Section 14.12 shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law.

14.13GOVERNING LAW

. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

14.14Consent to Forum; Bail-In of EEA Financial Institutions

.

14.14.1 Forum.

EACH BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

14.14.2Other Jurisdictions.

Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.14.3Acknowledgement and Consent to Bail-In of EEA Financial Institutions

. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Secured Party) acknowledges that any liability arising under a Loan Document of any Secured Party that is an EEA Financial Institution, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority, and agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising under any Loan Documents which may be payable to it by any Secured Party that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

14.15Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

14.15.1In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

14.15.2As used in this Section 14.15, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

~~14.15~~14.16Waivers by Borrowers

. To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent, Issuing Bank or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

~~14.16~~14.17Patriot Act Notice

. Agent and Lenders hereby notify Borrowers that pursuant to the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth. Borrowers shall, promptly upon request, provide all documentation and other information as Agent, Issuing Bank or any Lender may request from time to time in order to comply with any obligations under any “know your customer,” anti-money laundering or other requirements of Applicable Law, including the Patriot Act and Beneficial Ownership Regulation.

~~14.17~~14.18NO ORAL AGREEMENT

. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

~~14.18~~14.19Intercreditor Agreement Governs

. As between Agent and the Secured Parties on the one hand and the agent and lenders under the Term Loan Facility on the other hand, in the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement with respect to the Collateral, the provisions of the Intercreditor Agreement shall govern.

[Remainder of page intentionally left blank; signatures begin on following page.]

EXHIBIT C
to
EIGHTH AMENDMENT TO LOAN AGREEMENT AND
FORBEARANCE AGREEMENT

Exhibit C

[See attached.]

EXHIBIT C

to

Loan Agreement

COMPLIANCE CERTIFICATE

Date _________, 20__

Bank of America, N.A., as Agent

135 S. LaSalle Street, 4th floor

Mail Code IL4-135-04-25

Chicago, IL 60603

The undersigned, the chief financial officer of SCHOOL SPECIALTY, INC., a Delaware corporation ("Company" or the "Borrower Agent"), as Borrower Agent, gives this certificate (this "Certificate") to BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (in such capacity, "Agent"), in accordance with the requirements of Section 10.1.2(d) of that certain Loan Agreement dated as of June 11, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), among Company, the other borrowers party thereto, the other guarantors party thereto (the "Guarantors"), the financial institutions party to the Loan Agreement from time to time as lenders (collectively, "Lenders") and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders ("Agent") and Issuing Bank.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Loan Agreement.  I have reviewed and am familiar with the contents of this Certificate.

1.[Based upon my review of the [audited][unaudited] balance sheets of Company and its Subsidiaries, together with related statements of income, cash flow and [shareholders' equity],1 for the [Fiscal Quarter][Fiscal Year][month] ending ________________, 20 __, copies of which are attached hereto, collectively, as Annex A, I hereby certify that:]2

(a)[The Company is in compliance with Section 10.3 of the Loan Agreement;]3

(b)[The Fixed Charge Coverage Ratio of the Company at the end of twelve consecutive months ending ____ equaled ___ to 1.0.]

(c)[EBITDA of the Company and its Subsidiaries at the end of the twelve (12) consecutive month period ending ____ equaled $_______.]

(d)[The aggregate amount of outstanding Loans (other than Protective Advances) [was][was not] greater than $15,000,000 on each day during the period that began on December 22, 2019 and ended on December 28, 2019 [and $10,000,000 on each day during the period that began on December 29, 2019 and ended on January 1, 2020.]4] 5

1 Shareholders' equity is only required to be delivered with the Fiscal Year financial deliveries required under Section 10.1.2 of the Loan Agreement.

2 To be included if accompanying annual, quarterly or monthly financial statements only.

3 Borrowers shall maintain a Fixed Charge Coverage Ratio of at least 1.00 to 1.00 for each period of twelve consecutive calendar months while a Covenant Trigger Period is in effect, commencing with the most recent period for which financial statements were, or were required to be, delivered hereunder prior to the commencement of the Covenant Trigger Period.

4 To be included in the Compliance Certificate delivered for the month ended January 31, 2020.

5 To be included in the Compliance Certificate delivered for the month ended December 31, 2019 and January 31, 2020.

2.No Event of Default exists on the date hereof, other than ________________ __________________________________________________ [if none, so state].

3.[Attached hereto as Annex A, for Company and its Subsidiaries for the Fiscal Year ended [_____], are balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on consolidated and consolidating bases for Company and its Subsidiaries, which consolidated statements are audited and certified (without any “going concern” or like qualification or exception or any qualification or exception as to scope of audit) by [●]6, setting forth in comparative form corresponding figures for the preceding Fiscal Year. Also attached hereto as Annex A are copies of all management letters and other material reports submitted to Borrowers by their accountants in connection with such financial statements.]7

4.[Attached hereto as Annex A, for Company and its Subsidiaries, for the Fiscal Quarter ended [_____], are unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Company and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes.]8

5.[Attached hereto as Annex A, for Company and its Subsidiaries, for the month ended [_____], are unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Company and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes.]9

6.[Attached hereto as Annex B, and pursuant to Section 10.1.2(f) of the Loan Agreement are projections of Company’s consolidated balance sheets, results of operations, cash flow and Availability for the next Fiscal Year, month by month and for the next three Fiscal Years, year by year.]

7.Attached hereto as Annex C is a schedule showing reasonably detailed calculations of the Fixed Charge Coverage Ratio.

8.Attached hereto as Annex D is a schedule showing reasonably detailed calculations of EBITDA.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

6 A firm of independent certified public accountants of recognized standing selected by Company and acceptable to Agent.

7 To be included if accompanying annual financial statements only, beginning with the fiscal year ended December 31, 2013.

8 To be included if accompanying quarterly financial statements only.

9 To be included if accompanying monthly financial statements only.

C-2

Company has caused this Compliance Certificate to be executed and delivered by its chief financial officer, this ____ day of ___________________, 20 __.

SCHOOL SPECIALTY, INC., as Borrower Agent

By:

Name:

Title:Chief Financial Officer

C-3

EXHIBIT D
to
EIGHTH AMENDMENT TO LOAN AGREEMENT AND
FORBEARANCE AGREEMENT

Exhibit G, Exhibit H and Exhibit I

[See attached.]